Execution Version

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER

DATED JULY 31, 2019

BY AND AMONG

BRIGHT MOUNTAIN MEDIA, INC.,

A FLORIDA CORPORATION

(THE “PARENT”)

BRIGHT MOUNTAIN ISRAEL ACQUISITION LTD.,

AN ISRAELI CORPORATION (IN FORMATION)

(THE “MERGER SUB”)

SLUTZKY & WINSHMAN, LTD.,

AN ISRAELI CORPORATION

(“S&W”)

AND

THE SHAREHOLDERS OF S&W

(THE “SHAREHOLDERS”)

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION.		2

1.1.	In this Agreement:	2
1.2.	Interpretation.	10

2. ACQUISITION OF S&W BY PARENT; CLOSING; TREATMENT OF S&W OPTIONS; THE MERGER.		12

2.1.	Sale of the Ordinary Shares.	12
2.2.	Closing	12
2.3.	The Merger	12
2.4.	Effect on Share Capital	13
2.5.	Treatment of S&W Options.	13
2.6.	S&W Employee Parent’s Common Stock	15

3. REPRESENTATIONS AND WARRANTIES OF S&W.		15

3.1.	Organization and Good Standing	16
3.2.	Authority and Enforcement	16
3.3.	Ownership of Ordinary Shares	16
3.4.	No Conflicts or Defaults	17
3.5.	Consents of Third Parties	17
3.6.	Actions Pending	17
3.7.	S&W Financial Statements	17
3.8.	Assets	18
3.9.	Intellectual Property	18
3.10.	Books and Records	19
3.11.	Contracts	20
3.12.	Compliance with Laws.	20
3.13.	Insurance	21
3.14.	Brokers	21
3.15.	Employees	21
3.16.	Taxes	21
3.17.	No Adverse Changes	22
3.18.	No Other Actions	22
3.19.	Disclosure	22
3.20.	Bad Actor Disqualifying Event	22

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.		23

4.1.	Power and Authority	23
4.2.	Ownership of Ordinary Shares	23
4.3.	Consents and Approvals	24
4.4.	Investment Representations	24
4.5.	Information on Parent	24
4.6.	Disclosure	25
4.7.	Bad Actor Disqualifying Event	25

5. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.		25

5.1.	Organization and Good Standing	25
5.2.	Authority and Enforcement	25
5.3.	No Conflicts or Defaults	26
5.4.	Consideration Shares	26
5.5.	Consents and Approvals	26
5.6.	Actions Pending	26
5.7.	SEC Reports	26
5.8.	Disclosure	27
5.9.	Disclaimer of Other Representations and Warranties	27

6. COVENANTS; ADDITIONAL AGREEMENTS.		28

6.1.	Conduct of Business Prior to the Closing	28
6.2.	Access to Information	29
6.3.	No Solicitation of Other Bids	29
6.4.	Notice of Certain Events	30
6.5.	Confidentiality	31
6.6.	Closing Conditions	31
6.7.	Transfer Taxes	31
6.8.	Further Assurances	31
6.9.	Press Releases and Communications	32
6.10.	103K Ruling	32
6.11.	Director and Officer Indemnification	32
6.12.	Post Closing Obligations	33
6.13.	The Merger Plan	33
6.14.	Post Closing Accounts Receivable Reconciliation	35

7. CLOSING CONDITIONS.		36

7.1.	Conditions Precedent to Parent’s and Merger Sub’s Obligation to Close.	36
7.2.	Conditions Precedent to S&W and Shareholders’ Obligations to Close	37

8. DOCUMENTS TO BE DELIVERED AT CLOSING.		39

8.1.	Documents to be Delivered by the Shareholders	39
8.2.	Documents to be Delivered by Parent and Merger Sub	39
8.3.	Escrow Share Certificates	40

9. INDEMNIFICATION AND RELATED MATTERS.		40

9.1.	Survival of Representations and Warranties	40
9.2.	Indemnification by Shareholders	41
9.3.	Indemnification by Parent	41
9.4.	Limitations	41
9.5.	Order of Recovery	41
9.6.	Procedure for Indemnification	42
9.7.	Time for Assertion	43
9.8.	Net Amounts	43
9.9.	Sole Remedy	43

10. RESERVED.		43

ii

11. TERMINATION.		44

11.1.	Termination prior to Closing	44
11.2.	Termination following Closing	44
11.3.	Effect of Termination	44

12. MISCELLANEOUS.		45

12.1.	Expenses	45
12.2.	Notices	45
12.3.	Interpretation	46
12.4.	Headings	46
12.5.	Severability	46
12.6.	Entire Agreement	46
12.7.	Successors and Assigns	46
12.8.	No Third-party Beneficiaries	47
12.9.	Amendment and Modification; Waiver	47
12.10.	Specific Performance	47
12.11.	Counterparts	47
12.12.	Jurisdiction and Governing Law	48
12.13.	Role of Counsel	48
12.14.	Conflict Waiver; Attorney-Client Privilege	48

Schedules:

Schedule A	Schedule of Shareholders
Schedule B	Schedule of S&W Options
Schedule C	Schedule of Affiliate Shareholders
Schedule 3	S&W Disclosure Schedules

Exhibits:

Exhibit A-1	Form of Employment Agreement for Joey Winshman
Exhibit A-2	Form of Consulting Agreement for Nadav Slutzky
Exhibit A-3	Form of Consulting Agreement for Eli Desatnik
Exhibit B	Form of Lock-Up Leak-Out Agreement
Exhibit C	Form of Director Indemnification Agreement
Exhibit D	Form of Note
Exhibit E	Form of Affiliate Lock-Up Agreement
Exhibit F	Form of Regulation S Representation Letter

iii

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER

This Share Exchange Agreement and Plan of Merger (the “Agreement”) dated July 31, 2019, is between and among Bright Mountain Media, Inc. (“Parent”), a corporation organized under the laws of the State of Florida, having an office for the transaction of business at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, Bright Mountain Israel Acquisition Ltd (or any other name approved by the Companies Registrar (as defined below)), an Israeli company (in formation) and wholly-owned subsidiary of Parent (the “Merger Sub”), Slutzky & Winshman Ltd. (“S&W”), a corporation organized under the laws of the State of Israel, having an office for the transaction of business at 4 Ha’Sadnaot Street, Tel-Aviv, Israel 46728, and the shareholders of S&W listed on the signature page and Schedule A hereto, constituting all of the shareholders of S&W (collectively, the “Shareholders” and individually a “Shareholder”), each having an address set forth on Schedule A hereto.

WHEREAS, the Shareholders own all of the issued and outstanding Ordinary Shares (as hereinafter defined) of S&W;

WHEREAS, the Merger Sub is an entity formed on or prior to Closing for the specific purpose of facilitating the transactions herein contemplated;

WHEREAS, Parent, desires to acquire from the Shareholders, and the Shareholders desire to transfer to the Parent, all of the Ordinary Shares in exchange for the Purchase Price (as hereinafter defined), making S&W upon the closing of the transaction herein contemplated a wholly-owned subsidiary of Parent, on the terms and conditions set forth below (the “Acquisition”);

WHEREAS, the Parties hereto intend that, following the Acquisition, Merger Sub will merge with and into S&W, then, a wholly-owned subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law, 5759-1999 of the State of Israel (the “ICL”), following which, Merger Sub will cease to exist;

WHEREAS, the Parties intend for the Acquisition and the Merger to be steps in one integrated transaction contingent on full consummation of the entire transaction, and that in case the Merger is not consummated then the Acquisition shall also be null and void;

WHEREAS, the Board of Directors of S&W has determined that this Agreement, the Acquisition, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, S&W and its shareholders;

WHEREAS, the Board of Directors of Parent and Merger Sub has (i) determined that the Acquisition, the Merger and the other transactions herein contemplated and this Agreement is fair to and in the best interests of Parent and Merger Sub, and has approved this Agreement in accordance with the provisions of applicable Law and approved the transactions contemplated by this Agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that Merger Sub or S&W will be unable to fulfill its obligations to their creditors, and (iii) recommended that Parent, as the sole shareholder of Merger Sub and, following the Acquisition, of S&W, vote to approve the Merger;

WHEREAS, as a condition to Shareholders’ entering into this Agreement and as an inducement thereto, Parent and Merger Sub is agreeing to take specified actions in furtherance of the Merger, subject to and in accordance with the terms and conditions set forth in this Agreement.

WHEREAS, the Parties intend that the Acquisition, the Merger and the other transaction contemplated herein, shall qualify as one transaction which is a tax-free “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, or such other tax free reorganization or restructuring provisions as may be available under the Code.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, the Parties agree, as follows:

1. DEFINITIONS AND INTERPRETATION.

1.1. In this Agreement:

“102 Options” means S&W Options (whether or not vested) held by any Person granted and subject to Taxes pursuant to Section 102(b)(2) of the Ordinance, as set forth on Schedule B hereto;

“102 Trust Period” means the minimum trust period required by the capital gains track of Section 102(b)(2) of the Ordinance;

“102 Trustee” means ESOP Management & Trust Services Ltd., acting as the trustee appointed by S&W in accordance with the provisions of the Ordinance and approved by the ITA to hold 102 Options granted under S&W Option Plan;

“103K Trustee” means ESOP Management & Trust Services Ltd., which will serve as a trustee in connection with Consideration Shares issued to the Shareholders for the purposes of Section 103K of the Ordinance;

“3(i) Options” means S&W Options (whether or not vested) held by any Person and subject to Taxes pursuant to Section 3(i) of the Ordinance, as set forth on Schedule B hereto;

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity;

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise;

“Bad Actor Disqualification Event” means disqualification described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Bad Actor Disqualifying Event contemplated by Rule 506(d)(2) or (d)(3)of the Securities Act;

“Balance Sheet Date” means December 31, 2018;

“Parent’s Common Stock” means the common stock, $0.001 par value per share, of the Parent;

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business;

“Parent’s Compensation Plans” shall mean the stock option and/or equity compensation plans of the Parent which are in place on the Closing Date and the Israeli Sub-Plan (as such term is defined under Section 2.5.6);

“Closing” means the closing of the sale of the Ordinary Shares in accordance with the terms, and subject to the conditions, of this Agreement;

“Closing Date” means the first Business Day following the satisfaction of the closing conditions described in Section 7 herein, or such other date as the Parties shall mutually agree upon in writing;

“Code” means the Internal Revenue Code of 1986, as amended;

“Commission” means the United States Securities and Exchange Commission;

“Consideration Shares” means an aggregate of 13,000,000 shares of Parent’s Common Stock;

“Contracts” means all written contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures;

“Escrow Account” means the account designated by the Escrow Agent to hold the Escrow Share Amount;

“Escrow Agent” means Pearlman Law Group LLP;

“Escrow Agreement” means the Escrow Agreement among Parent, Shareholders and the Escrow Agent, to be executed and delivered at the Closing, in the form and substance to be agreed upon between the Parties prior to Closing;

“Escrow Share Amount” means such number of Consideration Shares obtained (rounded to the nearest whole share) by dividing (i) $3,166,049 by (ii) the Price Per Parent Share, to be deposited with the Escrow Agent and held in escrow pursuant to this Agreement and the Escrow Agreement;

“Escrow Share Certificates” means the stock certificate(s) representing the number of shares of Consideration Shares equal to the Escrow Share Amount;

“Exchange” means the NYSE American LLC or NASDAQ Capital Market;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Governmental Entity” means any applicable Israeli or United States federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction;

“Governmental Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity;

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not;

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to any Income Tax, including any schedule or attachment thereto, and including any amendment thereof;

“Intellectual Property” means all rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Entity, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Entity-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (i) all rights to any Actions of any nature available to or being pursued by S&W to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages;

“Intellectual Property Agreements” means Contracts (including any right to receive or obligation to pay royalties or any other consideration), (A) pursuant to which a third party has licensed or granted any right to S&W or any of its Subsidiaries in any Intellectual Property to which S&W is a party, beneficiary or otherwise bound, excluding (i) licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms and other licenses that are generally available to any requesting party on standard terms with nondiscriminatory pricing (“Off the shelf software”), (ii) licenses of open source, public source, or freeware license, (iii) non-disclosure Contracts entered into in the ordinary course of business consistent with past practice, and (iv) employment agreement entered into in the ordinary course of business consistent with past practice; and (B) pursuant to which S&W or any of its Subsidiaries has granted or provided any third party any rights or licenses to any Intellectual Property Assets (including rights to use, distribute or resell any Intellectual Property Assets) or has agreed to or is required to provide or perform any services related to any Intellectual Property Assets, excluding (i) non-disclosure or evaluation Contracts entered into in the ordinary course of business consistent with past practice, and (ii) Contracts for the sale, license, support or service of Intellectual Property Assets in the ordinary course of business consistent with past practice pursuant to its standard customer Contract;

“Intellectual Property Assets” means all Intellectual Property that is owned by, or claimed to be owned by, S&W;

“Intellectual Property Registrations” means all Intellectual Property Assets owned by, or filed in the name of, S&W that have been registered, filed, certified or otherwise recorded by, to or with any Governmental Entity or authorized public or quasi-public registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing;

“ITA” means the Israel Tax Authority, any successor thereto or any Taxing authority of the government of Israel;

“Law” means any Israeli or U.S. statute, law, ordinance, regulation, rule, code, or executive order;

“Liability” or “Liabilities” mean any and all monetary debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. GAAP to be reflected in financial statements or disclosed in the notes thereto;

“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which the Parent, S&W, Merger Sub or any Shareholder is a party by reason of the occurrence of (i) a violation, breach or default thereunder by the Parent, S&W, Merger Sub or any Shareholder, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by the Parent, S&W, Merger Sub or any Shareholder, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of the Parent, S&W, Merger Sub or any Shareholder;

“Material Adverse Effect” means any continued and remedied effect or change that is materially adverse to the business, assets, condition (financial or otherwise), operating results, or operations of Parent, S&W, Merger Sub or any Shareholder, as the case may be, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby; provided, however, that, with respect to S&W and the Shareholders, in no event shall any of the following effects or changes (either by itself or when aggregated or taken together with any and all of the other following effects or changes), be deemed to be or constitute, and no effect or change (either by itself or when aggregated or taken together with any and all of the other following effects or changes) resulting from or arising out of any of the following, shall be taken into account when determining whether or not a Material Adverse Effect has occurred or is reasonably likely to occur: (i) effects or changes in, or conditions generally affecting, the economy, the financial or capital markets (including prevailing interest rate, exchange rate and stock market levels), or the industry in which S&W or any of its Subsidiaries operates, provided, further, however that such changes or conditions do not have a materially disproportionate or unique effect on S&W relative to other companies operating in the industry in which S&W or any of its Subsidiaries operates; (ii) any changes in applicable Laws, rules or regulations, or in GAAP, or in the official interpretation of any of the foregoing by any Person (other than only S&W), provided, further, however that such changes do not have a materially disproportionate or unique effect on S&W relative to other companies operating in the industry in which S&W operates; (iii) an outbreak or escalation of acts of war, armed hostilities or terrorism or any other national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing or any other effect or change resulting from earthquake, fire, storm, flood or other acts of god that do not have a materially disproportionate or unique effect on S&W relative to other companies operating in the industry in which S&W operates; (iv) any failure by S&W or any of its Subsidiaries to meet any projections, forecasts or estimates of its consolidated revenue, bookings or earnings, in and of itself (it being understood that for the purposes of this sub-section (iv), any underlying cause(s) of any such failure may be deemed to constitute, in and of itself, a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred, is reasonably likely to occur, would reasonably be expected to occur, or would occur); (v) effects or changes resulting from any action taken by S&W, as required under this Agreement or which Parent and Merger Sub has specifically approved in writing or the failure to take any action prohibited by this Agreement; and (vi) any effect or change resulting from the execution, pendency, announcement or consummation of the transactions contemplated by this Agreement;

“Notes” mean the promissory notes in the form attached hereto as Exhibit D in the aggregate principal amount of $750,000 issued to the Shareholders at Closing;

“Optionholder” shall mean a holder of S&W Options;

“Option Exchange Ratio” shall mean, in connection with an S&W Option, a fraction, the numerator of which shall equal the Purchase Price per Share minus the exercise price of such S&W Option and the denominator of which shall be the Price per Parent Share;

“Ordinance” means the Israeli Income Tax Ordinance, 1961, as amended, and the rules and regulations promulgated thereunder;

“Ordinary Shares” means ordinary shares of S&W with par value NIS 0.01 each;

“Parties” means collectively, the Parent, S&W, Merger Sub and the Shareholders;

“Party” means the Parent, S&W, Merger Sub or any Shareholder, individually;

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity;

“Person” means a natural person, company, corporation, partnership, association, trust or organization;

“Price Per Parent Share” means the average last sale price of Parent’s Common Stock as reported on the OTCQB Tier of the OTC Markets for the five (5) trading days ending on (and inclusive of) the trading day that is two (2) full trading days prior to (and not inclusive of) the Closing Date;

“Purchase Price” means a price equal to (i) the Price Per Parent Share multiplied by the number of the Consideration Shares which shall be tendered by the Parent to the Shareholders at Closing; plus (ii) $750,000;

“Purchase Price per Share” means (i) the Purchase Price, divided by (ii) the number of Ordinary Shares owned by the Shareholders and the number of Ordinary Shares underlying the S&W Options;

“Regulation S Representation Letter” means the Regulation S Representation Letter substantially the form attached hereto as Exhibit F;

“Representative” means, with respect to any Person, any and all directors, officers, shareholders, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person;

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act;

“Shareholders’ Fundamental Representations” means the representations and warranties of the Shareholders set forth in Section 4.1 (Power and Authority), and Section 4.2 (Ownership of Ordinary Shares);

“S&W Asset” means the tangible assets and products of S&W as of the Closing, including the Intellectual Property Assets, and any derivative products developed following the Closing, whether by the Shareholders, the Parent, the Merger Sub or any of their respective Affiliates or any of their respective employees, consultants or services providers, which are based on the Intellectual Property Assets;

“S&W Business Description” shall mean a comprehensive description of the business and operations of S&W which complies with the requirements of Item 1.01 of Regulation S-K promulgated under the Securities Act as determined by the Parent in its sole discretion;

“S&W Closing Financial Statements” shall mean audited consolidated financial statements of S&W for the years ended December 31, 2018 and 2017 prepared in accordance with U.S. GAAP and the rules and regulations of the Commission and accompanied by an unqualified opinion of S&W’s independent auditor, together with unaudited consolidated financial statements for the subsequent periods prescribed by the rules and regulations of the Commission, prepared in accordance with U.S. GAAP and the rules and regulations of the Commission;

“S&W Financial Statements” shall mean the audited consolidated financial statement of S&W for the years ended December 31, 2017 and 2016 and the unaudited consolidated financial statements for the year ended December 31, 2018, each as previously provided to Parent;

“S&W Options” means all vested Options and the unvested Options granted under the S&W Option Plan, or any other similar plan or arrangement representing the right to purchase an aggregate of 86,946 Ordinary Shares which are outstanding on the date hereof and as set forth on Schedule B attached hereto;

“S&W Option Plan” means S&W’s 2017 Share Option Plan, as may be amended from time to time;

“S&W Special Representations” shall mean the representations and warranties of S&W set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority and Enforcement), Section 3.3 (Ownership of Ordinary Shares), and Section 3.16 (Taxes);

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of share or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary;

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

“Taxation Authority” means any Israeli or US federal, state, local or foreign governmental agency, department or other entity which is authorized by applicable law to assess and collect Taxes;

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

“Transaction Documents” means this Agreement, the Notes, the Winshman Employment Agreement, the Slutzky Consulting Agreement, the Desatnik Consulting Agreement, the Lock Up Leak Out Agreements, the Escrow Agreement, the Trust Agreement, the Affiliate Lock-Up Agreements, the Regulation S Representation Letter, the S&W Disclosure Schedules and the other agreements, instruments and documents required to be delivered at the Closing;

“Trust Agreement” means the Trust Agreement among Parent, Merger Sub, the Shareholders, the Affiliate Shareholders and ESOP Management & Trust Services Ltd., in its capacity as the 102 Trustee and 103K Trustee, to be executed and delivered at the Closing, in the form and substance to be agreed upon between the Parties prior to Closing;

“Unvested Options” means S&W Options granted under S&W Option Plan that are not vested upon the date hereof, as set forth on Schedule B hereto;

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied; and

“Vested Options” means S&W Options that are vested upon Closing in accordance with their vesting schedule, as set forth on Schedule B hereto.

1.2. Interpretation.

1.2.1. As used in this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words in the plural include the singular;

(b) reference to any Person includes such person’s successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c) reference to any gender includes the other gender;

(d) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(f) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(j) the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(k) all amounts are in U.S. Dollars.

1.2.2. This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

1.2.3. Where a statement in this Agreement is qualified by the expression “to the best of Parent’s knowledge,” “to the best of S&W’s knowledge,” “to the best of the Merger Sub’s knowledge,” “to the best of the Shareholder’s knowledge,” “so far as Parent is aware,” “so far as the Merger Sub is aware,” “so far as S&W is aware” or “so far as the Shareholder is aware” or any similar expression, shall be deemed to include Parent’s, S&W’s, Merger Sub’s, or the Shareholders’ actual knowledge of, in the case of (i) the Parent and Merger Sub’s, the Chief Executive Officer and any relevant person(s) involved in the management of the business of Parent, or (ii) in the case of S&W and the Shareholders, after reasonable inquiry of other employees of S&W involved in the management of the business of S&W and reasonably believed to have knowledge of such matters.

2. ACQUISITION OF S&W BY PARENT; CLOSING; TREATMENT OF S&W OPTIONS; THE MERGER.

2.1. Sale of the Ordinary Shares. On the Closing Date, the Shareholders, severally and not jointly, shall sell, transfer and assign all of the Ordinary Shares held by such Shareholder as of immediately prior to the Closing, to Parent, and the certificates representing such Ordinary Shares shall be deposited with the Escrow Agent, which, by virtue of the Merger and without any action on the part of the Shareholders, shall be released to Parent at the Effective Time (as hereinafter defined), and Parent shall tender the Purchase Price to the Shareholders in the amounts as set forth opposite their respective names on Schedule A hereto, subject to the conditions of this Agreement. Certificates representing the Consideration Shares issuable to the Shareholders hereunder less the Escrow Share Amount shall be delivered to the 103K Trustee on behalf of the Shareholders by Parent on the Closing Date, subject to the conditions of this Agreement, the Escrow Agreement and the Trust Agreement. The Escrow Share Amount shall be deposited in escrow through the delivery to the Escrow Agent on the Closing Date of the Escrow Share Certificates and shall, except as otherwise provided herein or under the Escrow Agreement, be held for a period of twenty four (24) months from the Closing Date (the “Escrow Period”) and distributed immediately following expiration of the Escrow Period in accordance with the terms of the Escrow Agreement to the Shareholders unless otherwise and to the extent required to satisfy (i) any “AR Collection Shortfall” (as defined under Section 6.14) in favor of Parent subject to and pursuant to Section 6.14; and (ii) claims made by Bright Mountain and Parent or any other Parent Indemnitee against the Shareholders subject to and pursuant to Section 9. The issuance of the Consideration Shares to the 103K Trustee on behalf of the Shareholders shall be exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act and/or Regulation S promulgated thereunder and shall be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.

2.2. Closing. The Closing shall take place at the offices of Pearlman Law Group LLP, counsel for the Parent and Merger Sub. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur at 10:00 a.m., Eastern time, on the first Business Day following the satisfaction of the closing conditions described in Section 7 herein other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions (if permitted hereunder) at the Closing), or at such other place, and on such other date and/or time, as the Parties may agree in writing (the “Closing Date”).

2.3. The Merger.

2.3.1. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of sections 314 through 327 of the ICL, following the Closing Date, Merger Sub (as the target company) shall be merged with and into S&W (as the absorbing company), then, a wholly-owned subsidiary of Parent, on the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease, and S&W shall continue as the surviving corporation (the “Surviving Corporation”). The Surviving Corporation shall continue to be governed by Israeli law, remain a wholly owned subsidiary of Parent and succeed to and assume all rights, properties and obligations of Merger Sub while all rights, liabilities, privileges, debts, duties and powers of the Surviving Corporation shall continue unaffected by the Merger in accordance with the ICL.

2.3.2. As soon as practicable after Closing, Parent shall cause each of Merger Sub and S&W to, and each of Merger Sub and S&W will, jointly deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a merger proposal (in the Hebrew language), in accordance with section 316 of the ICL and the customary practice of the Companies Registrar, in the form to be agreed upon by the Parties prior to Closing (a “Merger Proposal”) informing the Companies Registrar of the Merger and requesting that the Companies Registrar declare the Merger effective and issue a certificate evidencing completion of the Merger in accordance with section 323(5) of the ICL (the “Certificate of Merger”) (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). On the Effective Time, in accordance with the customary practice of the Companies Registrar, Merger Sub shall request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger.

2.4. Effect on Share Capital. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any ordinary shares of Merger Sub:

2.4.1. Share Capital of Merger Sub. Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of Parent or Merger Sub, be converted into and become one fully paid and nonassessable ordinary share, par value NIS 0.01 per share, of the Surviving Corporation as shall be issued and outstanding as of the Effective Time and such ordinary shares shall constitute the only outstanding share capital of the Surviving Corporation.

2.4.2. Conversion of Ordinary Shares. As of the Effective Time, each Ordinary Share held by the Escrow Agent on behalf of the Parent shall be cancelled and automatically converted into the right of the Shareholders, to receive their respective portion of the Purchase Price, in accordance with the terms and conditions of this Agreement.

2.5. Treatment of S&W Options.

2.5.1. Upon the Closing Date, all Vested Options that are not 3(i) Options shall be exchanged by Parent for such number of Consideration Shares equal to the number of shares underlying the Vested Option multiplied by the Option Exchange Ratio (rounded to the nearest whole share). For avoidance of doubt and for illustration purposes only, if an Optionholder holds S&W Options to purchase 1,000 Ordinary Shares at an exercise price of $3.00 per share, and the Price Per Parent Share is $2.00, then the Purchase Price per Share shall be equal to $24.6102, the Option Exchange Ratio shall be equal to 10.8051 and therefore the Optionholder would receive 10,805 Consideration Shares. Upon the Effective Time, such Vested Options shall be deemed to have been cancelled against issuance of the Consideration Shares to the Optionholders of such Vested Options, without any further action of the Parties or the Optionholders of such Vested Options.

2.5.2. Upon the lapse of thirty (30) days from the filing by Parent of the Israeli Sub-Plan with the ITA, or earlier (but in any event not prior to Closing) if permitted under applicable Law or pursuant to the Options Tax Ruling or Interim Tax Ruling, if obtained, all Unvested Options that are not 3(i) Options shall be exchanged by Parent for such number of restricted shares on account of the Consideration Shares (the “Restricted Shares”), under the Parent’s Compensation Plans (including the Israeli Sub-Plan), equal to the number of shares underlying such Unvested Option multiplied by the Option Exchange Ratio (rounded to the nearest whole share), which will have the same vesting schedule, be subject to the same continued employment conditions and issued at the same specific Tax route under which the Unvested Options were granted by S&W. Upon the Effective Time, such Vested Options shall be deemed to have been cancelled against issuance of the Restricted Shares to the Optionholders of such Unvested Options, without any further action of the Parties or the Optionholders of such Unvested Options.

2.5.3. Upon the lapse of thirty (30) days from the filing by Parent of the Israeli Sub-Plan with the ITA, or earlier (but in any event not prior to Closing) if permitted under applicable Law or pursuant to the Options Tax Ruling or Interim Tax Ruling, if obtained, all 3(i) Options shall be exchanged by Parent into restricted stock units on account of the Consideration Shares (the “Converted RSUs”), under the Parent’s Compensation Plans (including the Israeli Sub-Plan), equal to the number of shares underlying the 3(i) Option multiplied by the Option Exchange Ratio (rounded down to the nearest whole share), which will have the same vesting schedule, be subject to the same continued employment conditions and issued at the same specific Tax route under which such 3(i) Options were granted by S&W. Upon the Effective Time, such 3(i) Options shall be deemed to have been cancelled against issuance of the Converted RSUs, without any further action of the Parties or the Optionholders of such 3(i) Options. The Converted RSUs shall be deposited with the Escrow Agent, in a different account than the Escrow Account and which shall not be deemed part of the Escrow Share Amount, and upon the vesting of any such Converted RSU, in accordance with its vesting terms, the holder thereof shall have the right to receive the underlying Consideration Shares by delivery of a written notice to the Escrow Agent, all, subject to and in accordance with the Escrow Agreement.

2.5.4. Notwithstanding anything to the contrary herein, any Consideration Shares issuable in connection with any Restricted Share or Converted RSUs, which are not vested in accordance with their terms, following the applicable holder’s termination of engagement with S&W or any Affiliate thereof (collectively “Termination of Engagement”), shall, as soon as practicable following such Termination of Engagement, be redistributed by Parent to the 103K Trustee on behalf of the Shareholders in accordance with the Shareholders’ Pro Rata Share.

2.5.5. Notwithstanding anything to the contrary in this Agreement, Parent shall pay or issue or cause to pay or issue any consideration payable hereunder to a beneficial holder of 102 Options directly to the 102 Trustee, in accordance with the provisions of the Ordinance, the Options Tax Ruling (as defined below) and the Interim Options Tax Ruling (as defined below), if obtained. S&W, through its legal representatives, will approach the ITA with an application for a ruling (the “Options Tax Ruling”) in relation to the tax treatment of 102 Options under this Agreement to confirm, among other things, that (A) that the treatment of 102 Options subject to the provisions of Section 102(b)(2) of the Ordinance as contemplated by this Section 2.4 and the delivery to the 102 Trustee, prior to the lapse of the 102 Trust Period, will not be treated as a breach of the provisions of Section 102 of the Ordinance; (B) Parent and anyone acting on its behalf shall be exempt from withholding Tax in relation to any payments or consideration transferred to the 102 Trustee in relation to 102 Options subject to Section 102(b)(2) of the Ordinance; (C) that holders of S&W Options granted under Section 3(i) of the Ordinance shall not be subject to Israeli Tax in connection with the exchange of such S&W Options for Converted RSUs, and shall include such additional terms as are customary to be included in such rulings. If the Options Tax Ruling is not granted prior to the Closing Date, S&W shall seek to receive, prior to the Closing Date, an interim Tax ruling confirming among other things that Parent and anyone acting on its behalf will be exempt from Israeli withholding Tax in relation to any payments made with respect to 102 Options to the 102 Trustee (which ruling may be subject to customary conditions regularly associated with such a ruling) (such a ruling, the “Interim Options Tax Ruling”).

2.5.6. As soon as reasonably practicable following the signing of this Agreement, (i) but in any event no later than ten (10) Business Days following the signing of this Agreement, Parent shall adopt a sub-plan (the “Israeli Sub-Plan”) to the Parent’s Compensation Plans in the form and substance to be agreed upon between the Parties prior to Closing, and appoint a trustee under such Israeli Sub-Plan, in accordance with the requirements of Section 102 of the Ordinance, (ii) but in any event no later than ten (10) Business Days following the Closing Date, Parent shall duly file the Israeli Sub-Plan and the Parent’s Compensation Plans (including all applicable appendices and other forms required in accordance with applicable Law) with the ITA, in accordance with the requirements of Section 102 of the Ordinance; and (iii) but in any event no later than no later than thirty (30) days following the filing by the Parent of the Israeli Sub-Plan with the ITA, or earlier (but in any event not prior to Closing) if permitted under applicable Law or pursuant to the Options Tax Ruling or Interim Tax Ruling, if obtained ,Parent shall issue the S&W Employee Shares (as defined below), the Restricted Shares and the Converted RSUs, under the Parent’s Compensation Plans and Israeli Sub-Plan, pursuant to Section 102(b)(3) or Section 3(i) of the Ordinance, as applicable, to each Optionholders and/or S&W Employee listed in Schedule A, as the case may be, in the number, and on the vesting schedule and other terms as set forth herein and in the applicable agreements, to be entered by and between the applicable Optionholders and/or S&W Employee and Parent. All such Restricted Shares, Converted RSUs and S&W Employee Shares as provided herein, shall be subject to the terms and conditions of the Parent’s Compensation Plans (including the Israeli Sub-Plan) and the applicable agreement, to be entered by and between the Optionholders and/or S&W Employee and Parent.

2.6. S&W Employee Parent’s Common Stock. No later than thirty (30) days following the filing by Parent of the Israeli Sub-Plan with the ITA, Parent shall issue to each non-Shareholder employee or consultant of S&W as of the Closing Date, listed on Schedule A attached hereto (the “S&W Employees”), three-thousand (3,000) restricted shares of Parent’s Common Stock (the “S&W Employee Shares”) which will be issued in accordance with Section 2.5.6. Such aggregate number of S&W Employee Shares not to exceed 60,000 shares as set forth on Schedule A. The S&W Employee Shares are issuable subject to each S&W Employee executing a Regulation S Representation Letter in substantially the form attached hereto as Exhibit F (the “Regulation S Representation Letter”).

3. REPRESENTATIONS AND WARRANTIES OF S&W.

Except as otherwise set forth in the disclosure schedule, attached hereto as Schedule 3 (the “S&W Disclosure Schedules”), S&W hereby make the following representations and warranties to Parent as of the date hereof. It being understood and hereby agreed that the information set forth in each section and subsection of the S&W Disclosure Schedules shall qualify (i) the representations or warranties made in the corresponding section or subsections of this Section 3, including by way of cross-reference, and (ii) any other representations and warranties set forth in this Section 3, if and to the extent that it is readily apparent on the face of such disclosure that it applies to such other representations and warranties. The S&W Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.1. Organization and Good Standing. S&W is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Israel, with full power and authority to conduct its business as presently conducted. S&W is in good standing in each jurisdiction in which the its properties are currently owned, leased or operated, or where its business is currently conducted that requires such qualification (if and to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing), except where the failure to so qualify or in good standing would not have a Material Adverse Effect. S&W’s Subsidiaries are set forth in Schedule 3.1 of the S&W Disclosure Schedules. Each such Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as presently conducted. Each Subsidiary is in good standing in each jurisdiction in which the properties owned, leased or operated, or where its business is conducted that requires such qualification except where the failure to so qualify would not have a Material Adverse Effect.

3.2. Authority and Enforcement. S&W has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. S&W has taken all actions necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes (or will constitute) the valid and binding obligation of S&W, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3. Ownership of Ordinary Shares. The Shareholders are the sole owners of all issued and outstanding Ordinary Shares in S&W in the amounts set forth on Schedule A, which such shares represent all of the issued and outstanding Ordinary Shares of S&W. The issued and outstanding Ordinary Shares have been duly authorized, are duly and validly issued, fully paid, and non-assessable, and are free of any Lien, encumbrance or restrictions on transfer other than (i) as set forth in Schedule 3.3(a) of the S&W Disclosure Schedules (ii) as set forth in S&W’s certificate of incorporation and Articles of Association, each as amended and currently in effect (collectively, the “S&W Organizational Documents”), and (iii) restrictions on transfer under applicable state and federal securities laws. Except as set forth in Schedule 3.3(b) of the S&W Disclosure Schedules and except for the transactions contemplated hereunder, there is no outstanding security of any kind convertible into or exchangeable for an ownership interest in S&W.

3.4. No Conflicts or Defaults. The execution and performance by S&W of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the S&W Organizational Documents, (b) conflict with or violate any Law applicable to S&W or its Subsidiaries, or by which either S&W, its Subsidiaries, or their properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which S&W or a Subsidiary is a party, or the creation of Liens on any of the property or assets of S&W or a Subsidiary, except in the case of each of the foregoing clauses, where such conflicts, breaches, defaults, violations, terminations or changes in rights or obligations would not have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by S&W or the Subsidiaries in connection with the execution of this Agreement or the consummation by it of the transactions contemplated hereby, except for (i) consents or filings Parent or Merger Sub is required to make, (ii) consents or filings that have been previously obtained or made, (iii) any consents from, or filings with, the Companies Registrar, which will be made following the Closing, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect or would not prevent, materially alter or materially delay the consummation of the transactions contemplated by this Agreement.

3.5. Consents of Third Parties. Except as set forth in Schedule 3.5 of the S&W Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by S&W does not require the consent of any Person, other than any consent and approval required from the Companies Registrar in connection with the Merger.

3.6. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of S&W, threatened against S&W, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of S&W, threatened against S&W. There are no outstanding or pending Government Orders against S&W.

3.7. S&W Financial Statements. The S&W Financial Statements present fairly in all material respects the financial condition of S&W as at the dates and for the periods indicated therein. S&W has no Liabilities of the nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) that U.S. GAAP would require to be set forth in the balance sheet as of the Balance Sheet Date included in the S&W Financial Statements which are not set forth therein, other than Liabilities in the ordinary course of S&W’s business since the Balance Sheet Date and prior to the date hereof. No representation or warranty is made in this Section 3.7 with respect to Liabilities in connection with (a) Taxes and related matters, which are covered in Section 3.16 below, (b) Intellectual Property and related matters, which are covered in Section 3.9 below, (c) S&W’s employees and related matters which are covered in Section 3.15 below.

3.8. Assets. S&W has good and marketable title, or in the case of leases of properties and assets, a valid leasehold interest, other than as set forth in Schedule 3.8 of the S&W Disclosure Schedule, free and clear of all Liens, in or to all of the tangible properties and assets, real and personal, which are used by S&W to conduct all of the businesses and operations of S&W as currently conducted and reflected at the Balance Sheet Date included in the S&W Financial Statements, except for such imperfections of title, easements and encumbrances, if any, as do not materially interfere with the use of such property as such property is used and which would not have a Material Adverse Effect on S&W. S&W does not own any real property. The assets of S&W are adequate to conduct the business in substantially the same manner as currently conducted by S&W.

3.9. Intellectual Property.

(a) Schedule 3.9(a) of the S&W Disclosure Schedules list all (i) Intellectual Property Registrations, and (ii) Intellectual Property Assets, including software, that are not registered but that are material to the operation of the current S&W’s Assets. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entity, and all Intellectual Property Registrations are otherwise in good standing, in all material respects. S&W has provided Parent with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b) Schedule 3.9(b) of the S&W Disclosure Schedules lists all Intellectual Property Agreements. S&W has provided Parent with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on S&W in accordance with its terms and is in full force and effect, except as such validity may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equitable principles. To S&W’s knowledge, none of S&W or, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material default by S&W under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder.

(c) Except as set forth in Schedule 3.9(c) of the S&W Disclosure Schedules, S&W is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and to its knowledge, has the valid right to use all other Intellectual Property used in or necessary for the conduct of its business as currently conducted, in each case, to the knowledge of S&W, free and clear of Liens, except for, with respect to any Intellectual Property licensed to S&W or its Subsidiaries, such rights, interests, restrictions and obligations in accordance with the terms of the licenses governing said Intellectual Property licensed to S&W or its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in Schedule 3.9(c) of the S&W Disclosure Schedule, S&W has entered into binding, written agreements with every current and former employee of S&W, and with every current independent contractor, in each case, involved in the creation of Intellectual Property for S&W or its Subsidiaries, whereby such employees and independent contractors assign to S&W any ownership interest and right they may have in the Intellectual Property Assets. S&W has provided Parent with true and complete copies of the form of such agreements.

(d) To the knowledge of S&W, the Intellectual Property Assets and Intellectual Property licensed to S&W under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate S&W’s business in substantially the same manner as such business is presently conducted, except for such Intellectual Property yet to be developed and/or such Intellectual Property which may be obtained in the regular course of business on industry reasonable terms. The consummation of the transactions contemplated hereunder will not result in the material loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Parent’s right to own, use or hold for use any Intellectual Property as currently owned, used or held for use in the conduct of S&W’s business in substantially the same manner as such business is currently conducted, except for such Intellectual Property yet to be developed and/or such Intellectual Property which may be obtained in the regular course of business on industry reasonable terms.

(e) S&W has taken reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets.

(f) To the knowledge of S&W, the conduct of S&W’s business as currently conducted, and the development, use, import, manufacture and sale by S&W of the Intellectual Property Assets and Intellectual Property licensed by S&W to third parties under the Intellectual Property Agreements, have not infringed, or violated the Intellectual Property rights of any Person. To the knowledge of S&W, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(g) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or, to the knowledge of S&W, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by S&W in connection with its business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or S&W’s rights with respect to any Intellectual Property Assets; or (iii) by S&W or, to the knowledge of S&W, any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. S&W is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

3.10. Books and Records. The books, records and documents of S&W accurately reflect in all material respects all meetings of directors and shareholders or actions by written consent of directors and shareholders, since the time of incorporation of S&W, through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.11. Contracts. Schedule 3.11 of the S&W Disclosure Schedules identifies the following Contracts to which S&W is a party: (i) any agreement (or group of related agreements) for the lease of tangible property to or from any person providing for lease payments in excess of $25,000 per annum; (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year following the Closing Date, result in a material loss, or involves consideration in excess of $25,000 per annum; (iii) any agreement concerning a partnership or joint venture; (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible; (v) any agreement concerning confidentiality or noncompetition outside of the ordinary course of business; (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees; (vii) any collective bargaining agreement; (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation or severance benefits in excess of $25,000; (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, shareholders and employees other than S&W business travel advances made in the ordinary course of business; (x) any agreement under which the consequences of a default or termination could be considered to have a Material Adverse Effect; or (xi) any other agreement (or group of related agreements) the performance of which involves monetary obligations of, or payments to, S&W, in excess of $25,000 per annum. Each such Contract is in full force and effect with respect to S&W, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither S&W, nor, to the knowledge of S&W, any other party obligated to S&W pursuant to any such Contract, is in default of any material obligation thereunder and S&W has not received notice that it has materially breached any such Contract. To the knowledge of S&W, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give S&W or other Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or materially and adversely modify, any material Contract to which S&W is a party. S&W has not given any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract to which S&W is a party.

3.12. Compliance with Laws. S&W currently has all Permits which are required for the operation of its business, other than those the failure of which to possess would not have a Material Adverse Effect on S&W. S&W is not in any material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party required for the operation of S&W’s business, except where such default or violation would not have a Material Adverse Effect on S&W.

3.13. Insurance. Schedule 3.13 of the S&W Disclosure Schedules contains a complete list as of the date hereof of all insurance policies maintained by S&W. All such policies are in full force and effect, and S&W has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any such insurance policy issued to S&W.

3.14. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against S&W for a finder’s fee, brokerage commission or similar payment.

3.15. Employees. Schedule 3.15(a) of the S&W Disclosure Schedules sets forth the name, date of hire, period of continuous service, salary (or other remuneration), incentive compensation and other benefits of each employee of S&W. S&W is not a party to or bound by any collective bargaining agreement, or similar labor union agreements. Except as set forth on Schedule 3.15(b) of the S&W Disclosure Schedules, S&W does not have any “employee benefit plans” including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by S&W, other than the offer letters, consulting agreements, employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits. S&W is in compliance with all applicable Israeli and US federal and state laws and regulations concerning the employer-employee relationship, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws, except, in each case, where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.15(c) of the S&W Disclosure Schedules, there are no pending or, to S&W’s knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran’s status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers’ compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; wage and hour laws; or immigration. Except as set forth in Schedule 3.15(d) of the S&W Disclosure Schedules, S&W is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any Tax, penalty, assessment, or forfeiture for failure to timely pay any of the foregoing.

3.16. Taxes. Except as set forth on Schedule 3.16 of the S&W Disclosure Schedules, all material Income Tax Returns of S&W required to be filed with respect to its business have been timely filed (taking into account valid extensions), all such Income Tax Returns are complete and correct in all material respects, and S&W has paid on a timely basis all Income Taxes that were due and payable as reflected on such Income Tax Returns. S&W has not waived any statute of limitations in respect of Income Taxes in connection with its business or agreed to any extension of time with respect to an Income Tax assessment or deficiency in connection with its business. At all times since its formation, S&W has been classified for U.S. federal income tax purposes as a corporation, and is so classified for U.S. federal income tax purposes at the time of the Closing. S&W is not a party to any Income Tax allocation or sharing agreement. S&W is not and has not been a party to any “listed transaction,” as defined in Code Section 6707A(c)(2) and U.S. Treasury Regulation Section 1.6011-4(b)(2).

3.17. No Adverse Changes. Since the Balance Sheet Date, there has not been (a) any Material Adverse Effect of S&W, or (b) to the knowledge of S&W, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would have a Material Adverse Effect.

3.18. No Other Actions. Since the Balance Sheet Date, S&W has (i) operated its business and conducted its affairs only in the usual and ordinary course consistent with past practices, (ii) except as set forth in Schedule 3.18 of the S&W Disclosure Schedules made all regularly scheduled payments on the Liabilities of S&W, (iii) not made any material expenditures or incurred or agreed to any additional indebtedness, except in the ordinary course of S&W’s businesses or which would not be material to S&W when taken as a whole, (iv) not made any distributions or paid any dividends to any Shareholder or made bonus payments to the S&W employees other than in the ordinary course of S&W’s businesses or consistent with past practices; or (v) not increased any S&W’s employees or consultants compensation, other than a regularly scheduled increase or in the ordinary course of S&W’s business.

3.19. Disclosure. The representations, warranties and acknowledgments of S&W set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made and taken as a whole, not misleading.

3.20. Bad Actor Disqualifying Event. S&W is not subject to any Bad Actor Disqualifying Event.

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

Each Shareholder hereby severally and not jointly warrants and represents to Parent with respect to himself, as of the date of this Agreement, as follows:

4.1. Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Shareholder prior to or at the Closing, the performance of the Shareholder’s obligations hereunder and thereunder and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholder, and no other proceedings on the part of the Shareholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Shareholder, and, assuming this Agreement has been duly executed by S&W, the other Shareholders, Merger Sub and the Parent, this Agreement constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.2. Ownership of Ordinary Shares. The Shareholder is the sole record owner of the number of Ordinary Shares set forth opposite his name on Schedule A hereto, which Ordinary Shares are owned free and clear of all Liens (except as set forth in the S&W Organizational Documents), and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Shareholder to sell or transfer to any third person any of the Ordinary Shares owned by the Shareholder, or any interest therein (except pursuant to this Agreement). The Shareholder has the full power and authority to exchange, transfer and deliver the Ordinary Shares owned by them to the Parent.

4.3. Consents and Approvals. The execution and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (a) conflict with or violate any Law applicable to the Shareholder, by which the Shareholder or his properties or assets may be bound or affected, or (b) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the Shareholder is a party, or the creation of Liens on any of the properties or assets of the Shareholder, except, in the case of each of the foregoing clauses, where such conflicts, breaches, defaults, violations, terminations or changes in rights or obligations would not have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Shareholder in connection with the execution of this Agreement by the Shareholder or the consummation by him of the transactions contemplated hereby, except for (i) consents or filings Parent or Merger Sub is required to make, (ii) consents or filings that have been previously obtained or made, (iii) any consents from, or filings with, the Companies Registrar, which will be made following the Closing, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect or would not prevent, materially alter or materially delay the consummation of the transactions contemplated by this Agreement.

4.4. Investment Representations. The Shareholder is acquiring the Consideration Shares for his own account with the present intention of holding such securities for purposes of investment, and he has no intention of distributing such Consideration Shares, or selling, transferring or otherwise disposing of such Consideration Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. The Shareholder understands that as of the Closing, (a) the Consideration Shares will be “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such Consideration Shares will not be registered under the Securities Act, will be subject to restrictions on transfer and will be issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act and or Regulation S promulgated thereunder; (c) neither Parent nor the Merger Sub has any obligation to so register the Consideration Shares for resale; and (d) the Consideration Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act at such time as the Consideration Shares become eligible for resale by the Shareholder. The Shareholder acknowledges that upon any future distribution by him of the Consideration Shares to any other third party, as a condition precedent to such distribution, the receiving party(ies) will be required to execute agreements for the benefit of Parent in a form and substance satisfactory to it acknowledging and consenting to the foregoing investment representations and the restrictions on transfer. The certificates evidencing the Consideration Shares shall contain the following legend:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or Bright Mountain Media, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

4.5. Information on Parent. The Shareholder has been provided access via the Commission’s public website at www.sec.gov/EDGAR with access to copies of Parent’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other filings with the Commission, and represents and warrants that it has read and reviewed these reports, together with Parent’s other filings with the Commission. The Shareholder is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Consideration Shares and this Agreement. The Shareholder, either alone or together with his advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Consideration Shares and to make an informed investment decision with respect thereto. The Shareholder understands that its acquisition of the Consideration Shares is a speculative investment, and the Shareholder represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

4.6. Disclosure. The representations, warranties and acknowledgments of S&W and the Shareholder set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made and taken as a whole, not misleading.

4.7. Bad Actor Disqualifying Event. The Shareholder is not subject to any Bad Actor Disqualifying Event.

5. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

Parent and Merger Sub hereby make the following representations and warranties to S&W and each of the Shareholders as of the date hereof and as of the Closing Date.

5.1. Organization and Good Standing. Parent is an entity duly incorporated, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Merger Sub is an entity duly incorporated, validly existing and in good standing under the laws of the State of Israel, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Merger Sub was formed on or prior to Closing solely for the purpose of facilitating the Merger. Each of Parent and, as of the Closing, Merger Sub are in good standing as a foreign entity in each jurisdiction in which the properties owned, leased or operated, or where the business is conducted by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on its business, taken as a whole, or consummation of the transactions contemplated hereby.

5.2. Authority and Enforcement. Each of the Parent and, as of the Closing, Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Each of Parent and, as of the Closing, Merger Sub have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of Parent and, as of the Closing, Merger Sub, enforceable against them in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

5.3. No Conflicts or Defaults. The execution and delivery of this Agreement by Parent or Merger Sub and the consummation of the transactions contemplated hereby do not and shall not (a) contravene its articles of incorporation or bylaws, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, Permit or license to which it is a party or by which it is bound, or any judgment, order or decree, or any law, rule or regulation to which it is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of Parent or Merger Sub, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which Parent or Merger Sub is a party, or (iv) result in a Material Adverse Effect.

5.4. Consideration Shares. Prior to Closing, Parent shall have authorized the sale and issuance, or the grant, to the Shareholders and Optionholders of the Consideration Shares, the Restricted Shares and Converted RSUs, as the case may be. The Consideration Shares have been duly authorized, and upon issuance pursuant to the provisions hereof will be validly issued, fully paid and non-assessable and will be free and clear of any Liens. The rights, preferences, privileges and restrictions of Consideration Shares are as stated in the Amended and Restated Articles of Incorporation of Parent. The sale of the Consideration Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

5.5. Consents and Approvals. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except for such other consents, approvals, orders authorizations, registrations or permits, filings or notifications that if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

5.6. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Parent or to the knowledge of the Merger Sub, threatened against it which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Parent or to the knowledge of the Merger Sub, threatened against or involving Parent or Merger Sub or any of its respective properties or assets except as set forth in the SEC Reports There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against Parent or the Merger Sub or affecting its assets.

5.7. SEC Reports. Parent files annual, quarterly and current reports with the Commission, pursuant to Section 12(g) of the Exchange Act. Parent has filed all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it under the Exchange Act since March 31, 2013 (the “SEC Reports”). Parent’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other SEC Reports (a) were prepared in accordance, and complied in all material respects with, the requirements under any state and federal securities laws applicable to such SEC Reports, and (b) are true and correct in all material respects, do not misrepresent, or omit to state, a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the date of such filing. None of Parent’s subsidiaries are required to file any forms, reports or other documents with the Commission.

5.8. Disclosure. The representations, warranties and acknowledgments of Parent and Merger Sub set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5.9. Disclaimer of Other Representations and Warranties.

(a) Each of Parent and Merger Sub acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, Contracts, benefit plans, insurance policies and other properties and assets of S&W that it or its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with S&W’s personnel to discuss the business of S&W, including, without limitation, the status of development efforts, properties, results of operations and personnel.

(b) Each of Parent and Merger Sub has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective purchase of the issued and outstanding Ordinary Shares contemplated under this Agreement, and has so evaluated the merits and risks of such purchase. Each of Parent and Merger Sub is able to bear the economic risk of the purchase of the Ordinary Shares contemplated under this Agreement.

(c) Each of Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Section 3 and Section 4 of this Agreement (i) neither S&W nor any of the Shareholders make or has made, any representations or warranties whatsoever relating to the Shareholders, S&W, or any of the respective Affiliates of the foregoing or otherwise in connection with the transactions contemplated hereby, and in entering into and consummating the transactions contemplated herein neither Parent nor Merger Sub is relying on any representation or warranty except for those expressly set forth in Section 3 and Section 4 of this Agreement, (ii) no Person has been authorized by the Shareholders to make any representation or warranty relating to the Ordinary Shares, or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided, addressed, or made available to the Parent and Merger Sub or any of its representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Section 3 of this Agreement.

6. COVENANTS; ADDITIONAL AGREEMENTS.

6.1. Conduct of Business Prior to the Closing. From the date hereof until the Closing Date, or until the earlier termination of this Agreement, except as otherwise provided in this Agreement or consented to in writing by the Parent and Merger Sub (which consent shall not be unreasonably withheld or delayed), S&W shall (i) operate its business and conduct its affairs only in the usual and ordinary course in substantially the same manner as heretofore conducted; and (ii) to the extent not inconsistent with such business, use reasonable commercial efforts to preserve substantially intact its business organization, maintain its rights and franchises, keep available the services of its officers and key employees and preserve its relationships with its customers and suppliers. Except as specifically provided in this Agreement or otherwise consented to in writing by the Parent and Merger Sub (which consents shall not be unreasonably withheld) from the date of this Agreement until the Closing Date, or until the earlier termination of this Agreement, S&W shall not do any of the following:

i. (i) increase the compensation payable or to become payable to any officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any officer or employee; or (iii) establish, adopt, enter into, or amend, any benefit plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

ii. declare, set aside or pay any distribution, or make any other distribution in respect of, outstanding ownership interests, grant any addition options or change or otherwise modify the terms or conditions of any currently outstanding S&W Options;

iii. (i) redeem, purchase or otherwise acquire any ownership interests or any securities or obligations convertible into or exchangeable for any ownership interests, or any options, warrants or conversion or other rights to acquire any ownership interests or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its ownership interests or issue or authorize or propose the issuance of any other securities;

iv. acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

v. sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

vi. propose or adopt any amendments to its formation documents;

vii. incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

viii. (i) change any of its methods of accounting in effect at the Balance Sheet Date, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2018, except, in the case of clause (i) or (ii) as may be required by Law or U.S. GAAP; or

ix. agree in writing or otherwise to do any of the foregoing.

6.2. Access to Information. From the date hereof and continuing until the earlier of the termination of this Agreement or the Closing, S&W shall (a) afford Parent and Merger Sub and their Representatives access to, and the right to inspect, at reasonable times and upon prior notice, all of the properties, assets, premises, books and records, Contracts and other documents and data related to S&W; (b) furnish Parent and Merger Sub and their Representatives with such financial, operating and other data and information related to S&W as Parent and Merger Sub or any of their Representatives may reasonably request; and (c) instruct the Representatives of S&W to reasonably cooperate with the Parent and Merger Sub in their investigation of S&W. Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business S&W. No investigation by Parent and Merger Sub or other information received by Parent and Merger Sub shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by S&W or the Shareholders in this Agreement.

6.3. No Solicitation of Other Bids.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, neither S&W nor a Shareholder shall, and shall not authorize or permit any of its or their Affiliates or any of its or their Representatives to, directly or indirectly, (i) solicit, initiate, or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. S&W and the Shareholders shall each immediately cease and cause to be terminated, and shall cause its or their Affiliates and all of its or their and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates, including the Merger Sub) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of S&W, its business or operations.

(b) In addition to the other obligations under this Section 6.3, S&W and the Shareholders shall each promptly (and in any event within three (3) Business Days after receipt thereof by S&W, a Shareholder or any of its or their Representatives) advise Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. Notwithstanding the foregoing, in the event that the disclosure by S&W of any information pursuant to this Section 6.3(b) would require S&W to breach any confidentiality obligations of S&W (or its subsidiaries) existing as of the date hereof, S&W shall notify Parent of the existence thereof and the existence of confidentiality obligations in connection with or relating thereto, but shall not be required to disclose any information or material subject to such confidentiality obligation.

(c) S&W and the Shareholders agree that the rights and remedies for noncompliance with this Section 6.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and Merger Sub and that money damages would not provide an adequate remedy to Parent and Merger Sub.

6.4. Notice of Certain Events.

(a) From the date hereof until the Closing, S&W and the Shareholders shall promptly notify Parent and Merger Sub in writing of:

i. any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, any representation or warranty made by S&W and/or a Shareholder hereunder not being true and correct in all material respects, or (C) has resulted in, the failure of any of the conditions set forth in Section 6.1 to be satisfied;

ii. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

iii. any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

iv. any Actions commenced or, to the knowledge of S&W or any Shareholder, threatened against, relating to or involving or otherwise affecting S&W that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or that relates to the consummation of the transactions contemplated by this Agreement.

(b) Parent’s and Merger Sub’s receipt of information pursuant to this Section 6.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by S&W or the Shareholders in this Agreement and shall not be deemed to amend or supplement the S&W Disclosure Schedules.

6.5. Confidentiality. From and after the Closing, each of S&W and the Shareholders shall, and shall cause its or their Affiliates to, hold, and shall use its or their reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Parent and Merger Sub, except to the extent that S&W and/or the Shareholder can show that such information (a) is generally available to and known by the public through no fault of S&W and/or the Shareholder, any of its or their Affiliates or their respective Representatives; or (b) is lawfully acquired by S&W and/or the Shareholder, any of its or their Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If S&W and/or the Shareholder or any of its or their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, S&W and/or the Shareholder shall promptly notify Parent and Merger Sub in writing and shall disclose only that portion of such information which S&W and/or the Shareholder is advised by its counsel in writing is legally required to be disclosed, provided that S&W and/or the Shareholder shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.6. Closing Conditions. From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Section 7 hereof.

6.7. Transfer Taxes. The Parent and Merger Sub shall (a) be responsible for (and shall indemnify and hold harmless the Shareholders against) any and all liabilities for any sales, use, stamp, value added, documentary, filing, recording, transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law and (b) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes.

6.8. Further Assurances. If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper Representatives shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper Representatives of the Parties are fully authorized to take any and all such action.

6.9. Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made by any Party hereto without the prior written approval of the Parent and S&W, unless otherwise required by Parent under the Exchange Act. Neither S&W nor any Shareholder shall have any communications with any third party (other than its Representatives and third parties to obtain the consents and approvals required under this Agreement and applicable Law), regarding the subject matter of this Agreement or the transactions contemplated hereby, without the prior written consent of Parent. Notwithstanding anything to the contrary herein, each Shareholder shall be permitted to communicate with its professional advisors regarding the existence of this Agreement and all of its terms (including the name of Parent), provided in each case that such Persons shall have agreed in advance of such disclosure to be bound by confidentiality obligations no less restrictive than the terms of confidentiality to which the Shareholders are bound pursuant to this Agreement; and nothing in this Agreement shall be interpreted or construed to limit, or interfere in any way with, the right of S&W or its Representative to use or disclose any information, including confidential information, in a dispute with Parent or Merger Sub in connection with this Agreement, including, without limitation, in connection with any claim in accordance with Section 9 below.

6.10. 103K Ruling. As promptly as practicable after the signing of this Agreement, S&W and the Shareholders will prepare and file with the ITA an application for a ruling (or an interim ruling) permitting any Shareholder to defer any applicable Israeli Tax, if applied, with respect to his portion of Consideration Shares received pursuant to this Agreement until the sale, transfer or other conveyance for cash of such share portion of the consideration by such Shareholder or such other date set forth in Section 103K of the Ordinance (the “103K Tax Ruling”). If the 103K Tax Ruling is not granted prior to the Closing Date, S&W shall seek to receive, prior to the Closing Date, an interim Tax ruling confirming among other things that Parent and anyone acting on its behalf will be exempt from Israeli withholding Tax in relation to any transfer of shares to the 103K Trustee (which ruling may be subject to customary conditions regularly associated with such a ruling) (such a ruling, the “Interim 103K Tax Ruling”). Parent and Merger Sub shall cooperate with S&W, the Shareholders and their Israeli counsel with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable in order to obtain the 103K Tax Ruling.

6.11. Director and Officer Indemnification.

(a) From and after the Closing Date, Parent and Merger Sub will cause S&W and any of its subsidiaries or their respective successors to fulfill and honor in all respects any and all of the obligations of S&W and any of its Subsidiaries pursuant to (i) any indemnification agreement listed in the S&W Disclosure Schedules with each Person who is a party to such indemnification agreements, which agreements shall survive the Closing and continue in full force and effect in accordance with their respective terms; and (ii) any indemnification and release provisions under the S&W Organizational Documents, as in effect immediately prior to the Closing Date, to the extent applicable to any Person who is a director or officer of S&W or any of its Subsidiaries immediately prior to the Closing Date, and Parent and Merger Sub agree to cause S&W to apply such provisions in the same manner following the Closing Date and at such time as such Persons are no longer directors or officers of S&W, with respect to claims or events arising out of matters occurring at or prior to the Closing Date (such directors and officers, the “Covered Persons”). Any claims for indemnification made under this Section 6.11 following the Closing Date shall survive until the final resolution thereof.

(b) S&W shall purchase, prior to or concurrent with the Closing, an irrevocable prepaid policy or policies (i.e., “tail coverage”), not to exceed $15,000, providing coverage to those directors and officers covered by the directors and officers liability insurance maintained by S&W immediately prior to Closing, that will remain in effect for a period of seven (7) years after the Closing Date, the material terms of which, including coverage and amount, are no less favorable than those of such policy currently in effect on the date hereof.

(c) This Section 6.11, (i) is intended to benefit each Covered Person and his, her or its respective heirs or successors, (ii) is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Covered Person may have against Parent and Merger Sub or S&W, (iii) shall be binding on all successors and assigns of Parent, Merger Sub and S&W, as applicable, and shall be enforceable by the Covered Persons, and (iv) shall not be terminated or modified in such a manner as to adversely affect the rights of any Covered Person under this Section 6.11 without the written consent of such affected Covered Person.

6.12. Post Closing Obligations.

(a) Parent shall: (i) use its best efforts to have its application for the listing of its Common Stock for trading on an Exchange accepted by the Exchange within six (6) months of the Closing; and (ii) in the event Parent registers for resale, shares of its Common Stock held by its officers and directors, Parent shall register the shares of Common Stock held by the Shareholders on a proportional and pro rata basis.

(b) Parent shall establish an advisory committee to its Board of Directors, which shall include a non member of Parent’s Board of Directors appointed by the Shareholders which will be the chairman of such advisory committee.

(c) Parent shall issue S&W Employee Shares to the S&W Employees subject to each S&W Employee executing a Regulation S Representation Letter and complying with reasonable requests for additional information or documents by Parent.

6.13. The Merger Plan.

(a) Promptly following the Closing, the Board of Directors of S&W and Merger Sub (by a unanimous resolution), shall approve, and shall recommend to its shareholder to approve, the Merger and the transactions contemplated thereby.

(b) Promptly following the Closing, Parent, in its capacity as S&W’s sole shareholder, shall approve the Merger (by a unanimous resolution) (the “Shareholder Approval”), and, within three (3) days thereafter, Parent shall cause S&W to deliver to the Companies Registrar its notice in accordance with section 317(b) of the ICL informing the Companies Registrar that the Merger was approved by S&W’s shareholder.

(c) Subject to the ICL and the regulations promulgated thereunder, promptly following the Closing Date, Parent shall use its best efforts to cause Merger Sub and S&W, and each of S&W and Merger Sub shall, take the following actions within the timeframes set forth herein: (A) Each of S&W and Merger Sub shall execute the Merger Proposal, in accordance with section 316 of the ICL, and shall jointly deliver the Merger Proposal to the Companies Registrar within three days from the Shareholder Approval; (B) Each of S&W and Merger Sub shall deliver a copy of the Merger Proposal to their secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform their respective non-secured creditors, if any, of their Merger Proposal and its contents in accordance with section 318 of the ICL and the regulations promulgated thereunder.

(d) Subject to the ICL and the regulations promulgated thereunder, promptly after S&W and Merger Sub shall have complied with the preceding paragraph and with Sections 6.13(d)i and 6.126.13(d)ii, below, but in any event no more than three business days (as defined in the regulations promulgated under ICL) following the date on which such notice was sent to the creditors, Parent shall use its best efforts to cause Merger Sub and S&W to, and each of S&W and Merger Sub shall, inform the Companies Registrar, in accordance with section 317(b) of the ICL, that notice was given to their respective creditors under section 318 of the ICL and the regulations promulgated thereunder. In addition to the foregoing, Parent shall, if applicable, use its best efforts to cause Merger Sub and S&W to, and each of S&W and Merger Sub shall:

i. publish a notice to their creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, S&W’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as S&W or Merger Sub, as applicable, may determine, in two daily Hebrew newspapers circulated in Israel, on the day that the Merger Proposal is submitted to the Companies Registrar and if required, in such other manner as may be required by applicable Law and regulations; and

ii. within four business days (as defined in the regulations promulgated under ICL) from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors”, if any, (as such term is defined in the regulations promulgated under the ICL) that S&W or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the Substantial Creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to above.

(e) Parent, as the sole shareholder of Merger Sub, shall approve the Merger no later than the Business Day after the Shareholder Approval. No later than three business days (as defined in the regulations promulgated under ICL) after the date on which such approval becomes effective, Merger Sub shall (in accordance with section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

(f) For the issuance of the Certificate of Merger by the Companies Registrar, at least 50 days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the shareholder of S&W and Merger Sub.

6.14. Post Closing Accounts Receivable Reconciliation.

(a) S&W shall provide a schedule of accounts receivable on the Closing (the “S&W Closing AR”). In the event that 90% of the S&W Closing AR has not been collected within 12 months of the Closing Date (the “Determination Date”), than such number of Consideration Shares out of the Escrow Share Amount, valued at the Price Per Consideration Share, equal to the difference between the S&W Closing AR and the actual amount collected (the “AR Collection Shortfall”) shall be released to the Parent on a pro rata amount by the Shareholders, subject to and in accordance with the terms of the Escrow Agreement.

(b) If Shareholders and Parent fail to reach an agreement upon the Determination Date with respect to the collection of the S&W Closing AR and any AR Collection Shortfall, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an qualified independent third party accounting firm who is reasonably agreeable to the Shareholders and Parent (the “Independent Accountants”) and who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and based solely on written submissions by the Shareholders and Parent. The Parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the Parties and their decision for each Disputed Amount. Shareholders shall pay a portion of the fees and expenses of the Independent Accountants equal to 100% multiplied by a fraction, the numerator of which is the amount of Disputed Amounts submitted to the Independent Accountants that are resolved in favor of Parent (that being the difference between the Independent Accountants’ determination and Shareholders’ determination) and the denominator of which is the total amount of Disputed Amounts submitted to the Independent Accountants (that being the sum total by which Parent’s determination and Shareholder’s determination differ from the determination of the Independent Accountants). Parent shall pay that portion of the fees and expenses of the Independent Accountants that Shareholders are not required to pay hereunder. The Independent Accountants shall make a determination as soon as practicable within thirty (30) days (or such other time as the Parties hereto shall agree in writing) after their engagement by rendering a written report as to the resolution of the Disputed Amounts and the resulting computation of such resolution, which, absent manifest error, shall be conclusive and binding upon the Parties hereto.

(c) For avoidance of doubt, any payment of the AR Collection Shortfall shall be paid solely by release to the Parent of such amount of Consideration Shares equal to the AR Collection Shortfall but up to the total Escrow Share Amount on a pro-rata per Shareholder basis and from available Consideration Shares in the Escrow Account. For avoidance of doubt, no payment shall be made for an AR Collection Shortfall for any Losses for which any party has made a claim specifically relating to the AR Collection Shortfall for indemnification pursuant to Section 9 until such claim has been resolved.

(d) Any payments made pursuant to this Section 6.13 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law.

7. CLOSING CONDITIONS.

7.1. Conditions Precedent to Parent’s and Merger Sub’s Obligation to Close. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) Parent shall be satisfied in their sole discretion with the results of its due diligence on S&W;

(b) The representations and warranties of S&W set forth in Section 3 above and the representations and warranties of the Shareholders set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(c) Each of S&W and the Shareholders shall have performed and complied with all of its or their respective covenants hereunder in all material respects required to be performed and complied with by S&W or the Shareholders prior to or as of the Closing;

(d) No action, suit, or proceeding shall be pending before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect the Shareholder’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e) No event shall have occurred that results in a Material Adverse Effect;

(f) (A) The 103K Tax Ruling or Interim 103K Tax Ruling, and (B) either the Options Tax Ruling or the Interim Options Tax Ruling, shall be in full force and effect;

(g) S&W shall have delivered to Parent a certificate, dated as of the Closing Date, in the form and substance to be agreed upon between the Parties prior to Closing (the “S&W Closing Certificate”) stating that all of the conditions specified above in Section 7.1(b) – (c) has been complied with;

(h) the Shareholders shall have delivered to Parent a certificate, dated as of the Closing Date, in the form and substance to be agreed upon between the Parties prior to Closing (the “Shareholders’ Closing Certificate”) stating that all of the conditions specified above in Section 7.1(b) – (c) has been complied with solely in respect of such Shareholder;

(i) Parent, S&W and the applicable Shareholder shall have entered into: (i) the Winshman Employment Agreement, (ii) the Slutzky Consulting Agreement, and (iii) the Desatnik Consulting Agreement, substantially the forms attached hereto as Exhibits A-1, A-2 and A-3, respectively (the “Employment Agreements”).

(j) The Shareholders shall have entered into a lockup leak-out agreements in substantially the form attached hereto as Exhibit B (the “Lock Up Leak Out Agreement”);

(k) Parent shall have received the opinion of S&W’s counsel in the form and substance to be agreed upon between the Parties prior to Closing;

(l) S&W shall have received all consents set forth in Schedule 3.5 of S&W Disclosure Schedules;

(m) S&W shall have delivered S&W Closing Financial Statements;

(n) S&W shall have delivered an updated Schedule B and Schedule A, in accordance with the actual Price Per Parent Share; and

(o) S&W shall have delivered the S&W Business Description;

7.2. Conditions Precedent to S&W and Shareholders’ Obligations to Close. The obligation of S&W and the Shareholders to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) The representations and warranties of the Parent and Merger Sub set forth in Section 5 above shall have been true and correct as of the date of this Agreement and shall be true and correct in all respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date);

(b) Parent and Merger Sub shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

(c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Parent’s or Merger Sub’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) No material adverse change shall have taken place with respect to the Parent or Merger Sub, and no event shall have occurred that results in a Material Adverse Effect;

(e) Parent shall have delivered to the Shareholders a certificate, dated as of the Closing Date, in the form and substance to be agreed upon between the Parties prior to Closing (the “Parent’s Closing Certificate”) to the effect that each of the conditions specified above in Sections 7.2(a) – (b) has been complied with in all respects;

(f) Parent shall have delivered to the Shareholders the Purchase Price in accordance with the terms and conditions set forth in Section 2 above and with respect to Consideration Shares, issuable to the Shareholders, subject to the Escrow Agreement, the Trust Agreement and the 103K Tax Ruling (or Interim 103K Tax Ruling, if obtained);

(g) Parent shall have delivered an updated Schedule C in accordance with the actual Price Per Parent Share;

(h) Affiliates of Parent listed in Schedule C attached hereto (the “Affiliate Shareholders”), owning such number of shares of Parent’s Common Stock opposite to such Affiliate’s name in Schedule C (subject to update as set forth in Section 7.2(g) hereof), shall have each delivered to Parent, Merger Sub and the Shareholders the Affiliate Lock-Up Agreement in the form attached hereto as Exhibit E (the “Affiliate Lock-Up Agreement”) duly executed by such Affiliate Shareholders;

(i) the Affiliate Shareholders shall have each delivered to Parent, Merger Sub and the Shareholders the Trust Agreement, in the form and substance to be agreed upon between the Parties prior to Closing, duly executed by such Affiliate Shareholders;

(j) Upon Closing, the authorized size of the Board of Directors of Parent shall be increased to six (6) members and a Shareholder nominated by the Shareholders shall be appointed to the Parent’s Board of Directors to fill the vacancy so created (the “Shareholder Nominee”);

(k) Parent shall have duly executed and delivered to the Shareholder Nominee an indemnification agreement in the form attached hereto as Exhibit C (the “Director Indemnification Agreement”);

(l) Parent shall obtain and maintain, with respect to the Shareholder Nominee, a directors and officers’ liability insurance policy pursuant to such terms and conditions that applies to all other directors of Parent;

(m) Merger Sub have been duly incorporated under Israeli Law, and Parent shall have delivered to the Shareholders a duly issued certificate of incorporation of Merger Sub by the Companies Registrar;

(n) S&W shall have obtained the requisite shareholders’ approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered “excess parachute payments” within the meaning of Section 280G of the Code, and any Shareholder who is a “disqualified individual” as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such stockholder approval is not obtained; and

(o) Parent and Merger Sub, as applicable, shall have duly executed and delivered to the Shareholders, (A) the Shareholder Approval, (B) the Merger Proposal, and (C) a unanimous written consents of the Board of Directors of Merger Sub and the Surviving Entity, approving, and recommending to its shareholder to approve, the Merger and the transaction contemplated thereby, in the forms and substance to be agreed upon between the Parties prior to Closing (collectively, the “Merger Material Documents”).

8. DOCUMENTS TO BE DELIVERED AT CLOSING.

8.1. Documents to be Delivered by the Shareholders. At Closing, the Shareholders shall deliver to Parent and the Merger Sub the following:

(a) a certificate, dated within five (5) Business Days of the Closing Date, from the appropriate authorities certifying that each of S&W’s Subsidiaries is in good standing in the jurisdiction of its incorporation;

(b) certificate(s) evidencing the Ordinary Shares owned by the Shareholders or a declaration of lost share certificate, and instruments of transfer duly executed;

(c) the Employment Agreements duly executed by each of the Shareholders;

(d) the Lock Up Leak Out Agreements duly executed by the Shareholders;

(e) the Trust Agreement duly executed by S&W and the Shareholders;

(f) the Escrow Agreement duly executed by the Shareholders;

(g) the S&W Closing Certificate as required by Section 7.1(g);

(h) a unanimous written consent of the Board of Directors of S&W, approving, inter alia, this Agreement and the transactions herein contemplated, and which includes an explicit statement that the transactions herein contemplated are intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a)(2)(E) of the Code

(i) updated Schedule B and Schedule A, in accordance with the actual Price Per Parent Share; and

(j) the Shareholders’ Closing Certificate as required by Section 7.1(h).

8.2. Documents to be Delivered by Parent and Merger Sub. At Closing, Parent and Merger Sub shall deliver to the Shareholders the following:

(a) the Notes pursuant to Schedule A hereto;

(b) the certificates or book entry representing the Consideration Shares pursuant to Schedule A hereto;

(c) the Parent’s Closing Certificate as required by Section 7.2(e);

(d) the Escrow Agreement duly executed by Parent and Merger Sub;

(e) the Trust Agreement duly executed by the Affiliate Shareholders, Parent and Merger Sub;

(f) the Directors Indemnification Agreement duly executed by Parent;

(g) a unanimous written consents of the Board of Directors of Parent, approving, inter alia, this Agreement and the transactions herein contemplated, and which includes an explicit statement that the transactions herein contemplated are intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a)(2)(E) of the Code;

(h) the Affiliate Lock-Up Agreements, duly executed by the Affiliate Shareholders;

(i) the Merger Material Documents, duly executed by Parent, Merger Sub, and/or Surviving Entity, as applicable; and

(j) such other customary instruments or other documents, in form and substance satisfactory to Parent, as may be required to give effect to this Agreement.

8.3. Escrow Share Certificates. At the Closing, Parent shall deliver the Escrow Share Certificates to the Escrow Agent pursuant to the Escrow Agreement for each Shareholder in the amounts provided on Schedule A.

9. INDEMNIFICATION AND RELATED MATTERS.

9.1. Survival of Representations and Warranties. The representations and warranties of S&W and the Shareholders contained in this Agreement shall survive until the date that is twenty-four (24) months after the Closing Date; provided, however, that, in the event of the fraudulent or willful breach of any representation or warranty of S&W or the Shareholders contained in this Agreement, such representation or warranty shall survive without limitation; provided further, however, that (i) the representations and warranties of S&W contained in Section 3.9 (Intellectual Property) shall survive the Closing and shall remain in full force and effect until the thirty-six (36)-month anniversary of the Closing, and (ii) the S&W Special Representations and the Shareholders Fundamental Representations shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations (the survival period of each such representation and warranty, as applicable, being referred to herein as the “Survival Period”), regardless of any investigation or disclosure made by or on behalf of any of the Parties hereto.

9.2. Indemnification by Shareholders. Subject to the provision of this Section 9, from and after the consummation of the transaction contemplated under this Agreement, the Shareholders, severally (based on the aggregate amount of the Purchase Price that each such Indemnifying Party is entitled to receive pursuant to this Agreement (such pro rata amount, the “Pro Rata Share”) and not jointly, hereby agree to indemnify and hold Parent and its Affiliates and their respective Representatives (collectively, the “Parent Indemnitees”) harmless from and against any and all damages, losses, liabilities, costs or expenses, excluding in all cases, lost profits or revenues, consequential damages, indirect damages, special damages, incidental damages, punitive damages, exemplary damages or other unforeseen damages (collectively, “Losses”), incurred by Parent and arising out of the breach of any representation or warranty of S&W or a Shareholder hereunder, and/or S&W’s or a Shareholder’s failure to perform any covenant or obligation required to be performed by it or them hereunder (each, an “Indemnifiable Matter”).

9.3. Indemnification by Parent. Parent hereby indemnifies and holds the Shareholders and their Affiliates and their respective Representatives (collectively, the “Shareholder Indemnitees”) harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by a Shareholder arising out of the breach of any representation or warranty of Parent or Merger Sub hereunder, and/or Parent’s or Merger Sub’s failure to perform any covenant or obligation required to be performed by it hereunder.

9.4. Limitations. The Shareholders severally (based on such Indemnifying Party’s Pro Rata Share) and not jointly shall be liable to the Parent Indemnitees for indemnification under Section 9.2 and shall be required to pay or be liable for all such Losses from the first dollar. Parent shall be liable to the Shareholder Indemnitees for indemnification under Section 9.3 and shall be required to pay or be liable for all such Losses from the first dollar. The maximum aggregate amount of all Losses for which the Shareholder Indemnitees shall be liable pursuant to this Section 9.4 shall not exceed the amounts set forth in Section 9.5 hereof and the aggregate amount of all Losses for which the Parent shall be liable pursuant to this Section 9.4 shall not exceed $1,000,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.4 shall not apply to Losses based upon claims arising out of fraud or willful misconduct. Notwithstanding anything to the contrary in this Agreement, (A) with respect to breach or inaccuracy of any representation or warranties given by any Shareholder under this Agreement or any failure by a Shareholder to perform or comply with any covenant, agreement or any other provision applicable to the Shareholder contained in this Agreement, only the Shareholder in breach or failure thereof shall be liable for indemnification hereunder (and in no event will any Indemnifying Party have any liability with respect to any breach or failure by any other Indemnifying Party); (B) no claim for Losses shall be made under this Section 9 unless the aggregate of Losses for which claims are made hereunder by Indemnified Parties exceeds $100,000, in which case the Indemnified Parties shall be entitled to seek indemnification for all Losses (from the first dollar), subject to the limitations set forth in this Agreement;

9.5. Order of Recovery. Subject to the other terms of this Section 9, including the limitations of Section 9.4, all claims for indemnification by Parent Indemnitees shall be satisfied, on an equal basis by (i) an offset against the amounts then due under the Notes on a dollar for dollar basis based on the Pro Rata Share (the “Cash Indemnification Amount”), and (ii) by the cancellation of a number of Consideration Shares issuable to the Shareholders hereunder valued at the Price Per Parent Share based on the Pro Rata Share, in accordance with the Escrow Agreement (the “Share Indemnification Amount”); provided, however, that the aggregate amount of all Losses for which the Shareholders shall be liable pursuant to Section 9.4 shall not exceed $1,000,000 (calculated as (A) the Cash Indemnification Amount plus (B) (i) the Share Indemnification Amount multiplied by (ii) Price Per Parent Share).

9.6. Procedure for Indemnification. Any Party entitled to indemnification under this Section 9 (an “Indemnified Party”) will give written notice to the indemnifying party (“Indemnifying Party”) (i) stating, to the extent reasonably practicable, a non-binding, preliminary good faith estimate of the amounts of such Losses; and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or accrued, or the basis for such liability, and the nature of the indemnifiable matters giving rise to a claim for indemnification to which such item is related; provided however, that only Parent may seek remedy against the Indemnifying Parties on behalf of any other Indemnified Party, and provided, further, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In the event Parent becomes aware of a third party claim (a “Third Party Claim”) which Parent reasonably believe may result in a claim for indemnification pursuant to this Section 9, Parent shall promptly notify the applicable Indemnifying Party (or Parties), of such claim, and provide the Indemnifying Party with information reasonably requested by Indemnifying Party related to such claim, including without limitation, which indemnifiable matter such Third Party Claims relates to, and in case any such Third Party Claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of the indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim provided that any compromise or settlement shall be subject to the prior written consent of the Indemnifying Party. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any settlement negotiations or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party, which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section 9 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. In the event that Parent or any other Indemnified Party is entitled to recover the same indemnifiable Losses under more than one provision of this Agreement, Parent or any other Indemnified Party shall only be permitted to recover such indemnifiable Losses one time, and without duplication.

9.7. Time for Assertion. No Party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided before the lapse of the applicable Survival Period.

9.8. Net Amounts. The amount of any Losses payable under this Section 9 shall be net of amounts actually recovered by S&W, the Parent, Merger Sub, the Indemnified Party or any Affiliate thereof under applicable insurance policies, indemnification provisions, tax benefits or otherwise. If S&W, the Parent, Merger Sub, the Indemnified Party or any Affiliate thereof receives any amounts under applicable insurance policies, indemnification provisions, tax benefits or otherwise subsequent to an indemnification payment hereunder, and provided S&W, the Parent, Merger Sub, the Indemnified Party or any Affiliate thereof (as applicable) has collected all sums due from the Indemnifying Parties, then the amount of Losses to be recovered by the Indemnified Person shall be recalculated, taking into account the limitations of this Section 9, as if such insurance proceeds, indemnification, tax benefits or other amounts had been received prior to the collection of any Losses under this Agreement and any excess Losses previously collected after such recalculation shall be distributed to the Shareholders, based on their respective Pro Rata Share or, in the case of a claim was against fewer than all of the Shareholders, the applicable Shareholder(s).

9.9. Sole Remedy. Except in connection with fraud, willful breach or intentional misrepresentation, this Section 9 shall be the sole and exclusive remedy under this Agreement (other than claims for equitable remedies).

10. RESERVED.

11. TERMINATION.

11.1. Termination prior to Closing. Except as provided in Section 11.3(a), this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of S&W, the Shareholders and Parent;

(b) by Parent by written notice to the Shareholders if:

i. any of the conditions set forth in Section 7.1 or Section 7.2, shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2019, unless such failure shall be due to the failure of Parent or Merger Sub to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Shareholders by written notice to Parent if:

i. any of the conditions set forth in Section 7.1 or Section 7.2, shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2019, unless such failure shall be due to the failure of the Shareholders to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing.

(d) by Parent, Merger Sub, S&W or the Shareholders in the event that (i) there shall be any Law that is in effect (for so long as it is in effect) that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or (ii) any Governmental Entity shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

11.2. Termination following Closing. Except as provided in Section 11.3(a), this Agreement may be terminated by either Party at any time following the Closing and until the Effective Time, if, for any reason, the Merger is not consummated.

11.3. Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with this Section 11, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto and their respective officers, directors or shareholders, except:

a. as set forth in this Section 11, Section 5.7 and Section 12 hereof;

b. that the provisions of Section 6.5 (Confidentiality), Section 6.9 (Press Releases and Communications), this Section 11 and Section 12 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 11; and

c. that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof by such Party that occurred prior to such termination.

(b) Without derogating from any of the terms of Section 11.3(a), upon termination of this Agreement pursuant to Section 11.2, all transactions contemplated under this Agreement, including the Acquisition, shall be cancelled and be deemed null and void for all intent and purposes, the Parties shall cause the Escrow Agent to release the certificates representing the Ordinary Shares to the Shareholders, and the Shareholders shall surrender the Notes, and cause the 103K Trustee to release the certificates representing the Consideration Shares, to the Parent.

12. MISCELLANEOUS.

12.1. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

12.2. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.2):

If to S&W:	Slutzky & Winshman Ltd. 4 Ha’Sadnaot Street Tel-Aviv, Israel 46728 Attention: Joey Winshman Email: joey@snw.media

with a copy to:	H-F & Co.
Rubenstein House – 7th Floor
20 Lincoln Street
Tel-Aviv, Israel 6713412
Attention: Nitzan Hirsch-Falk, Adv.
Email: nitzan@h-f.co.

If to the Shareholders:	to the addresses set forth on Schedule A

If to Parent and Merger Sub:	6400 Congress Avenue Suite 2050 Boca Raton, FL 33431 Attention: W. Kip Speyer, Chief Executive Officer E-mail: kip@brightmountainmedia.com

with a copy to:	Pearlman Law Group LLP 200 S. Andrews Avenue Suite 901 Fort Lauderdale, FL 33301 Attention: Brian A. Pearlman, Esq. E-mail: brian@pslawgroup.net

12.3. Interpretation. The S&W Disclosure Schedules and Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

12.4. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.5. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 10, upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12.6. Entire Agreement. This Agreement including the S&W Disclosure Schedules (and all exhibits and schedules thereto) and all Exhibits and Schedules to this Agreement, and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, and the Exhibits, the statements in the body of this Agreement will control.

12.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Parent may, without the prior written consent of the Shareholders, assign all or any portion of its rights under this Agreement to one or more of its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder.

12.8. No Third-party Beneficiaries. Except as specifically set forth or referred to herein, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the Optionholders shall be deemed third party beneficiaries with respect to this Agreement and the directors and officers of S&W shall be deemed third party beneficiaries with respect to Section 6.11 of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties hereto in accordance with and subject to the terms and conditions of this Agreement, and are not necessarily intended as characterization of actual facts or circumstances as of the date of this Agreement or as of any earlier date. Without limiting anything else in this Section 12.8, the representations and warranties made in this Agreement are not intended to, and do not, confer upon any Person (other than the Parties hereto and, to the extent expressly permitted, such Parties’ assignees) any rights or remedies hereunder.

12.9. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.10. Specific Performance. The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof. Except as otherwise set forth in this Agreement (including in Section 9.9), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

12.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.12. Jurisdiction and Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of Laws provisions thereof); provided however, that all matters relating to the corporate affairs of S&W (including, but not limited to, all corporate resolutions of S&W and the sale and transfer of the issued and outstanding Ordinary Shares) shall be governed by and construed in accordance with the internal substantive laws of the State of Israel. Each of the Parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, Palm Beach County, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, Palm Beach County, Florida in any such suit, action or proceeding. Each of the Parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, Palm Beach County, Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

12.13. Role of Counsel. The Parties acknowledge their understandings that this Agreement was prepared at the request of Parent and Merger Sub by Pearlman Law Group LLP, its counsel, and that such firm did not represent S&W or the Shareholders in conjunction with this Agreement or any of the related transactions. S&W and the Shareholders, as further evidenced by its or his signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

12.14. Conflict Waiver; Attorney-Client Privilege.

(a) Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:

i. H-F & Co., Law Offices (“HF”), have acted as counsel to the Shareholders and S&W and its Subsidiaries (individually and collectively, the “Seller Group”), in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Parent and Merger Sub agree, and shall cause S&W to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of S&W by HF (or any successors) shall not preclude HF from serving as counsel to the Seller Group or any director, member, shareholder, partner, officer or employee of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement and the consummation of the transactions contemplated hereby.

ii. Parent and Merger Sub shall not, and shall cause S&W not to, seek or have HF disqualified from any such representation based upon the prior representation of S&W by HF. Each of the Parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 12.14(a) shall not be deemed exclusive of any other rights to which HF are entitled whether pursuant to law, contract or otherwise.

(b) All communications between the Seller Group, on the one hand, and HF, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Group and shall not pass to or be claimed by Parent, Merger Sub or S&W. Accordingly, Parent, Merger Sub and S&W shall not have access to any Privileged Communications or to the files of HF relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Shareholders (and not Parent, Merger Sub or S&W) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Parent, Merger Sub or S&W shall be a holder thereof, (ii) to the extent that files of HF in respect of such engagement constitute property of the client, only the Shareholders (and not Parent, Merger Sub nor S&W) shall hold such property rights and (iii) HF shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Parent, Merger Sub or S&W by reason of any attorney-client relationship between HF and S&W or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Parent, Merger Sub or their respective Affiliates (including S&W), on the one hand, and a third party other than any of the Shareholders, on the other hand, Parent, Merger Sub or their respective Affiliates (including S&W) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent, Merger Sub nor their respective Affiliates (including S&W) may waive such privilege without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Parent, Merger Sub or their respective Affiliates (including S&W) is legally required by an order from a Governmental Entity or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Parent’s counsel, then Parent and Merger Sub shall immediately (and, in any event, within five (5) Business Days) notify the Shareholders in writing so that the Shareholders can seek a protective order.

[Remainder of page intentionally left blank. Signature page follows.]

Bright Mountain Media, Inc.

By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

Bright Mountain Acquisition Subsidiary Ltd. (to be formed)

By:	/s/ Alan B. Bergman
Alan B. Bergman, to be appointed sole director

Slutzky & Winshman Ltd.

By:	/s/Joey Winshman
Joey Winshman, Director

Shareholders

/s/ Nadav Slutzky
Nadav Slutzky

/s/ Joey Winshman
Joey Winshman

/s/ Eli Desatnik
Eli Desatnik

Schedule A

SHAREHOLDERS

Name and Address of Shareholder	No. of Ordinary Shares being sold to Parent	No. of Consideration Shares	Principal Amount of Note	No. of Escrow Share Amount Shares

Nadav Slutzky ______________	391,250	4,714,875	293,437.5	707,838

Joey Winshman	361,250	4,353,351	270,937.5	653,563

Eli Desatnik	247,500	2,982,573	185,625	447,770

S&W EMPLOYEE SHARES

Name and Address of S&W Employee	No. of Shares
Daniel Slutzky	3,000
Eran Greenfeld	3,000
Gilad Yefet	3,000
Hezzi Ziv	3,000
Kineret Hadad	3,000
Moris Katzobashvili	3,000
Nir Shimoni	3,000
Noa Ohev-Zion	3,000
Norine Khweis	3,000
Oded Breiner	3,000
Orly David Greenberg	3,000
Roni Gelman	3,000
Sarit Bassal	3,000
Shlomi Melamed	3,000
Shlomy Erba	3,000
Tal Bonfis	3,000
Tal Harpaz	3,000
Tomer Goldsmith	3,000
Yoav Nachshon	3,000
Asaf Baron	3,000
Total Shares:	60,000

Schedule B

SCHEDULE B

S&W Option													Calcualtion date:	7/31/2019	
Holder Name	**Address**	**I.D. No.**	**Grant Date**	**Tax Route**	**No of Options Granted**	**Exercise Price per Share**	**Vesting Schedule (years)**	**Vesting Start Date**	**Cliff Date**	**No. of Shares Vested**	**No. of Shares Unvested**	**Vesting Schedule**	**Option Exchange Ratio for Options**	**Number of BMM's Consideration Shares**	**Number of BMM's Restricted Shares**
Orly David Greenberg			11/8/2017	102(b)(2)	4,454	$ 3.00	4	7/1/2017	7/1/2018	2,227	2,227	Note 1	10.6401	23,696	23,696
Tal Harpaz			11/8/2017	102(b)(2)	3,176	$ 3.00	4	11/8/2015	11/8/2016	2,779	397	Note 1	10.6401	29,569	4,224
Yoav Nachshon			11/8/2017	102(b)(2)	3,176	$ 3.00	4	5/8/2016	5/8/2017	2,382	794	Note 1	10.6401	25,345	8,448
Eran Greenfeld			11/8/2017	102(b)(2)	2,041	$ 3.00	4	2/1/2017	2/1/2018	1,148	893	Note 1	10.6401	12,215	9,501
Kineret Hadad			11/8/2017	102(b)(2)	2,041	$ 3.00	4	11/1/2017	11/1/2018	765	1,276	Note 1	10.6401	8,144	13,573
Tal Bonfis			2/13/2018	102(b)(2)	11,000	$ 3.00	3	2/1/2018	2/1/2018	6,508	4,492	Note 2	10.6401	69,249	47,792
Roni Gelman			2/13/2018	102(b)(2)	10,000	$ 3.00	3	2/1/2018	2/1/2018	5,917	4,083	Note 2	10.6401	62,954	43,447
Tal Bonfis			11/20/2018	102(b)(2)	4,500	$ 2.00	3	11/20/2018	11/20/2018	750	3,750	Note 3	11.2115	8,409	42,043
Tal Harpaz			11/20/2018	102(b)(2)	1,350	$ 2.00	3	11/20/2018	11/20/2018	225	1,125	Note 3	11.2115	2,523	12,613
Yoav Nachshon			11/20/2018	102(b)(2)	1,125	$ 2.00	3	11/20/2018	11/20/2018	188	938	Note 3	11.2115	2,102	10,511
Roni Gelman			11/20/2018	102(b)(2)	2,700	$ 2.00	3	11/20/2018	11/20/2018	450	2,250	Note 3	11.2115	5,045	25,226
Orly David Greenberg			11/20/2018	102(b)(2)	2,025	$ 2.00	3	11/20/2018	11/20/2018	338	1,688	Note 3	11.2115	3,784	18,919
Moris Katzobashvili			11/20/2018	102(b)(2)	5,000	$ 2.00	4	11/11/2018	11/11/2019	-	5,000	Note 1	11.2115	-	56,058
Hezzi Ziv			11/20/2018	102(b)(2)	2,000	$ 2.00	4	5/4/2018	5/4/2019	500	1,500	Note 1	11.2115	5,606	16,817
Shlomi Melamed			11/20/2018	102(b)(2)	2,000	$ 2.00	4	5/1/2018	5/1/2019	500	1,500	Note 1	11.2115	5,606	16,817
Norine Khweis			11/20/2018	102(b)(2)	2,000	$ 2.00	4	6/3/2018	6/3/2019	500	1,500	Note 1	11.2115	5,606	16,817
Noa Ohev-Zion			11/20/2018	102(b)(2)	2,000	$ 2.00	4	6/24/2018	6/24/2019	500	1,500	Note 1	11.2115	5,606	16,817
Sarit Bassal			11/20/2018	102(b)(2)	2,000	$ 2.00	4	6/3/2018	6/3/2019	500	1,500	Note 1	11.2115	5,606	16,817
Nir Shimoni			3/31/2019	102(b)(2)	2,000	$ 2.00	4	12/23/2018	12/23/2019	-	2,000	Note 1	11.2115	-	22,423
Gilad Yefet			3/31/2019	102(b)(2)	2,000	$ 2.00	4	3/3/2019	3/3/2020	-	2,000	Note 1	11.2115	-	22,423
Tomer Goldsmith			3/31/2019	3(i)	4,500	$ 2.00	4	5/1/2018	6/1/2019	1,125	3,375	Note 1	11.2115		
Daniel Slutzky			11/8/2017	3(i)	4,454	$ 3.00	4	2/11/2015	2/11/2016	4,454	-	Note 1	10.6401		
Daniel Slutzky			11/20/2018	3(i)	1,350	$ 2.00	3	11/20/2018	11/20/2018	225	1,125	Note 3	11.2115		
Oded Breiner			12/15/2017	3(i)	4,454	$ 3.00	4	12/15/2017	12/15/2018	1,670	2,784	Note 1	10.6401		
Oded Breiner			11/20/2018	3(i)	3,600	$ 2.00	3	11/20/2018	11/20/2018	600	3,000	Note 3	11.2115		
Shlomy Erba			11/20/2018	3(i)	2,000	$ 2.00	4	1/18/2018	1/18/2019	750	1,250	Note 1	11.2115		
					86,946					**35,001**	**51,945**			**281,065**	**444,982**
															Total

Note 1 Vesting - 25% of the Options after 12 months and 6.25% of the Options at the end of each quarter thereafter

Note 2 Vesting - 30% of the Options immediately and 5.83% of the Options at the end of each quarter thereafter

Note 3 Vesting - 8.333% of the Options at the end of each quarter

Consideration Shares	13,000,000
Price Per Buyer Share	$ 1.75
Purchase Price	$ 23,500,000
Purchase Price per Share	21.6202

Schedule C

Name of Affiliate Shareholder	No. of Shares of Parent Common Stock Subject to Affiliate Lock-Up Agreement

W. Kip Speyer	9,567,463

SCHEDULE 3

S&W DISCLOSURE SCHEDULES

to the

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER

DATED JULY 31, 2019

BY AND AMONG

BRIGHT MOUNTAIN MEDIA, INC.,

A FLORIDA CORPORATION

(THE “BUYER”)

BRIGHT MOUNTAIN ISRAEL ACQUISITION LTD.,

AN ISRAELI CORPORATION (IN FORMATION)

(THE “MERGER SUB”),

SLUTZKY & WINSHMAN, LTD.,

AN ISRAELI CORPORATION

(“S&W”)

AND

THE SHAREHOLDERS OF S&W

(THE “SHAREHOLDERS”)

S&W DISCLOSURE SCHEDULES

to the

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER

Reference is made to that certain Share Exchange Agreement and Plan of Merger (“Agreement”) dated July 31, 2019, between and among Bright Mountain Media, Inc. (the “Buyer”), Slutzky & Winshman Ltd. (“S&W”), Merger Sub, and the shareholders of S&W listed on the signature page of the Agreement and Schedule A attached thereto (collectively, the “Shareholders” and individually a “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

The section numbers in the individual schedules included herein (each, a “Schedule” and collectively, the “Schedules”) correspond to the section numbers in the Agreement. The Schedules are qualified in their entirety by reference to the specific provisions of the Agreement. Headings have been included on each Schedule for convenience of referral only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement. Nothing in these Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or create any covenant.

Each representation and warranty set forth in the Agreement shall be subject to: (a) the exceptions and disclosures set forth in the part or subpart of these Schedules corresponding to the particular Section or subsection in Section 3 of the Agreement in which such representation and warranty appears; (b) any exceptions or disclosures cross-referenced in such part or subpart of these Schedules by reference to another part or subpart of these Schedules, and (c) any information disclosed herein under any section or subsection shall be deemed to be disclosed and incorporated in any other Schedule where the relevance of such disclosure is reasonably apparent on the face of such disclosure that it applies to such other Schedule, whether or not specifically mentioned in such other Schedule.

In the interest of maximum disclosure, items, Contracts and other matters, listed under any Schedule in response to the representations and warranties in the Agreement which are qualified by “materiality” and similar qualifications, are not necessarily material. Accordingly, no reference to, or disclosure of, any item, Contract or other matter on any Schedule shall not constitute an admission or indication that such item Contract or other matter is material or would have a Material Adverse Effect, or that any such item Contract or other matter is required to be disclosed thereon. The information contained in any part or subpart of these Schedules is disclosed solely for the purposes of the Agreement and descriptions or terms of Contracts and documents herein are summaries only and are qualified in their entirety by the specific terms of such Contracts and documents. No reference herein to any Contract or document shall be construed as an admission or indication by any party to the Agreement to any third party of any matter whatsoever, including, without limitation, that such Contract or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document, except as otherwise explicitly set forth in any Schedule or the Agreement. No disclosure on a Schedule relating to a possible breach or violation of any contract, law or order shall be construed as an admission or indication that breach or violation exists or has actually occurred. The information contained in any part or subpart of these Schedules is confidential, proprietary information of S&W, and Buyer shall be subject to the terms of the Agreement with respect thereto. Where the representations and warranties in the Agreement contain specific dollar thresholds, items, Contracts and other matters listed in response thereto may include items, Contracts and other matters that are below such dollar thresholds.

1

SCHEDULE 3.1

(Organization and Good Standing)

Lumynox Limited, a wholly owned subsidiary of S&W.

2

SCHEDULE 3.3

(Ownership of Ordinary Shares)

Reference is hereby made to Schedule 3.8 below.

Schedule 3.3(a)

1.	Slutzky & Winshman Ltd., Shareholders’ Agreement, by and between the Shareholders and Itay Rubinstein, dated June 28, 2015 (the “Shareholders Agreement”).
2.	Settlement and Release Agreement, by and between the Shareholders and Itai Rubinstein, dated October 23, 2018 (the “Settlement Agreement”).

Schedule 3.3(b)

1.	Reference is hereby made to Schedule B of the Agreement.
2.	The Shareholders Agreement.
3.	The Settlement Agreement.

3

SCHEDULE 3.4

(No Conflicts or Defaults)

1.	Lease Agreement by and between S&W and Nechsei 4 D (2000) Ltd., dated December 18, 2016 (the “Lease Agreement”).
2.	Options Tax Ruling.
3.	Interim Options Tax Ruling.
4.	103K Tax Ruling.
5.	Interim 103K Tax Ruling

4

SCHEDULE 3.5

(Consents of Third Parties)

Reference is hereby made to Schedule 3.4 above.

5

SCHEDULE 3.6

(Actions Pending)

1.	Letter Demand for Payment and Notice from Integral Marketing Ltd., dated July 3, 2019.
2.	Letter Demand for Payment from Multiplier Capital, LP., dated December 19, 2018.
3.	Letter Re, Amount Due: $43,205.45 from Parallel Digital, Inc., dated May 6, 2019.
4.	Email correspondences by and between S&W and Tucker Albin & Associates and S&W Response Letter, dated February 13, 2019.
5.	Letter Re: Unlawful Termination of Mrs. Deborah (Ganem) Bitton, dated July 15, 2018, and S&W Response Letter, dated September 6, 2018 (“Deborah Letter”).

6

SCHEDULE 3.8

(Assets)

1.	S&W has obtained a credit line from Bank Leumi Le-Israel (the “Bank”) in the amount of up to NIS200,000 pursuant to which it has created a pledge, registered with the Israeli Registrar of Companies on December 2, 2018, in favor of the Bank, on the funds in S&W’s account with the Bank.
2.	In connection with the Innovfin SME Guarantee Facility – Eligibility Criteria, by and between S&W and the Bank, dated November 21, 2018, S&W has created pledges, registered with the Israeli Registrar of Companies on December 2, 2018, in favor of the Bank.
3.	The Lease Agreement.

7

SCHEDULE 3.9

(Intellectual Property)

Schedule 3.9(a)(i)

S&W’s domain names:

1.	acendub.com
2.	adservdsp.com
3.	app-adstxt.com
4.	ctvedge.com
5.	dspservme.com
6.	magenadom.com
7.	noteify.net
8.	rtbidhost.com
9.	searchype.com
10.	serverhost1.com
11.	snow-tv.com
12.	snowvi.com
13.	snwcdn.com
14.	vidwords.com
15.	appadstxt.co
16.	adservme.co
17.	snw.media
18.	3lxr.com
19.	4autonew.com
20.	4celebnews.com
21.	4financenews.com
22.	4healthnews.com
23.	4mobilenews.com
24.	4motornews.com
25.	4teknews.com
26.	4watch.tv
27.	active8ads.com
28.	adservme.com
29.	engenie.tv
30.	innov8ads.com
31.	integr8ads.com
32.	live4news.com
33.	lumynox.com
34.	mark8ads.com
35.	newsforyou.top
36.	popolopop.com
37.	quin.network
38.	quinblock.com
39.	quinblockchain.com
40.	quinchain.com
41.	quinprotocol.co

8

42.	quinprotocol.com
43.	quinprotocol.io
44.	rtbang.me
45.	rtbid.net
46.	serverhost2.com
47.	spearnox.com
48.	titanblock.ai
49.	titanblocks.com
50.	weeklygifts.xyz
51.	snw.media
52.	theringsize.com

Schedule 3.9(a)(i)

S&W technology’s proprietary source code.

Schedule 3.9(b)

1.	AdKernel Video and Display Platform Licensing Terms, by and between S&W and AdKernel LLC., dated December 1, 2017.
2.	AdKernel CPC/CPV Platform Licensing Terms, by and between S&W and AdKernel LLC., dated December 1, 2017.
3.	Enterprise Software License Order Form by and between S&W and Mux, Inc., dated March 29, 2019, and the Terms of Service referenced therein (the “Mux Agreement”).
4.	Pixalate Master Services Agreement by and between S&W and Pixalate, Inc., dated July 10, 2019, and the Service Order attached therein (the “Pixalate Agreement”).
5.	Master Services Agreement and Terms of Use by and between S&W and Cedato Technologies Ltd.
6.	Master Services Agreement by and between S&W and Likqid Media, Inc., dated January 1, 2015.
7.	Master Services Agreement by and between S&W and SpringServe LLC., dated March 30, 2016.
8.	Marketplace Agreement by and between S&W and Aniview, Inc., dated April 27, 2017.

Schedule 3.9(c)

Reference is hereby made to Schedule 3.8 above.

9

SCHEDULE 3.11

(Contracts)

1.	The Lease Agreement.
2.	Consulting Agreement by and between S&W and Dollarbird Technologies, dated January 1, 2019.
3.	Reference is hereby made to Schedule 3.8 above.
4.	S&W 2017 Israeli Share Option Plan (the “Option Plan”).
5.	S&W Incentive Plan for Achievement of Certain Milestones providing for a certain bonus to S&W’s employees upon closing of a “Triggering Transaction” for which the employee was the effective cause (the “Employees’ Incentive Plan”).
6.	Letter Agreement Re: Review of interim financial statements as of March 30, 2019, by and between S&W and Kost, Forer, Gabbay & Kasierer, dated June 14, 2019.
7.	Letter Agreement Re: Audit of annual financial statements as of December 31, 2019, by and between S&W and Kost, Forer, Gabbay & Kasierer, dated March 28, 2019.
8.	Letter Agreement Re: Retainer Proposal for Legal Services, by and between S&W and Shenhav, Konforti, Rotem & Co. Attorneys, dated February 15, 2018.
9.	Tax Services Agreement by and between S&W and Kost, Forer, Gabbay & Kasierer, dated July 17, 2019.
10.	Mux Agreement.
11.	Pixalate Agreement.

10

SCHEDULE 3.13

(Insurance)

1.	Comprehensive Credit Insurance Policy issued by B.S.S.CH. – The Israeli Credit Insurance Company Ltd.
2.	Directors and Officers Liability Insurance Policy issued by Menura Mivtachim Insurance Ltd.
3.	Office Umbrella Insurance Policy issued by Clal Insurance Company Ltd.

11

SCHEDULE 3.15

(Employees)

Schedule 3.15(a)

1.	Attached is S&W employee census:

Position and title	Commencement Date	date of birth	Actual scope of employment (%)	Notice Period	Base salary	Global overtime payment	Monthly Salary	Hourly	Travel expenses (NIS)	Monthly Salary for Social Benefits	Base salary for Pension fund allocations	Pension insurance (%) - company’s allocation	Pension fund (%) - employee allocation	Base salary for Managers’ insurance allocations	Managers’ insurance (%) - company’s allocation	Managers’ insurance (%) - employee allocation	Base Salary for Disability Insurance	Disability Insurance (%) - company’s allocation	Severance payments - company’s allocation (%)	Section 14 arrangement (Y/N)	Section 14 arrangement has been applied from the commencement date and on the basis of the entire monthly salary (Y/N)	Base salary for Education Fund allocations	Education Fund-company’s (%) allocation	Education Fund - employee’s (%) allocation	Vacation Days entitlement (Annual)	Accrued vacation days	Sick days entitlement (Annual)	Accrued sick days	Entitlement for recuperation days	Meal Voucher	most recent salary increase (as % of salary)	Commission - for Preceding Fiscal Year	Annual Bonuses for Preceding Fiscal Year	most recent salary increase (as % of salary)	Date of recent salary increase	Employee is on leave?	comments
CMO	02/01/2015	28/12/1987	100%	30 days	₪ 31,000	₪ 10,550	₪ 44,550	N/A	₪ 3,000	₪ 25,000	₪ 25,000	6.5%	6.0%	₪ 25,000	6.5%	6.0%	₪ 25,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	22.35	15	52.5	Y	N/A	-10%		N/A			N
CFO	01/07/2017	18/12/1981	100%	30 days	₪ 21,500	₪ 7,250	₪ 29,250	N/A	₪ 500	₪ 29,250	₪ 29,250	6.5%	6.0%	₪ 29,250	6.5%	6.0%	₪ 29,250	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	19.67	15	17	Y	N/A	-10%		N/A			N
Bookkeeper	01/11/2017	14/09/1978	100%	30 days	₪ 10,125	₪ 3,375	₪ 14,000	N/A	₪ 500	₪ 14,000	₪ 14,000	6.5%	6.0%	₪ 14,000	6.5%	6.0%	₪ 14,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	22.84	15	1	Y	N/A	-10%		N/A			N
Head of HR	08/11/2015	23/11/1983	100%	30 days	₪ 9,750	₪ 3,250	₪ 13,500	N/A	₪ 500	₪ 13,500	₪ 13,500	6.5%	6.0%	₪ 13,500	6.5%	6.0%	₪ 13,500	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	19.64	15	40.66	Y	N/A	-10%		N/A			N
Video Director	15/03/2015	22/08/1989	100%	30 days	₪ 13,125	₪ 4,375	₪ 18,000	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	33.96	15	69.35	Y	N/A	-10%	3-5% of RR	N/A			N
Video Partnership Manager	24/06/2018	29/04/1987	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	13.5	15	13.5	Y	N/A	-10%	3-5% of RR	N/A			N
Video Partnership Manager	03/06/2018	14/06/1995	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	10.67	15	-2.5	Y	N/A	-10%	3-5% of RR	N/A			N
CTV Manager	08/05/2016	11/10/1988	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	26.98	15	34.67	Y	N/A	-10%	3-5% of RR	N/A			N
Head of Programmatic	01/02/2015	14/02/1983	100%	30 days	₪ 11,100	₪ 3,700	₪ 15,300	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	25.35	15	45.5	Y	N/A	-10%	3-5% of RR	N/A			N
Programmatic Specialist	01/02/2017	04/03/1983	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	14.34	15	26.5	Y	N/A	-10%	3-5% of RR	N/A			N
COO Adservme	11/11/2018	12/12/1985	100%	by law	₪ 18,250	₪ 6,250	₪ 25,000	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	8.34	15	9	Y	N/A	N/A	3-5% of RR	N/A			N
Demand Manager	23/12/2018	30/10/1987	100%	by law	₪ 8,500	₪ 3,000	₪ 12,000	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	7.67	15	5	Y	N/A	N/A	3-5% of RR	N/A			N
Supply Manager	01/05/2018	20/11/1986	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	14.34	15	11.5	Y	N/A	-10%	3-5% of RR	N/A			N
DSP Manager	01/05/2018	30/11/1987	100%	30 days	₪ 7,725	₪ 2,575	₪ 10,800	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	8.84	15	15	Y	N/A	-10%	3-5% of RR	N/A			N
Performance Manager	03/03/2019	18/05/1987	100%	by law	₪ 8,500	₪ 3,000	₪ 12,000	N/A	₪ 500	₪ 20,000	₪ 20,000	6.5%	6.0%	₪ 20,000	6.5%	6.0%	₪ 20,000	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	5.17	15	-1	Y	N/A	N/A	3-5% of RR	N/A			N
Engineer	01/06/2018	23/04/1990	100%	30 days	₪ 14,475	₪ 4,825	₪ 19,800	N/A	₪ 500	₪ 19,800	₪ 19,800	6.5%	6.0%	₪ 19,800	6.5%	6.0%	₪ 19,800	2.5%	8.33%	Y	Y	₪ 15,712	7.5%	2.5%	20	0.17	15	18.5	Y	N/A	-10%		N/A			N

2.	Reference is hereby made to Schedule B of the Agreement.
3.	Reference is hereby made to Schedule 3.15(b) below.

Schedule 3.15(b)

1.	The Option Plan.
2.	Employees’ Incentive Plan.
3.	S&W provides its employees with an holiday gift card twice a year in an amount of approximately NIS 500.

Schedule 3.15(c)

The Deborah Letter

Schedule 3.15(d)

None.

12

SCHEDULE 3.16

(Taxes)

None.

13

SCHEDULE 3.18

(No Other Actions)

S&W Liabilities towards its publishers for outstanding media costs.

14

EXHIBIT A-1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of ___________, 2019 (the “Effective Date”) by between, Slutzky & Winshman Ltd., Company Number 515202489, an Israeli company, (the “Company”) which is a wholly owned subsidiary of Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), and Joey Winshman, holder of an Israeli ID number 302298419 (the “Employee”).

WHEREAS,	the Employee is a shareholder and co-founder of the Company and has served as its ___________ since ________;

WHEREAS,	on the Effective Date, Bright Mountain Media, acquired all of the issued and outstanding ordinary shares of the Company from its shareholders, including the Employee (the “Shareholders”), pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated July 31, 2019 by and among Bright Mountain Media, Merger Sub (as defined therein), the Company and the Shareholders (the “Share Exchange Agreement”);

WHEREAS,	on the closing of the Share Exchange Agreement, the Company became a wholly-owned subsidiary of Bright Mountain Media;

WHEREAS,	in order to maintain the consistency of the operations of the Company following the closing of the Share Exchange Agreement, as a condition precedent to the transactions contemplated by the Share Exchange Agreement, the Employee agreed to enter into this Agreement;

WHEREAS,	the Employee has declared that he has the required knowledge, experience and expertise to fulfill the Position (as defined below); and

WHEREAS,	the Company wishes, based on the Employee’s aforementioned declaration, to continue the employment of the Employee, and the Employee wishes to continue to be employed by the Company as of the Effective Date and throughout the Term (as such term is defined below), all in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE,	in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

1.	General

1.1	The preamble and appendices to this Agreement are an integral part thereof and are hereby incorporated by reference.

1.2	The headings in this Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.

1.3	In this Agreement words referring to a male employee are intended also for a female employee.

2	Employment and Position.

2.1	The term (“Term”) of employment hereunder will commence on the Effective Date and end on the second (2nd) anniversary of the Effective Date (the “Initial Term”), and may be extended for additional one (1) year periods (each a “Renewal Term”) by written notice given by the Company to the Employee at least sixty (60) days before the expiration of the Term or the Renewal Term, as the case may be, unless this Agreement shall have been terminated pursuant to Section 7 of this Agreement.

2.2	The Employee shall be employed by Company in the position as described in Exhibit A hereto (the “Position”). The Company may change the scope of authority and/or content of the Position, and/or to ask the Employee to perform work out of the scope of the Position from time to time.

2.3	The Employee shall report regularly to the person set forth in Exhibit A hereto, or to any other person, as Company, at its sole discretion, shall instruct the Employee from time to time (the “Supervisor”).

3	Employee’s Duties, Representations and Warranties.

3.1	The Employee affirms and undertakes throughout the term of this Agreement:

3.1.1	To devote his entire working time, know-how, expertise, talent, experience and best efforts to the business and affairs of the Company and to perform his duties and functions diligently and skillfully with the utmost expertise and devotion.

3.1.2	To travel abroad from time to time if and as may be required pursuant to his Position.

3.1.3	Not to receive, at any time, whether during the term of this Agreement and/or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with the Employee’s employment with the Company, without the Company’s prior written authorization.

3.1.4	To immediately and without delay inform the Company of any affairs and/or matters in which the Employee and/or Employee’s immediate family has personal interest which might conflict the Employee’s obligations and Position and/or employment with Company (including its affiliates) and/or the interests of the Company (including its affiliates).

3.1.5	Not, without the prior written consent of the Company, to undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits except for de minimis non-commercial or non-business activities.

Prior to signing this Agreement, the Employee will inform the Company of any employment, occupation, engagement or activity in which the Employee is involved and that would require the Company’s written consent per the paragraph above.

3.1.6	To comply with any applicable law or provision, pertaining to his employment and with all the Company’s regulations, work-rules, policies, procedures and objectives, as shall be in effect from time to time (the “Company’s Rules”) including, without limitation, the Company’s Rules for Prevention of Sexual Harassment at the Workplace. In the event of inconsistency or contradiction between the provisions of this Agreement and the Company’s Rules, this Agreement shall prevail.

3.1.7	To comply with all corporate governance and insider trading policies of Bright Mountain Media as may be adopted or amended from time to time and brought to Employee’s attention during the Term and any Renewal Term.

3.1.8	This Agreement supersedes in its entirety any prior agreements between the parties hereto regarding the subject matter hereof.

3.1.9	This Agreement is confidential and therefore the Employee shall not disclose this Agreement as a whole, or any part thereof, to any third party (not including the Employee’s spouse, attorney or tax advisor), including, without limitation, to any other employee of the Company.

3.1.10	The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof:

(i) will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which he is bound, including without limitation, any confidentiality, invention assignment or non-competition agreement; (ii) that no provision of any law, regulation, agreement or other document prohibits him from entering into this Agreement; (iii) do not require the consent of any person or entity; and (iv) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee (other than any affiliate of the Company).

3.2	The Employee consents, of his/her own free will, that the information in this Agreement and any information concerning the Employee gathered by the Company with respect to his employment at the Company, will be held and managed by the Company on a database according to law, and that the Company shall be entitled to transfer such information to third parties, in Israel or abroad (including to countries which have a different level of data protection than that existing in Israel). The Company undertakes that the information will be used and transferred, if required, for legitimate business purposes only and while maintaining the Employee’s right to privacy.

3.3	The Employee acknowledges that Bright Mountain Media and the Company are relying on the Employee’s representations under this Section 3 upon entering into this Agreement and any misrepresentation under this section by the Employee shall constitute a material breach of this Agreement.

4	Time and Attention

4.1	In general, work for the Company shall be performed on Sunday through Thursday, unless determined and instructed otherwise by the Company.

4.2	A regular workweek shall consist of at least 42 hours that will be divided as follows: 4 days a week – at least, 8.6 hours per day, not including a 45 minutes daily break on Employee’s account, and 1 day a week – at least 7.6 hours per day, not including a 45 minutes daily break on Employee’s account. The Company does not schedule breaks – it is the Employee’s responsibility to take his break. The Company shall assume that the Employee has indeed taken a break in every day of work.

4.3	Saturday shall be the Employee’s recognized and official rest day.

4.4	Per the requirements under applicable law, the Employee shall cooperate with the Company in maintaining a record of the number of hours of work performed, in accordance with the Company’s Rules and instructions.

5	The salary

5.1	The Company shall pay the Employee a gross monthly salary in the amount as set forth in Exhibit A hereto (the “Base Salary”).

5.2	In addition to the Base Salary, since the performance of Employee’s position shall require the Employee, from time to time, to work beyond the regular work hours, and on irregular days, the Company shall pay the Employee, each month, a payment in the amount set forth in Exhibit A hereto (such amount, the “Global Overtime Payment”).

For the avoidance of doubt, The Global Overtime Payment reflects a full compensation for work performed by the Employee beyond the scope of the regular working hours for an average amount of hours per month as set forth in Exhibit A. The Employee acknowledges that he may not work overtime hours beyond the set quota of overtime hours, without receiving prior written consent of the Company to do so, and any performance of such additional work without the prior written consent shall not entitle the Employee with any additional payment.

5.3	For the purposes of this Agreement, the Base Salary and the Global Overtime Payment shall be referred to herein collectively, as the “Monthly Salary”.

5.4	It is agreed that 10% of the Monthly Salary shall be considered to be a special compensation for the Employee’s obligation for confidentiality, return of confidential information, non-competition, non-solicitation, and no conflicting obligations set forth in the IP Agreement, Exhibit B herein (the “Special Compensation”).

5.5	The Monthly Salary shall be paid to the Employee no later than the 9th day of the following month.

6	Social Benefits

6.1	Pension Plan: The Company and the Employee will obtain and maintain managers’ insurance or a pension fund, or a combination of both, per the employee’s preference and choice (the “Pension Plan”). The contributions to the Pension Plan shall be as detailed below:

6.1.1	8.33% of the Monthly Salary shall go towards severance pay component.

6.1.2	6.5% of the Monthly Salary shall go towards the pension component.

In the event that the Pension Plan is a mangers insurance policy or a provident fund (which is not a pension fund) the said rate shall include the rate of acquiring a loss of working capacity insurance for the Employee by Company at a cost of 2.5% of the Monthly Salary, or at such rate that will entitle Employee to a disability pension of 75% of the Monthly Salary, whichever is lesser (the “Disability Insurance”) provided that the Company’s contribution towards the pension component shall not be less than 5%. For the removal of any doubt, in the event that the Company’s contributions towards pension component plus the cost of the Disability Insurance is less than 6.5% of the Monthly Salary, the Company shall supplement its contributions towards the Employee’s pension component in an amount that shall put the cost of the Disability Insurance plus the Company’s contributions towards pension component at 6.5% of the Monthly Salary (Company’s contributions towards severance pay component, pension component and Disability Insurance if applicable, collectively shall be referred to as “Company’s Contribution”).

6.1.3	The Employee shall contribute 6% of the Monthly Salary towards the pension component (the “Employee’s Contribution”).

6.1.4	If the Employee chose to combine managers’ insurance and pension fund, the terms, structure and percentages, as defined above, with respect to Managers’ Insurance and Pension Fund shall apply, proportionally, to the portions of the Employee’s salary which the Employee chose to insure in Managers’ Insurance and Pension Fund.

6.1.5	For clarity’s sake, the abovementioned contributions to the Employee’s Pension Plan may be changed from time to time per the applicable law.

6.1.6	It is agreed and warranted between the parties that the Company’s provisions to the severance component are in lieu of severance pay, in accordance with the provisions of the General Approval regarding Employers’ Payments to a Pension Fund and Insurance Fund In lieu of Severance Pay issued by virtue of Section 14 of the Severance Pay Law 5723-1963 by the Labor Minister, dated June 30, 1998 (as amended and as may be amended from time to time) (the “General Approval”). By signing this agreement, the parties are acknowledging their consent to applicability of the provisions of the General Approval, a copy of which is attached hereby as Exhibit C, together with an English translation of the same, attached hereto as Exhibit D, which constitutes an integral part hereof. In so far as amendments to the General Approval shall be necessary, according and subject to any law or regulations, the provisions of the amended General Approval shall prevail and replace the General Approval attached hereto as Exhibit C and Exhibit D.

6.2	Education Fund: The Company and the Employee shall open and maintain an education fund (“Keren Hishtalmut” in Hebrew) (the “Education Fund”). The Company shall contribute to the Education Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Education Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment. In any event, any tax liability related to the Education Fund shall be borne, exclusively, by the employee. The Employee hereby authorizes the Company to transfer to the Education Fund the amount of the employee’s and the Company’s contribution from each Monthly Salary payment.

6.3	Annual Bonus:

6.3.1	The Employee shall be entitled to an annual cash bonus in accordance with, and subject to, all the terms and conditions of the applicable plan to be adopted by the Company (the “Annual Bonus”).

6.3.2	The Parties agree that no later than ____ days from the Effective Date, the terms and conditions under which the Employee shall be entitled to receive the Annual Bonus will be agreed upon in writing.

6.4	Reimbursement of Expenses: The Company shall reimbursement the Employee for any reasonable expenses incurred by Employee, including reimbursement of mobile phone expenses, car expenses, etc, provided that such expenses have been pre-approved by the Company. Reimbursement of any out of pocket expenses shall be done against receipts and/or other appropriate documentation as may be required by Company from time to time. All in accordance with the Company’s policies and guidelines on this subject and as may be adopted or amended after the date hereof.

6.5	Travel Expenses: Employee shall be entitled to reimbursement of travel expenses in the amount detailed in Exhibit A.

6.6	Annual leave: The Employee shall be entitled to paid annual vacation days as set forth in Exhibit A hereto. The Employee shall be obliged to take at least five (5) paid vacation days during each calendar year, as prescribed by law. The Employee will make every effort to exercise his annual vacation; if the Employee is unable to utilize all the vacation days by the end of a calendar year, provided that he took at least five (5) paid vacation days during such calendar year, he shall be entitled to accumulate the unused balance of the vacation days standing to his or her credit up to the Maximum Amount set forth in in Exhibit A hereto. For the avoidance of doubt, at the end of each calendar year any unused vacation days in excess of the Maximum Amount shall be canceled, nulled and shall not redeemable in any event.

6.7	Sick Pay: The Employee shall be entitled to sick pay in accordance with the applicable law.

6.8	Convalescence Payments: The Employee shall be entitled to convalescence payments (in Hebrew: “Dmei Havra’a”) in accordance with applicable law.

6.9	The Employee shall bring to the attention of his Supervisor any call-up order for military reserve duty immediately upon receipt of the order.

7	Term and Termination

7.1	Upon the lapse of the Initial Term, either party may terminate the Employee’s employment by providing prior written notice in the number of days set forth in Exhibit A hereto (the “Notice Period”). During the Notice Period, whether notice has been given by the Employee or by the Company, the Employee shall continue to work and perform all regular duties unless instructed otherwise by the Company and shall cooperate with the Company and use his/her best efforts to assist the integration into the Company of the person or persons who will assume the Employee’s responsibilities and duties.

7.2	The Company shall be entitled, but not obligated, at any time prior to the expiration of the Notice Period, at its sole discretion: (i) to waive the Employee’s actual work during the Notice Period, or to reduce the scope of the Employee’s work hours, while continuing to pay the Employee his regular payments and benefits until the completion of the Notice Period; or (ii) terminate this Agreement and the employment relationship, at any time prior to the expiration of the Notice Period, and pay the Employee the applicable payment in lieu of notice period, per applicable law.

7.3	Notwithstanding the foregoing, the Company may immediately terminate the Employee’s employment at any time for “Cause” (as defined below) or and “Entitling Event” (as such is defined in section 2(b) in the General Approval (attached to this Agreement as Exhibit C), without Notice Period or any compensation in lieu of Notice Period and/or severance pay (subject to applicable law).

7.4	For the purpose of this Agreement, “Cause” means: (A) committing or participating in an injurious act of fraud, or embezzlement against the Company; (B) committing or participating, willfully, in an injurious act or omission in a manner which was materially damaging to the Company; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction for a felony under the laws of the State of Israel, the United States or any state thereof; (E) conviction of, or plea of guilty or nolo contendere to, violation of any U.S. Federal or state securities laws, rules or regulations, or any rules or regulations of any stock exchange or other market on which Bright Mountain Media’s securities may be listed or quoted for trading; (F) violation of Bright Mountain Media’s corporate insider trading policies in a manner which was materially damaging to the Company; or (G) any assignment of this Agreement in violation of Section 10.4 of this Agreement.

8	Confidentiality, Non-Compete and Proprietary Rights.

8.1	The Employee shall be required, as a condition to Employee’s employment with the Company, to sign the Non-Competition, Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B hereto (the “IP Agreement”).

8.2	For the removal of doubt, it is hereby clarified that the Employee’s compensation under this Agreement has been calculated to include special consideration for his commitments under the IP Agreement. Employee will not be entitled to any further consideration for such commitments, expressly including no entitlement to royalties for any Service Inventions as defined in Section 132 of the Patent Law, 1967 (the “Patent Law”). This clause constitutes an express waiver of the Employees rights under Section 134 of the Patent Law.

9	Use of Company’s Computer Systems

The Employee hereby agrees and acknowledges that he has read, understands and consents to the Company Computer Policy attached hereto as Exhibit E and incorporated herein by reference, and agrees to, concurrently with the execution of this Agreement, to sign on Exhibit E.

10	Supplementary Provisions

10.1	All taxes, levies and compulsory payments that the Company is liable to deduct, pursuant to any law, at the Employee’s expense, shall be deducted at source from all the payments, rights and benefits to which the Employee is entitled, pursuant to this agreement or its appendices, unless expressly provided otherwise in this agreement.

10.2	This Agreement, together with its Exhibits and Schedules, constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, including, without limitations, the employment agreement by and between the parties herein, dated January 1, 2017, and may not be amended, modified or supplemented in any respect, except by a subsequent written document executed by both Employee and the Company. All actions to be taken by the Company hereby shall be taken upon the instruction of the Chief Executive Officer of Bright Mountain Media.

10.3	For avoidance of doubt, it is noted and emphasized that this Agreement, including its Exhibits and Schedules, also constitutes, the written notice to the Employee, pursuant to the Notice to Employee and Job Candidate Law (Employment Conditions and Candidate Screening and Selection),5762- 2002. This Agreement does not derogate from any right vested to the Employee by virtue of any law, extension order, collective bargaining agreement, to the extent such apply to the Employee.

10.4	The Company may assign or transfer this Agreement, or any right, claim or obligation provided herein subject to any applicable law, provided however that none of the Employee’s rights under this Agreement are thereby diminished. The obligations of the Employee hereunder shall not be assignable or delegable.

10.5	All notices, requests and other communications to any party hereunder shall be given or made in writing and faxed, emailed, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Agreement or to such other address (or fax number or email address) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by fax or email, one (1) business day after such fax is transmitted to the fax number or email address specified herein and the appropriate answerback is received, or (b) if given by any other means, when delivered at the address specified in the Agreement.

10.6	This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Israel without giving effect to principles of conflicts of law thereof. The parties submit to the exclusive jurisdiction of the competent courts of Israel in any dispute related to this Agreement.

10.7	The parties hereby confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first appearing above.

Slutzky & Winshman Ltd.	Employee

Signature: _______________________	Signature:_______________________

Name: _______________________	Name: _______________________

Title: _______________________	_______________________

Bright Mountain Media, Inc.

Signature: _______________________
W. Kip Speyer, Chief Executive Officer

Exhibit A

Below is a table detailing the specific terms of Employee’s employment at Slutzky & Winshman Ltd., as referred to in the Agreement (the “Specific Terms”). The Specific Terms set forth below are subject to the terms and conditions set forth in the Agreement. Capitalized terms used but not defined herein shall have the meanings as ascribed to them under the Agreement.

1.	Employee’s Details	Full Name: Joey Winshman I.D. Number: Address: Telephone Number (cell): 0542233190 Private e-mail:
2.	Position	CMO
3.	Supervisor	Bright Mountain Media Chief Executive Officer
4.	Effective Date	As stated in the Employment Agreement
5.	Base Salary	NIS 34,875 (gross)
6.	Global Overtime Payment	NIS 11,625 (gross)
7.	Monthly Salary	NIS 46,500 (gross)
8.	Reimbursement of Travel Expenses	NIS 1,000 (gross)
9.	Reimbursement of Expenses	Per the terms detailed in the Agreement.
10.	Scope of Work	Full time
11.	Overtime hours per month	Average of 40 hours per month
12.	Notice Period (by the Company or the Employee)	This Agreement cannot be terminated for two (2) calendar years from the Effective Date, except for Cause (as defined under Section 7.3 of the Agreement). Upon the lapse of two (2) calendar years - 90 calendar days.
13.	Pension Plan	Per the terms detailed in the Agreement.
14.	Vacation Days	20 working days per calendar year Maximum Amount: 40 vacation days shall be carried forward from one calendar year to the next.
15.	Sick Days	Per Applicable Law. Notwithstanding the aforementioned, the Employee shall be entitled to full payment with regard to his Sick Days as of the first day of sick leave.
16.	Convalescence Days	Per Applicable Law.
17.	Education Found	Per the terms detailed in the Agreement.
18.	Annual Bonus	Per the terms detailed in the Agreement.

Exhibit B

THIS NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT (“Agreement”) is effective as of the first day of the Employee’s engagement with the Company (whether before or after the date of this Agreement) (“Effective Date”) and made by and between Slutzky & Winshman Ltd. (including, at its sole discretion, any or all of the Company’s affiliates, including Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), collectively the “Company”) and Joey Winshamn (I.D. 302298419) (the “Employee”).

In consideration for, as a condition and part of the Employee’s engagement with the Company (for no additional consideration or compensation), it is hereby agreed as follows:

1. Confidential Information.

1.1. Definition.

1.1.1. “Confidential Information” means any proprietary or confidential data and/or information, in any form or media, that Employee receives, obtains or otherwise acquires or gains access to prior, during or in connection with Employee’s engagement with the Company (whether before or after the date of this Agreement), which pertains to the Company or any of its businesses, clients, customers, employees, shareholders, business partners, licensees, licensors, vendors or affiliates. Confidential Information includes without limitation Company Intellectual Property (as defined below), or any part thereof, as well as any data and/or information that, given the nature of such data and/or information or the circumstances of its disclosure or receipt, is or should reasonably be considered as confidential.

1.1.2. Confidential Information shall not include any information that (i) is in the public domain at the time of disclosure, (ii) subsequently has entered the public domain other than by breach of Employee’s obligations hereunder or by breach of another person’s or entity’s confidentiality obligations, or (iii) is shown by written dated evidence to have been known by Employee prior to disclosure to Employee in connection with his engagement with the Company, not as a result of a breach of any obligation owed to the Company or any other third party.

1.2. Confidentiality. Except as herein provided, Employee agrees that during and after termination of Employee’s engagement with the Company, Employee (i) shall keep Confidential Information confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without the Company’s prior written consent (except in order to fulfil Employee’s employment tasks and obligations); (ii) shall refrain from any action or conduct which might compromise the confidentiality or proprietary nature of the Confidential Information; and (iii) shall follow Company’s instructions provided from time to time regarding the use and handling of Confidential Information. Employee will take all reasonable precautions to prevent any unauthorized use of disclosure of the Confidential Information.

1.3. Ownership. Employee acknowledges and agrees that all right, title and interest in and to Confidential Information and all materials containing Confidential Information are and shall remain, at all times, the sole and exclusive property of the Company.

1.4. Proprietary Information of Third Parties.

1.4.1. Employee agrees that he/she has not and will not, during the term of the employment, improperly use, disclose or bring onto the premises or systems of the Company any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, unless with the prior written approval of the Company and such employer, person or entity.

1.4.2. Employee recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to Company’s undertaking to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he/she owes the Company and such third parties, during Employee’s employment with the Company and anytime thereafter, a duty to hold all such third party confidential or proprietary information at least in accordance with the provisions set forth hereunder in connection with Confidential Information of the Company, and to use such third party confidential or proprietary information strictly for the limited purposes and in the manner permitted hereunder.

1.5. Return of Confidential Material. Upon Company’s request or upon termination of the Employee’s employment with the Company for any reason, Employee agrees to promptly surrender and deliver to Company all materials and data of any nature or media pertaining to any Confidential Information or to Employee’s employment. Employee will not retain or take any tangible or electronical materials or data, containing or pertaining to any Confidential Information. If required by the Company, Employee will certify in writing that he/she complied with the requirements of this Section 1.5.

2. Ownership of Intellectual Property

2.1. Definitions.

2.1.1. “Intellectual Property” means proprietary or intellectual property rights, including without limitation copyrights, inventions, discoveries, patents, designs, trademarks, whether or not registered or capable of being registered, original ideas, trade secrets, source and object code, algorithms, formulae, materials, methods, processes, procedures, any derivatives, improvements and enhancements of the foregoing, and all rights corresponding to the foregoing throughout the world including all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing;

2.1.2. “Prior Inventions” means the Intellectual Property made or conceived by or belonging to Employee that are listed on Schedule A attached hereto that (i) were developed by Employee prior to Employee’s employment with the Company, (ii) relate to Company’s actual or proposed business, operations, products or research and development, and (iii) are not assigned to Company hereunder; and

2.1.3. “Open Source” means any software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, MIT Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL), materials licensed under any Creative Commons license and the Apache License).

2.2. Assignment of Intellectual Property. Employee hereby irrevocably assigns and transfers to Company, for no additional consideration, Employee’s entire right, title and interest in and to all the Intellectual Property authored, developed, created, made, conceived or reduced to practice by Employee, whether solely or jointly with others, during the period of Employee’s engagement with Company (whether before or after the date of this Agreement and including after hours, on weekends or during vacation time), that either (i) relate in any manner to the actual or demonstrably anticipated business or proposed business, work, or research and development of Company (ii) is developed in whole or in part on Company’s time or using Company’s equipment, supplies, facilities or Confidential Information, or (iii) result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of Company or in connection with Employee’s duties and responsibilities in the scope of his/her engagement with Company (whether before or after the date of this Agreement) (“Company Intellectual Property”). Employee agrees that this assignment includes a present assignment to Company of ownership with respect to Company Intellectual Property that is not yet in existence.

2.3. Employee herby explicitly and irrevocably waives (i) any interest, claim or demand with respect to any consideration, compensation or royalty payment in connection with Company Intellectual Property and/or the assignment thereof, including, but not limited to any payments pursuant to Section 134 to the Israeli Patent Law – 1967 (the “Patent Law”); (ii) any moral rights, artists’ rights, or any other similar rights worldwide (“Moral Rights”) that he/she has at any time with respect to Company Intellectual Property.

2.4. Prior Inventions. If no Prior Inventions are listed in Schedule A of this Agreement, Employee warrants that there are no Prior Inventions. Employee hereby acknowledges that, if in the course of Employee’s employment with Company, Employee incorporates into a Company product, process, service or software a Prior Invention owned by Employee or in which Employee has an interest, Company is hereby granted and shall have a fully paid, nonexclusive, royalty-free, unlimited, irrevocable, perpetual, worldwide, transferable and sub-licensable right and license to make, have made, modify, create derivative works, reproduce, use, offer to sell use, sell, sublicense and otherwise distribute such Prior Invention (as may be improved or enhanced by or for Company) and in the event of copyrightable materials, copy, distribute, publicly perform, publicly display, make derivative works thereof, and sublicense such copyrightable materials, as part of or in connection with such Company product, process, service or software.

2.5. Disclosure of Intellectual Property. Employee agrees that in connection with Intellectual Property and/or which Employee, solely or jointly with others, conceives, develops or reduces to practice during the period of Employee’s employment with the Company (including after hours, on weekends or during vacation time) whether or not Employee believes that such Intellectual Property is Company Intellectual Property , Employee shall, as customary or required by the Company, keep and maintain adequate and accurate records, and shall promptly disclose such Intellectual Property to Company, through Employee’s immediate supervisor at Company or another Company designee (and if requested by the Company shall also reduce to writing and adequately describe all such Intellectual Property), in order to permit Company to claim its rights under this Agreement.

2.6. Employee’s Assistance.

2.6.1. Employee agrees to assist Company, or its designee, at Company expense, in every proper way to secure Company rights in the Company Intellectual Property and in any and all countries, including (a) the disclosure to Company of all pertinent information and data with respect thereto; (b) the execution of all assignments, applications, specifications, oaths, and other instruments that Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Company Intellectual Property.

2.6.2. Employee’s obligations hereunder, to the extent that it is in Employee’s power to do so, shall continue after the termination of Employee’s employment with Company for any reason. If Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature on any instrument, required at Company’s discretion in order to apply for, pursue or maintain any application for Intellectual Property rights (including patents or copyright registrations) covering and embodying any Company Intellectual Property, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents (at its discretion) as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and/or protection or maintenance.

2.7. Other Obligations.

2.7.1. Employee acknowledges that the Company from time to time may have agreements with other persons or with the government authorities, or agencies thereof, that impose obligations or restrictions on Company regarding Intellectual Property made during the course of work thereunder or regarding the confidential nature of such work. Employee agrees to be bound by the Company’s instructions or policies, and take necessary actions to assist Company in complying with its obligations thereunder.

2.7.2. Employee further agrees and undertakes that any and all work performed by him shall not infringe upon, misappropriate or use in an unauthorized manner any copyright, patent, trademark, trade secret or other confidential or proprietary information or intellectual property of any third party, including, without limitation, any current or former employer of Employee.

2.8. Open Source Software.

2.8.1. To the extent Intellectual Property or any other work product provided or generated by Employee includes any software, computer code and/or firmware, any such Intellectual Property or work product shall not incorporate or include any Open Source, unless explicitly permitted under the Company’s Open Source policy and/or instructions. Further, all other use of Open Source materials in connection with Employee’s employment shall be in accordance with the Company’s Open Source policy.

2.8.2. Intellectual Property and any other work product provided or generated by Employee shall on delivery be free of viruses, malicious code, time bombs, Trojan horses, back doors, drop dead devices, worms, or other code of any kind that may disable, erase, display any unauthorized message, permit unauthorized access, automatically or remotely stop software, code and/or firmware from operating, or otherwise impair the services, deliverables, inventions or work product or the Company network or any part thereof.

3. Non-Competition and Non-Solicitation

During the term of Employee’s employment with the Company and for a period of twenty four (24) months thereafter, Employee will not, directly or indirectly, (i) engage whether as an employee, independent contractor, partner, joint venture, shareholder, investor, director, consultant or otherwise, in any business or activity, all over the world, which is competitive with the technology, products, and/or services of the Company, or the business in which it is currently engaged or in which it may be engaged in, during the time of the Employee’s employment with the Company, (ii) solicit, induce, recruit or encourage any of the Company’s personnel to leave their employment, or take away such personnel, or attempt to solicit, induce, recruit, encourage or take away personnel of the Company, and/or their affiliates, either for the Employee or for any other person or entity; nor (iii) offer, solicit, interfere with and/or endeavor to entice away from Company, and/or any of its affiliates, any person, firm or company with whom Company and/or any of its affiliates shall have any contractual and/or commercial relationship as, consultant, licenser, joint venture, supplier, customer, distributor, agent or contractor of whatsoever nature, existing or under negotiation on or twelve (12) months prior to the termination of his/her employment with the Company.

4. Breach of Obligations

4.1. Employee is aware that a breach of his/her obligations as detailed under this Agreement, or part of them, will cause the Company or the Company’s affiliates serious and irreparable damage, and that no financial compensation can be an appropriate remedy to such damage. Therefore, in addition to the return of the Special Compensation pursuant to the terms of the Employment Agreement to which this Agreement is attached, Employee agrees, that if such a breach occurs, the Company, any of the Company’s affiliates or any of their designee(s) shall be entitled (without limiting other remedies if available under the law or hereunder) to take all legal means necessary and any injunctive relief as is necessary to restrain any continuing or further breach of this Agreement.

5. Acknowledgements and Declarations

Employee hereby declares and acknowledges that:

5.1. Employee’s confidentiality and non-competition obligations under this Agreement are fair, reasonable, and proportional, especially in light of the Special Compensation Employee receives under the employment agreement to which this Agreement is attached, and are designed to protect the Company’s and the Company affiliates’ secrets and their confidential information, which constitute the essence of their protected business and commercial advantage in which significant capital investments were made.

5.2. Any breach of Employee’s obligations under this Agreement shall contradict the nature of the special trust and loyalty between Employee and the Company, the fair and proper business practices and the duty of good faith and fairness between the parties. Any such breach shall harm the Company and/or the Company affiliates and shall constitute a material breach of this Agreement and the employment agreement to which this Agreement is attached.

5.3. Employee’s obligations under this Agreement and the restricted period of time and geographical area specified herein are reasonable and proportional, and do not prevent Employee from developing his/her general knowledge and professional expertise in the area of his/her business, without infringing on or breaching any of the Company’s rights.

6. Miscellaneous

6.1. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Israel, without regard to the choice of law provisions thereof. Employee hereby expressly consents to the personal jurisdiction of the courts located in Tel-Aviv-Jaffa district, Israel, for any lawsuit arising from or relating to this Agreement. Employee acknowledges that in the event of any breach of this Agreement, Bright Mountain Media will not have an adequate remedy in money or damages and Bright Mountain Media therefore shall be entitled in such event to obtain an injunction against such breach from any court of competent jurisdiction (including the State of Florida) immediately upon request. Bright Mountain Media’s right to obtain such relief shall not limit its right to obtain other remedies and the prevailing party in any litigation shall be entitled to attorney’s fees and expenses.

6.2. Assignment. The undertakings set forth herein may be assigned by the Company. Employee may not assign or delegate his/her duties under this Agreement without the Company’s prior written approval. This Agreement shall be binding upon Employee’s heirs, successors and permitted assignees.

6.3. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

6.4. Entire Agreement. This Agreement constitutes the full and complete agreement between the parties and supersedes any and all agreements or understandings, whether written or oral, concerning the subject matter of this Agreement, and may only be amended by a document signed by both parties.

6.5. Severability. If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be automatically adjusted to the minimum extent necessary for validity or enforceability. In any event, the remaining terms and provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

Slutzky & Winshman Ltd.	Employee

By:	Name:	Joey Winshman
Date:	Date:

Bright Mountain Media, Inc.

Signature:
W. Kip Speyer, Chief Executive Officer

Schedule A

TO THE NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Prior Inventions

Follows a list of Prior Inventions of the Employee:

1.

2.

3.

4.

If nothing is listed, I will be regarded as having declared that I have no Prior Inventions.

Employee (Signature)	Date

Exhibit C

אישור כללי בדבר תשלומי מעבידים לקרן פנסיה ולקופת ביטוח במקום פיצויי פיטורים

(לפי חוק פיצויי פיטורים, התשכ"ג-1963)

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ"ג-1963 [1] (להלן: "**החוק**") אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדיו לפנסיה מקיפה בקופת גמל לקצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ"ד-1964 [2] (להלן: "**קרן פנסיה**"), או לביטוח מנהלים הכולל אפשרות לקצבה או שילוב של תשלומים לתוכנית קצבה ולתוכנית שאינה לקצבה בקופת ביטוח כאמור (להלן: "**קופת ביטוח**"), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח, בין אם יש בקופת הביטוח תוכנית לקצבה ובין אם לאו(להלן: "**תשלומי המעביד**"), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן: "**השכר המופטר**"), ובלבד שנתקיימו כל אלה:

(1) תשלומי מעביד

(א) לקרן פנסיה אינם פחותים מ- % 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר. לא שילם המעביד בנוסף ל- 12% גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

(ב) לקופת ביטוח אינם פחותים מאחד מאלה:

(1) 3/1% 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אובדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחסכון במשרד האוצר, בשיעור דרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % 2½ מן השכר המופטר, לפי הנמוך מביניהם (להלן: "**תשלום לביטוח אובדן כושר עבודה**");

(2) 11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אובדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד נוסף על אלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 3/1 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

(2) לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך חוזה בכתב בין המעביד לבין עובד ובו-

(א) הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי העניין: בחוזה האמור ייכלל גם נוסחו של אישור זה;

(ב) יתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכוח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לעניין זה. "אירוע מזכה" – מוות, נכות או פרישה בגיל שישים או יותר.

(3) אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

ט"ו בסיוון התשנ"ח (9 ביוני 1998)

(חמ 3-327)

אליהו ישי שר העבודה והרווחה

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1 ס"ח התשכ"ג, עמ' 136

2 ק"ת התשכ"ד, עמ' 1302

Exhibit D

[English Summary of Exhibit C1]

GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY

By virtue of my power under section 14 of the Severance Pay Law, 1963 (hereinafter: the “Law”), I certify that payments made by an employer commencing from the date of the publication of this approval on behalf of his employees to a comprehensive pension benefit fund that is not an insurance fund within the meaning thereof in the Income Tax (Rules for the Approval and Conduct of Benefit Funds) Regulations, 1964 (hereinafter: the “Pension Fund”) or to managers’ insurance including the possibility of an insurance pension fund or a combination of payments to an annuity fund and to a non-annuity fund (hereinafter: the “Insurance Fund”), including payments made by him by a combination of payments to a Pension Fund and an Insurance Fund, whether or not the Insurance Fund has an annuity fund (hereinafter: the “Employer’s Payments), shall be made in lieu of the severance pay due to the said employee in respect of the salary from which the said payments were made and for the period they were paid (hereinafter: the “Exempt Salary”), provided that all the following conditions are fulfilled:

7.	The Employer’s Payments –

(a)	To the Pension Fund are not less than 141/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays for his employee in addition thereto additional payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 21/3% of the Exempt Salary. In the event that the employer has not paid an addition to the said 12%, his payments shall be only in lieu of 72% of the employee’s severance pay;

(b)	To the Insurance Fund are not less than one of the following:

(1)	131/3% of the Exempt Salary, if the employer pays for his employee in addition thereto also payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount required to secure at least 75% of the Exempt Salary or in an amount of 21/2% of the Exempt Salary, the lower of the two (hereinafter: “Disability Insurance”); or

(2)	11% of the Exempt Salary, if the employer paid, in addition, a payment to the Disability Insurance, and in such case the Employer’s Payments shall only replace 72% of the Employee’s severance pay; In the event that the employer has paid, in addition to the foregoing payments to supplement severance pay, to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 21/3% of the Exempt Salary, the Employer’s Payments shall replace 100% of the employee’s severance pay.

8.	No later than three months from the commencement of the Employer’s Payments, a written agreement is executed between the employer and the employee in which:

(a)	The employee has agreed to the arrangement pursuant to this approval in a text specifying the Employer’s Payments, the Pension Fund and Insurance Fund, as the case may be; the said agreement shall also include the text of this approval; and

(b)	The employer waives in advance any right, which he may have to a refund of monies from his payments, unless the employee’s right to severance pay has been revoked by a judgment by virtue of Section 16 and 17 of the Law, and to the extent so revoked and/or the employee has withdrawn monies from the Pension Fund or Insurance Fund other than by reason of an Entitling Event; in such regard “Entitling Event” means death, disability or retirement after the age of 60.

9.	This approval is not such as to derogate from the employee’s right to severance pay pursuant to any law, collective agreement, extension order or employment agreement, in respect of salary over and above the Exempt Salary.

1 This is not an official translation of Exhibit C and should not be relied upon for its accuracy. In any event, Exhibit C prevails.

EXHIBIT E

COMPANY COMPUTER POLICY CONSENT

Slutzky & Winshman Ltd (the “Company”) has a policy regarding the use of the Company’s computer systems (the “Company’s Computers Policy”), as follows:

1.	The Company has provided you, for the purpose of the performance of your duties, various types of computer related devices, including a computer, hardware, software, Company e-mail account, phone etc. (the “Computer Devices”). The Computer Devices are the exclusive property of the Company, and in order to protect the Computer Devices, and the information which they contain, you are hereby required to adhere to the following instructions:

1.1	Hardware - it is prohibited to install hardware on, and/or to, Computer Devices without the prior authorization of your supervisor or the Company’s IT team. In this regard, you are not allowed to connect to a Computer Device an external hard – drive, disk on key (also known as memory stick and/or flash memory), camera, cell phone or any other type of hardware for purposes which are illegal, inappropriate, or transferring of material that belongs to the Company, its clients, employees, or any other third party without the prior authorization of your supervisor or the Company’s IT team.

1.2	Software - it is prohibited to install software on Computer Devices, except for reasonable bounds, without the prior authorization of your supervisor or the Company’s IT team.

1.3	Files - it is prohibited to save on Computer Devices any files, photos or videos that are not related to the Company. In particular, and without limitation, it is prohibited to save on Computer Device any file that its access and/or saving by you constitute infringement of protected Intellectual Property rights, and any file that contains obscene, pornographic or abusive content.

Notwithstanding the above, you are permitted to save personal files that you or your immediate family members have created, which are not related to the Company or to the performance of your duties, and have no commercial content, as long as such files are saved under a folder labeled “Private” located at the root directory of the Computer Device.

1.4	If any of the above instructions is not clear or if you have a question regarding the use of Computer Devices, please contact your supervisor.

2.	Notwithstanding the above, the Company does allows private use of the Computer Devices made available to you for work purpose, within reasonable bounds, subject to Section 1 above and Section 4 below.

3.	During work hours and/or while at Company’s offices you may access the internet for your own private use provided that such access is done for a reasonable period of time, and in accordance with the Company’s Computers Policy. For the removal of doubt, and without limitation, it is prohibited to access any web site that contains obscene, pornographic or abusive content, and/or includes content that infringes on protected Intellectual Property rights, and /or is involves gambling

4.	The Company’s e-mail account-

4.1	Which was assigned to you is provided to you only for the purpose of work related use. You are not allowed to use the Company’s e-mail account for private purposes that are not related to the Company’s activities, such prohibited private use of your e-mail account includes correspondence with friends and family.

4.2	In an event, you wish to send private e-mails during work hours and/or while at Company’s offices, you can do so through your private external web based e-mail account (Gmail, Hotmail etc.). As noted above, you are prohibited from saving to Computer Devices any files received through your external web based e-mail account, unless such files are saved per the terms of the exclusive exception detailed above.

5.	In order to maintain the security of the Computer Devices and the protection of the Company’s legitimate interests, the Company is using various monitoring technologies, as well as blocking technologies, in the scope further detailed in the Computer Policy. These technologies enable the Company to monitor and review content and information which is present on Computer Devices or exchanged through Computer Devices, including through the Company’s e-mail account assigned to Company’s employees.

6.	Said monitoring is not intended to infringe your privacy, and as a general rule the Company is not interested in reviewing correspondence which is exchanged through the Company’s e-mail account assigned to you. However, the Company may review professional correspondence and will act within the boundaries of applicable law, and when circumstances so require, necessitate and obligate, in order to protect the Company’s legitimate interests.

7.	In the event that private correspondence exists in the Computer Devices and/or the Company e-mail account assigned to you, this, despite the clear instructions detailed hereinabove, the Company may review such correspondence, if special and unique circumstances exist in which there is a serious suspicion that you are carrying out harmful or illegal activity through Computer Devices, and subject to your consent.

8.	It is further clarified that as part of the Company’s administration of its affairs, it may become necessary for another employee of the Company to access the Computer Devices that were assigned to you, in order review professional information on the Computer Devices that were assigned to you. Such access by other employees may occur during your employment or after the termination of your employment. In this respect, upon request from your supervisors or upon termination of employment, you are required to provide your supervisors with all access passwords that are necessary to access Computer Devices which were assigned to you, and materials that are saved on them.

9.	Any material or file that is saved on Company’s Computer Devices is deemed to be property of the Company.

As a sign of your consent to the Computer Policy and the foregoing instructions, you are required to sign below.

EMPLOYEE ACKNOWLEDGEMENT AND CONSENT:

I, the undersigned, hereby acknowledge and approve that I have read all the above mentioned, received any and all clarifications which I required, and agree to it.

Name	ID number	Signature	Date

EXHIBIT A-2

CONSULTING AGREEMENT

This Consulting Agreement (this “Consulting Agreement”) is made on _____, 2019 (the “Effective Date”), by and between Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain”), Slutzky & Winshman Ltd., an Israeli company, Registration No. 515202489 (the “Company”), and Nadav Slutzky (I.D. No. 039987375) (the “Consultant”).

WHEREAS, the Consultant is a shareholder and co-founder of the Company and has served as its ___________ since ________;

WHEREAS, on the Effective Date, Bright Mountain acquired all of the issued and outstanding ordinary shares of the Company from its shareholders, including the Consultant (the “Shareholders”), pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated July 31, 2019 by and among Bright Mountain, Merger Sub (as defined therein), the Company and the Shareholders (the “Share Exchange Agreement”);

WHEREAS, on the closing of the Share Exchange Agreement, the Company became a wholly-owned subsidiary of Bright Mountain;

WHEREAS, in order to maintain the consistency of the operations of the Company following the closing of the Share Exchange Agreement, as a condition precedent to the transactions contemplated by the Share Exchange Agreement, the Consultant agreed to enter into this Agreement;

WHEREAS, the Company wishes to engage Consultant to provide the services described herein and Consultant has explicitly requested to be engaged as an independent contractor (and not as employee of the Company) with no employment relationship with the Company, and for the compensation and otherwise in accordance with the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Consultant, intending to be legally bound, agree to the terms set forth below.

Section 1. The Services

1.1	Scope of Services

1.1.1	During the Term (as defined below), the Consultant will perform such services, as detailed in Exhibit A attached hereto and incorporated herein by reference, and such other services as may be agreed upon between the Company and the Consultant from time to time (the “Services”).

1.1.2	The Consultant shall provide the Services in accordance with the parameters and schedule mutually agreed upon between the Company and Consultant from time to time. If the parties do not agree upon a schedule for the performance of certain Services, then the Consultant will perform such Services with due diligence under the circumstances and in a prudent and expeditious manner.

1.1.3	Consultant’s activities with respect to this Agreement shall be coordinated with the Company through the supervisor identified by the Company on Exhibit A hereto or any other person nominated by the Company from time to time.

1.2	Performance of the Services

1.2.1	The Consultant shall perform the Services in an efficient, expeditious, professional manner and according to high standards in the industry. In the performance of the Services and this Agreement, the Consultant shall comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other governmental requirements (including, but not limited to, any such requirements imposed upon the Company with respect to the Services).

1.2.2	The Consultant shall have at all times during the performance of the Services hereunder, all necessary rights, authorizations, or licenses to perform such Services and Consultant shall not utilize during the provision of the Services hereunder any proprietary information of any third party. The Consultant shall use its best efforts to promote the goodwill and reputation of the Company, its business and services in the performance of the Services.

1.2.3	The Consultant shall immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with the Consultant’s position and/or engagement with the Company and/or the interests of the Company and/or of the Company’s clients. The Consultant shall promptly disclose to the Company any business opportunity that comes to its attention in connection with the Services. The Consultant shall not take advantage of, or divert, any such opportunity for the benefit of the Consultant or anyone else without the prior written consent of the Company.

1.3	Subcontracting. The Consultant shall not subcontract or otherwise delegate performance of any Services without the Company’s prior written consent.

Section 2. Compensation and Payment

2.1	Services Fees. Subject to and in consideration for the Services and the fulfillment of all of Consultant’s duties and obligations hereunder, the Company shall pay the Consultant the service fees set forth in Exhibit A attached hereto (the “Compensation”).

2.2	Payment. On or about the first day of each month during the Term, the Consultant shall deliver to the Company an invoice for any amounts due and payable under this Section 2 for the prior month. The Company will pay the amounts properly due and payable under each of the invoices issued in accordance with applicable law, within the time period set forth in Exhibit A attached hereto.

2.3	Taxes. It is explicitly agreed between the parties that any and all taxes, duties, fees, governmental or municipal fees or charges and/or other impositions that may be levied pursuant to any applicable law upon the Consultant with regards to the provision of the Services under this Agreement, including, but not limited to, Income Tax, shall be borne solely by the Consultant, and the amounts of the aforesaid payments shall be deemed to have been included in the Compensation and the Consultant shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment made to Consultant, the Company shall withhold said tax at the rate set forth in the certification issued by the applicable tax authority at the rate determined by said law or regulation. Consultant shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant.

2.4	The payments provided for under this Section 2 shall constitute the total and exclusive compensation payable by the Company to the Consultant for the provision of the Services hereunder. The Consultant shall not be entitled to any other form of compensation, commission, fee, bonus, equity, reimbursement or any other form of payment or consideration for the provision of the Services hereunder.

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Section 3. Independent Contractor

3.1	The Consultant shall at all times act as an independent contractor, and shall not be, and/or claim to be, an employee of the Company. Consultant warrants that it is aware that this Agreement is only an agreement for the provision of services on a strictly contractual basis and does not create employer-employee relations between Consultant and the Company and does not confer upon Consultant any rights, except for those explicitly set forth herein.

3.2	The Consultant undertakes that it and/or anyone on its behalf shall not claim, demand, sue or bring any cause of action against the Company in connection with alleged employer-employee relations between it and the Company in connection with the Services, and if it or anyone on its behalf does so, it shall indemnify the Company upon its first demand for any expense that may be occasioned to it in respect of, or in connection with, a claim as aforesaid, including legal fees. Without prejudice to the generality of the aforesaid, it is hereby agreed that Consultant shall not be entitled to receive from the Company any severance pay and/or any other payment and/or other consideration deriving from employer-employee relations and/or the termination thereof and/or any social benefits which an employee is entitled to receive in connection with the provision of the Services.

3.3	If notwithstanding the agreement of the parties and the Consultant’s informed undertakings, declarations and representations under this Agreement, and for any reason whatsoever, a competent authority, including a judicial body, shall determine that the Consultant was, or is, the Company’s employee, and/or is entitled to an employee’s right and/or benefits, the following provisions shall apply: (i) the parties agree that they have made a mutual mistake regarding the amount of the Compensation. Had the parties been aware of such mistake, they would have agreed that the Consultant would be entitled to 60% (sixty percent) of the Compensation (the “Agreed Alternative Payment”). The parties agree that in this event the Compensation should have been the Agreed Alternative Payment, and the Consultant shall be obligated to return to the Company, on the day of the claim and/or demand which contradicts this Agreement, all additional amounts that the Consultant received from the Company beyond the Agreed Alternative Payment as defined above (the “Excess Amount”). Each Excess Amount, shall bear interest and shall be linked to the Cost of Living Index on the Consultant’s pay day – as compared to the Index on the day such amount will be returned to the Company; (ii) the Company shall be entitled to set off such Excess Amounts against all amounts that the Consultant shall be entitled to under this Agreement or any applicable law, or under the decision of the court or of any other competent tribunal as mentioned above, which shall not derogate from any other right of the Company to receive from the Consultant the rest of the amounts it is entitled to; (iii) the Consultant hereby waives any right to claim limitation of action. Notwithstanding any other provisions in this Agreement to the contrary, any bonus, incentive-based compensation, or any other compensation, paid to the Consultant pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any U.S. law, government regulation or stock exchange listing requirement will be subject to such deductions and claw back as may be required to be made pursuant to such U.S. law, government regulation or stock exchange listing requirement (or any policy adopted by the Bright Mountain pursuant to any such law, government regulation or stock exchange listing requirement).

Section 4. Term and Termination

4.1	Term. This Agreement shall commence on the Effective Date. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) calendar years (the “Initial Term”) unless terminated earlier by the Company in accordance with Section 4.3. After the initial term, this Agreement shall automatically be renewed for an additional one (1) year term unless terminated earlier in accordance with Sections 4.2 or 4.3 below (the “Renewal Term” and collectively with the Initial Term, the “Term”).

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4.2	Notice Period. During the Renewal Term, each party may terminate this Agreement by giving a ninety (90) days prior written notice of termination (the “Notice Period”). During the Notice Period, the Company will have the sole and absolute discretion to decide whether or not the Consultant shall provide the Services.

4.3	Termination for Cause.

4.3.1	During the Term, Company may terminate this Agreement immediately, or terminate the Notice Period immediately in any of the circumstances set forth herein: (A) the Consultant’s death or Disability (as defined below); or (B) for Cause (as defined below).

For the purpose of this Section 4.3, “Disability” shall mean the physical or mental illness or injury as a result of which Consultant remains unable to perform his duties to the Company for a period of four (4) successive months, or for a period of 120 days in the aggregate during a 12 months period irrespective of whether such days are consecutive. Disability shall be deemed to occur upon the end of such four (4) month period (or 120-day period, as applicable); “Cause” means (A) committing or participating in an injurious act of fraud or embezzlement against the Company; (B) committing or participating, willfully, in an injurious act or omission in a manner which was materially damaging to the Company; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction for a felony under the laws of the State of Israel, the United States or any state thereof; (E) ) conviction of, or plea of guilty or nolo contendere to, violation of any U.S. Federal or state securities laws, rules or regulations, or any rules or regulations of any stock exchange or other market on which Bright Mountain Media’s securities may be listed or quoted for trading; (F) violation of Bright Mountain’s insider trading policies in a manner which was materially damaging to the Company; or (G) any assignment of this Agreement in violation of this Agreement..

4.4	Effect of Termination. Upon any expiration or termination of this Agreement, the following will apply: (i) the Company will pay the Consultant the amounts due in accordance with Section 2 for all Services actually performed in accordance with this Agreement prior to the expiration or termination of this Agreement; (ii) the Consultant shall immediately deliver to the Company all Inventions, Company Inventions, Confidential Information (as such terms are defined in the PIIA (as defined in Section 6)), work products, reports and any other materials related to the Company or its business in its possession or control; (iii) the Company will not be obligated to pay the Consultant for any Services performed after the end of the Term; and (iv) the parties’ respective rights and obligations under Sections 2.4, 3, 4.4, 5, 6 and 7 will survive the expiration or termination of this Agreement as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement (however so terminated).

Section 5. Representations; Warranties; Covenants

5.1	The Consultant represents and warrants that this Agreement and the performance of the Services and the Consultant’s other obligations under this Agreement (i) will not constitute or cause any breach, default or violation of any other consulting, nondisclosure, confidentiality or other agreement to which the Consultant is a party; (ii) do not require the consent of any person or entity; (iii) do not and will not violate any policies or procedures of any other person or entity for which it performs services concurrently with those performed herein; (iv) will be performed with promptness and diligence in a workmanlike manner, in accordance with the practices and standards used in professional well-managed operations performing similar services; and (v) do not and will not infringe, misappropriate or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party. The Consultant further represents and warrants that it has the power and authority necessary to enter into this Agreement, and that it has the necessary experience, expertise, skills and know-how needed to perform its obligations under this Agreement fully and completely, in a professional and diligent manner.

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5.2	The Consultant agrees to the transfer of any information related to it and held by the Company to a database (including a database located abroad) and to any other person or entity, as the Company shall deem necessary and reasonable for business purposes or to pursue the Company’s business interests.

Section 6. Confidential Information, Proprietary Rights, Assignment of Inventions; Non-Compete

6.1	Consultant shall, simultaneously herewith, execute the non-competition, proprietary information and inventions agreement, attached hereto as Exhibit B and incorporated herein by reference as part of this Agreement (the “PIIA”). For the removal of doubt, execution of the PIIA by Consultant is a condition precedent to this Agreement becoming effective. Consultant agrees to comply with all insider trading policies of Bright Mountain as may be adopted or amended from time to time and brought to his attention during the Term and any Renewal Term.

6.2	Consultant agrees that any breach of this Section 6 or any of the provisions of the PIIA by Consultant would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of Consultant’s obligations hereunder.

Section 7. Miscellaneous

7.1	Notices. Any notice to be given under this Agreement shall be in writing and may be sent by email or by post. The preferred method of communication is email. The Parties shall notify each other of any change in their contact details for notices. Emails will be deemed to have been received one hour after being sent or, if this falls after close of business, at 9.00 a.m. on the following working day provided that an undeliverable message has not been generated by then.

7.2	Non-waiver. The failure of the Company to insist upon or enforce strict performance of any provision of this Agreement or to exercise any of its rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment to any extent of the Company’s rights to assert or rely on any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect. All waivers by the Company shall be in writing.

7.3	Severability. In the event any provision of this Agreement shall be determined to be unenforceable, because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision(s) held to be unenforceable.

7.4	Assignment. The Consultant will not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement without the prior written consent of the Company. The Company shall have the right to assign its rights and obligations under this Agreement to a party which assumes the Company’s obligations hereunder. Subject to the foregoing restriction on assignments by the Consultant, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, assigns and legal representatives.

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7.5	Governing Law; Venue and Jurisdiction. This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof); provided however, that all matters relating specifically to compliance with employment laws of the State of Israel shall be governed by and construed in accordance with the internal substantive laws of the State of Israel. Each of the parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, Palm Beach County, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, Palm Beach County, Florida in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, Palm Beach County, Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

7.6	Amendments. This Agreement may be amended or modified, in whole or in part, only by an instrument in writing signed by all parties hereto.

7.7	Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, of the parties with respect to the Services performed or to be performed by the Consultant hereunder, including the Services Agreement by and between the parties herein, dated January 1, 2017. All actions to be taken by the Company hereby shall be taken upon the instruction of the Chief Executive Officer of Bright Mountain.

7.8	Public Disclosures. The Consultant is hereby granting the Company and Bright Mountain permission to mention the Consultant’s name as a consultant to the Company. Other than specifically agreed in writing between the Company and the Consultant or required by applicable law or court order, the Consultant shall not disclose the terms of this Agreement.

7.9	Headings; Interpretation. Headings and subheadings are for convenience only and shall not be deemed to be a part of this Agreement. The preamble, exhibits and schedules to this Agreement constitute an integral part hereof. Words in the singular shall include the plural and vice versa; words in the masculine shall include the feminine and vice versa; and reference to a person shall also include corporate bodies and other legal entities.

7.10	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Nadav Slutzky
Title:

Bright Mountain Media, Inc.

Signature: ___________________

W. Kip Speyer, Chief Executive Officer

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Exhibit A

to the Consulting Agreement by and between Bright Mountain Media, Inc., Slutzky & Winshman Ltd. and Nadav Slutzky (the “Agreement”)

A.	Name of Company’s Supervisor: The Board of Directors and the Chief Executive Officer of Bright Mountain.

B.	Description and Scope of Services: The Consultant shall provide services in the field of online marketing (the “Services”).

C.	Compensation: In consideration of the provision of the Services in accordance with the terms and conditions of the Agreement, the Consultant shall be entitled to receive from the Company the following consideration (collectively, the “Compensation”):

(1)	Fee: a monthly gross fee of NIS 57,308 + VAT

(2)	Annual Cash Bonus: In addition to his monthly fee, Consultant shall be entitled to an annual cash bonus in accordance with, and subject to, all the terms and conditions of the applicable plan to be adopted by the Company (the “Annual Bonus”). The Parties agree that no later than ___ days from the Effective Date, the terms and conditions under which the Consultant shall be entitled to receive the Annual Bonus will be agreed upon in writing.

(3)	Reimbursement of Expenses: The Company shall reimbursement the Consultant for any reasonable expenses incurred by Consultants during the provision of the Services, including reimbursement of mobile phone expenses, car expenses, etc, provided that such expenses have been pre-approved by the Company. Reimbursement of any out of pocket expenses shall be done against receipts and/or other appropriate documentation as may be required by Company from time to time. All in accordance with the Company’s policies and guidelines on this subject.

(4)	Reimbursement of Travel Expenses: The Company shall reimbursement the Consultant for travel expenses incurred on by Consultants during the provision of the Services, provided that the Consultant has received the Company’s prior written consent before booking any such travel. For the purpose of such reimbursement, the Consultant shall be required to present the relevant receipts to the Company and to fill an expense report in accordance with the Company’s policy.

The Company will pay the amount properly due and payable under each of the Consultant’s invoices issued in accordance with applicable law, within seven (7) days after receiving an invoice.

BY THEIR SIGNATURE BELOW, THE PARTIES ACKNOWLEDGE THAT THE FOREGOING EXHIBIT REFLECTS THE PARTIES’ AGREEMENT:

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Nadav Slutzky
Title:	Date:

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Exhibit B

NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

THIS NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT (“Agreement”) is made effective as of ____, 2019 (“Effective Date”) by and between Slutzky & Winshman Ltd., a corporation organized under the laws of the State of Israel (the “Company”) and the undersigned (the “Consultant”). Unless the context otherwise requires, the term “Company” shall also include all direct and indirect existing and future subsidiary, parent or related corporations of the Company, including but not limited Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain”).

AGREEMENT

Consultant acknowledges that Consultant’s engagement with the Company, whether before or after the date of this Agreement (the “Engagement”) pursuant to the terms and conditions of the consulting agreement to which this Agreement is attached (the “Consulting Agreement”) creates a relationship of confidence and trust between Consultant and the Company with respect to all Confidential Information and Inventions (as such terms are defined below) of the Company.

In consideration and as a condition of Consultant’s engagement with the Company, the compensation paid therefore, and the benefits received therefore, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Confidential Information

(a) Confidentiality. Except as herein provided, Consultant agrees that during and after termination of Consultant’s Engagement with the Company, Consultant (i) shall keep all Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without the Company’s prior written consent; (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and (iii) shall follow recommendations made by the Board of Directors, officers or supervisors of the Company from time to time regarding Confidential Information. “Confidential Information” includes but is not limited to Inventions and Company Inventions (as defined in section 2(b)), Assignable Inventions (as defined in section 2(c)), trade secrets, confidential information, knowledge or data of the Company, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Consultant may produce, obtain or otherwise acquire or have access to during the course of Consultant’s Engagement with the Company (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; special customer matters; sales practices; methods and techniques; merchandising concepts, strategies and plans; sources of supply and vendors; special business relationships with vendors, agents, and brokers; promotional materials and information; financial matters; mergers; acquisitions; equipment, technologies and processes; selective personnel matters; inventions; developments; product specifications; procedures; pricing information; intellectual property; know-how; technical data; software programs; algorithms; operations and production costs; processes; designs; formulas; ideas; plans; devices; materials; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of the Company.

(b) Limitation. Consultant shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure; (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Consultant’s obligations hereunder or by breach of another person’s or entity’s confidentiality obligations; or (iii) is shown by documentary evidence to have been known by Consultant prior to disclosure to Consultant by the Company.

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(c) Information of Consultant’s Former Employers/Recipients of Services. Consultant agrees that Consultant has not and will not, during the term of the Engagement with the Company, (i) improperly use or disclose any proprietary information or trade secrets of any former employer/recipient of services or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, or (ii) bring onto the premises of the Company any document or confidential or proprietary information belonging to such employer/recipient of services, person or entity unless consented to in writing by such employer, person or entity and by the Company. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d) Third Party Information. Consultant recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during Consultant’s Engagement with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party.

(e) Insider Trading. Consultant agrees to comply with all insider trading policies of Bright Mountain as may be adopted or amended from time to time, and brought to his attention, during the Term and any Renewal Term.

2. Inventions

(a) Inventions Retained and Licensed. Consultant has attached hereto, as Exhibit B1, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to Consultant (whether made solely by Consultant or jointly with others) that (i) were developed by Consultant prior to Consultant’s Engagement with Company; (ii) relate to Company’s actual or proposed business, products or research and development; and (iii) are not assigned to Company hereunder (collectively, “Prior Inventions”); or, if Exhibit B1 is incomplete or if no such list is attached, Consultant represents that there are no such Prior Inventions. Consultant hereby acknowledges that it shall not incorporate into or with the Company’s products or otherwise use in the scope of its Engagement with the Company, any Prior Inventions or any third party intellectual property without first receiving Company’s prior written approval therefor. If in the course of Consultant’s service for Company, Consultant incorporates into a Company’s product, process or machine a Prior Invention owned by Consultant or in which Consultant’s has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

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(b) Assignment of Inventions. Consultant hereby agrees and acknowledged that Company is and shall remain the sole and exclusive owner, and/or to the extent necessary hereby assigns and transfers to Company, to the fullest extent under applicable law, Consultant’s entire right, title and interest in and to all inventions, ideas, improvements, designs, developments, works, know-how, original works of authorship, formulae, concepts, techniques, methods, systems, processes, compositions of matter, algorithms, computer software programs (including, but not limited to, any code, modules, tools, and libraries), databases, trade secrets and discoveries and any other intellectual creations of any nature whatsoever (the “Inventions”), whether or not patentable and whether or not reduced to practice, made or conceived by Consultant, whether solely by Consultant or jointly with others, during the period of Consultant’s Engagement with Company that either (i) relate in any manner to the actual or demonstrably anticipated business, work, Confidential Information or research and development of Company, its affiliates or subsidiaries; or (ii) are developed in whole or in part on Company’s time or using Company’s equipment, supplies, facilities or Confidential Information; or (iii) result from or are suggested by any task assigned to Consultant or any work or service performed by Consultant for or on behalf of Company, its affiliates or subsidiaries, or by the scope of Consultant’s Engagement or any other duties and responsibilities with Company, its affiliates or subsidiaries (the “Company Inventions”). Without derogating from the aforementioned Consultant further acknowledges that all original works of authorship that are made by Consultant, solely or jointly with others, within the scope of and during the period of Consultant’s Engagement with the Company and that are protectible by copyright are “works made for hire,” as defined in the U.S. Copyright Act and shall be owned solely by the Company. Further, without derogating from the aforementioned, Consultant hereby explicitly waives any interest, claim or demand that the Consultant may have for, or may be entitled to, with respect to any consideration, compensation or royalty in connection with the Inventions, including but not limited to, any claims for consideration, compensation or royalty under any law of any applicable jurisdiction (including, to the extent applicable or found by any competent court or tribunal despite the Parties’ agreement hereunder irrevocably waives any right to receive remuneration or royalty for “Service Inventions” under Section 134 of Patents Law 1967). Consultant hereby acknowledges and declares that the Compensation provided under the Consulting Agreement constitutes the entire compensation to which Consultant is entitled to and includes any and all consideration with respect to the Company Inventions developed by Consultant. Consultant further waives the right to bring any claims, demands or allegations to receive compensation, consideration or royalty with respect to the Moral Rights (as further defined) and the Company Inventions. “Moral Rights” as used herein means the rights of an author under Section 45 of the Israeli Copyright Law, 2007, or any other similar provision under any law of any applicable jurisdiction, including the right of the author to be known as the author of his/her work; to prevent others from being named as the author of his/her work; to prevent others from making deforming changes in his/her work in a manner that reflects negatively on his/her professional standing, his/her goodwill or dignity.

(c) Disclosure of Inventions. Consultant agrees that in connection with any Invention: (i) Consultant shall promptly disclose such Invention in writing to Consultant’s immediate supervisor at Company (which shall be received in confidence by Company), regardless of whether Consultant believes the Invention is a Company Invention or not, in order to permit Company to claim rights to which it may be entitled under this Agreement; and (ii) Consultant shall, at Company’s request, promptly execute a written assignment of title to Company for any Inventions including Company Invention required to be assigned by Section 2(b), (an “Assignable Invention”), and Consultant will preserve any such Assignable Invention as Confidential Information of Company.

(d) Patent and Copyright Registrations. Consultant agrees to assist Company, or its designee, at Company’s expense, in every proper way to secure Company’s rights in the Assignable Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and other instruments that Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Assignable Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of Consultant’s Engagement with Company. If Company is unable because of Consultant’s mental or physical incapacity or for any other reason to secure Consultant’s signature to apply for or to pursue any application for any Israel, U.S. or other patents or copyright registrations covering Assignable Inventions or original works of authorship assigned to Company as above, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant.

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(e) Other Obligations. Consultant acknowledges that Company from time to time may have agreements with other persons or with the Israeli, U.S. or other governments, or agencies thereof, that impose obligations or restrictions on Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. Consultant agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Company thereunder.

3. Return of Confidential Material. Upon Company’s request or in the event of Consultant’s termination of Engagement with Company for any reason whatsoever, Consultant agrees to promptly surrender and deliver to Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to Consultant’s Engagement, and Consultant will not retain or take any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Consultant may produce, acquire or obtain access to during the course of Consultant’s Engagement.

4. Notification of New Employer/Recipient of Services. If the Engagement hereunder is terminated, Consultant hereby consents to the Company notifying Consultant’s new employer/recipient of services about Consultant’s rights and obligations under this Agreement.

5. Non-Solicitation and Non-Competition.

(a) Restrictions. Consultant agrees that during the period of Consultant’s Engagement with the Company and for twenty four (24) months after the date of termination of Consultant’s Engagement with Company (for any reason or no reason, whether voluntary or involuntary), Consultant’s will not, either directly or indirectly, either alone or jointly with others or as an employee, agent, consultant owner, partner, joint venturer, stockholder, broker, principal, corporate officer, director, licensor or in any other capacity or as an employee of any person, firm or company, anywhere in the world:

(i) induce, solicit, recruit or encourage (or endeavor to induce, solicit, recruit or encourage) any employee or consultant of the Company to leave the Company;

(ii) solicit the business of any client or customer of Company (other than on behalf of Company);

(iii) solicit or approach in competition with the Company, any person or entity which was provided with goods or services by the Company, provided goods or services to the Company or who invested or contemplated investment in the Company at any time during the 24 months immediately prior to the date of termination of the Engagement, for the purpose of offering or receiving goods or services of the same type as or similar to the goods or services supplied or received by the Company at the date of termination of the Engagement or for the purpose of soliciting investment in an entity other than the Company;

(iv) engage in any activity that is direct completion with the business or demonstrably anticipated business of Company;

(v) carry on or hold an interest in any corporation, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the products or services of the Company: or

(vi) assist any other person or organization in competing or in preparing to compete with the business or demonstrably anticipated business of the Company or act as an employee, officer consultant or in any managerial capacity in a business in competition with the Company.

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(b) Enforcement. If at any time any of the provisions of Section 5(a) are deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. The provisions of Section 5(a), as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.

6. Representations. Consultant agrees to execute any proper oath or verify any proper document required to carry out or evidence compliance with the terms of this Agreement. Consultant represents that Consultant’s performance of all the terms of this Agreement, and as a Consultant to the Company, will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to Consultant’s retention by Company. Consultant has not entered into, and Consultant agrees that Consultant’s will not enter into, any oral or written agreement in conflict herewith.

7. Equitable Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement. Accordingly, Consultant agrees that if Consultant breaches this Agreement, including without limitation the provisions of Section 5(a), hereunder, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction’s issuance and to the ordering of specific performance. In any legal proceeding commenced under this Section 7, the losing party shall pay the prevailing party’s actual attorneys’ fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

8. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof); provided however, that all matters relating specifically to compliance with employment laws of the State of Israel shall be governed by and construed in accordance with the internal substantive laws of the State of Israel. Each of the parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, Palm Beach County, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, Palm Beach County, Florida in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, Palm Beach County, Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

9. Entire Agreement. This Agreement and the Consulting Agreement sets forth the entire agreement and understanding between Company and Consultant relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Company and Consultant. Any subsequent change or changes in Consultant’s duties, salary or compensation will not affect the validity or scope of this Agreement.

10. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11. Successors and Assigns. This Agreement will be binding upon Consultant’s heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

13. No Employment Contract. Nothing in this Agreement shall be construed to create a contract of employment, either express or implied-in-fact, for any fixed term or requiring cause for termination.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Nadav Slutzky
Title:	Date:

Bright Mountain Media, Inc.

Signature: ___________________

W. Kip Speyer, Chief Executive Officer

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Exhibit B1

TO THE PROPRIETARY INFORMATION, NON-COMPETITION AND INVENTIONS AGREEMENT

Prior Inventions

Following a list of Prior Inventions of the Consultant:

1. __________________________________________________________

2. __________________________________________________________

3. __________________________________________________________

4. __________________________________________________________

If nothing is listed, I will be regarded as having declared that I have no Prior Inventions.

______________________	____________________
Consultant (Signature)	Date

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EXHIBIT A-3

CONSULTING AGREEMENT

This Consulting Agreement (this “Consulting Agreement”) is made on _____, 2019 (the “Effective Date”), by and between Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain”), Slutzky & Winshman Ltd., an Israeli company, Registration No. 515202489 (the “Company”), and Eli Desanik (I.D. No. 309236032) (the “Consultant”).

WHEREAS, the Consultant is a shareholder and co-founder of the Company and has served as its ___________ since ________;

WHEREAS, on the Effective Date, Bright Mountain acquired all of the issued and outstanding ordinary shares of the Company from its shareholders, including the Consultant (the “Shareholders”), pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated July 31, 2019 by and among Bright Mountain, Merger Sub (as defined therein), the Company and the Shareholders (the “Share Exchange Agreement”);

WHEREAS, on the closing of the Share Exchange Agreement, the Company became a wholly-owned subsidiary of Bright Mountain;

WHEREAS, in order to maintain the consistency of the operations of the Company following the closing of the Share Exchange Agreement, as a condition precedent to the transactions contemplated by the Share Exchange Agreement, the Consultant agreed to enter into this Agreement;

WHEREAS, the Company wishes to engage Consultant to provide the services described herein and Consultant has explicitly requested to be engaged as an independent contractor (and not as employee of the Company) with no employment relationship with the Company, and for the compensation and otherwise in accordance with the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Consultant, intending to be legally bound, agree to the terms set forth below.

Section 1. The Services

1.1	Scope of Services

1.1.1	During the Term (as defined below), the Consultant will perform such services, as detailed in Exhibit A attached hereto and incorporated herein by reference, and such other services as may be agreed upon between the Company and the Consultant from time to time (the “Services”).

1.1.2	The Consultant shall provide the Services in accordance with the parameters and schedule mutually agreed upon between the Company and Consultant from time to time. If the parties do not agree upon a schedule for the performance of certain Services, then the Consultant will perform such Services with due diligence under the circumstances and in a prudent and expeditious manner.

1.1.3	Consultant’s activities with respect to this Agreement shall be coordinated with the Company through the supervisor identified by the Company on Exhibit A hereto or any other person nominated by the Company from time to time.

1.2	Performance of the Services

1.2.1	The Consultant shall perform the Services in an efficient, expeditious, professional manner and according to high standards in the industry. In the performance of the Services and this Agreement, the Consultant shall comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other governmental requirements (including, but not limited to, any such requirements imposed upon the Company with respect to the Services).

1.2.2	The Consultant shall have at all times during the performance of the Services hereunder, all necessary rights, authorizations, or licenses to perform such Services and Consultant shall not utilize during the provision of the Services hereunder any proprietary information of any third party. The Consultant shall use its best efforts to promote the goodwill and reputation of the Company, its business and services in the performance of the Services.

1.2.3	The Consultant shall immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with the Consultant’s position and/or engagement with the Company and/or the interests of the Company and/or of the Company’s clients. The Consultant shall promptly disclose to the Company any business opportunity that comes to its attention in connection with the Services. The Consultant shall not take advantage of, or divert, any such opportunity for the benefit of the Consultant or anyone else without the prior written consent of the Company.

1.3	Subcontracting. The Consultant shall not subcontract or otherwise delegate performance of any Services without the Company’s prior written consent.

Section 2. Compensation and Payment

2.1	Services Fees. Subject to and in consideration for the Services and the fulfillment of all of Consultant’s duties and obligations hereunder, the Company shall pay the Consultant the service fees set forth in Exhibit A attached hereto (the “Compensation”).

2.2	Payment. On or about the first day of each month during the Term, the Consultant shall deliver to the Company an invoice for any amounts due and payable under this Section 2 for the prior month. The Company will pay the amounts properly due and payable under each of the invoices issued in accordance with applicable law, within the time period set forth in Exhibit A attached hereto.

2.3	Taxes. It is explicitly agreed between the parties that any and all taxes, duties, fees, governmental or municipal fees or charges and/or other impositions that may be levied pursuant to any applicable law upon the Consultant with regards to the provision of the Services under this Agreement, including, but not limited to, Income Tax, shall be borne solely by the Consultant, and the amounts of the aforesaid payments shall be deemed to have been included in the Compensation and the Consultant shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment made to Consultant, the Company shall withhold said tax at the rate set forth in the certification issued by the applicable tax authority at the rate determined by said law or regulation. Consultant shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant.

2.4	The payments provided for under this Section 2 shall constitute the total and exclusive compensation payable by the Company to the Consultant for the provision of the Services hereunder. The Consultant shall not be entitled to any other form of compensation, commission, fee, bonus, equity, reimbursement or any other form of payment or consideration for the provision of the Services hereunder.

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Section 3. Independent Contractor

3.1	The Consultant shall at all times act as an independent contractor, and shall not be, and/or claim to be, an employee of the Company. Consultant warrants that it is aware that this Agreement is only an agreement for the provision of services on a strictly contractual basis and does not create employer-employee relations between Consultant and the Company and does not confer upon Consultant any rights, except for those explicitly set forth herein.

3.2	The Consultant undertakes that it and/or anyone on its behalf shall not claim, demand, sue or bring any cause of action against the Company in connection with alleged employer-employee relations between it and the Company in connection with the Services, and if it or anyone on its behalf does so, it shall indemnify the Company upon its first demand for any expense that may be occasioned to it in respect of, or in connection with, a claim as aforesaid, including legal fees. Without prejudice to the generality of the aforesaid, it is hereby agreed that Consultant shall not be entitled to receive from the Company any severance pay and/or any other payment and/or other consideration deriving from employer-employee relations and/or the termination thereof and/or any social benefits which an employee is entitled to receive in connection with the provision of the Services.

3.3	If notwithstanding the agreement of the parties and the Consultant’s informed undertakings, declarations and representations under this Agreement, and for any reason whatsoever, a competent authority, including a judicial body, shall determine that the Consultant was, or is, the Company’s employee, and/or is entitled to an employee’s right and/or benefits, the following provisions shall apply: (i) the parties agree that they have made a mutual mistake regarding the amount of the Compensation. Had the parties been aware of such mistake, they would have agreed that the Consultant would be entitled to 60% (sixty percent) of the Compensation (the “Agreed Alternative Payment”). The parties agree that in this event the Compensation should have been the Agreed Alternative Payment, and the Consultant shall be obligated to return to the Company, on the day of the claim and/or demand which contradicts this Agreement, all additional amounts that the Consultant received from the Company beyond the Agreed Alternative Payment as defined above (the “Excess Amount”). Each Excess Amount, shall bear interest and shall be linked to the Cost of Living Index on the Consultant’s pay day – as compared to the Index on the day such amount will be returned to the Company; (ii) the Company shall be entitled to set off such Excess Amounts against all amounts that the Consultant shall be entitled to under this Agreement or any applicable law, or under the decision of the court or of any other competent tribunal as mentioned above, which shall not derogate from any other right of the Company to receive from the Consultant the rest of the amounts it is entitled to; (iii) the Consultant hereby waives any right to claim limitation of action. Notwithstanding any other provisions in this Agreement to the contrary, any bonus, incentive-based compensation, or any other compensation, paid to the Consultant pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any U.S. law, government regulation or stock exchange listing requirement will be subject to such deductions and claw back as may be required to be made pursuant to such U.S. law, government regulation or stock exchange listing requirement (or any policy adopted by the Bright Mountain pursuant to any such law, government regulation or stock exchange listing requirement).

Section 4. Term and Termination

4.1	Term. This Agreement shall commence on the Effective Date. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) calendar years (the “Initial Term”) unless terminated earlier by the Company in accordance with Section 4.3. After the initial term, this Agreement shall automatically be renewed for an additional one (1) year term unless terminated earlier in accordance with Sections 4.2 or 4.3 below (the “Renewal Term” and collectively with the Initial Term, the “Term”).

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4.2	Notice Period. During the Renewal Term, each party may terminate this Agreement by giving a ninety (90) days prior written notice of termination (the “Notice Period”). During the Notice Period, the Company will have the sole and absolute discretion to decide whether or not the Consultant shall provide the Services.

4.3	Termination for Cause.

4.3.1	During the Term, Company may terminate this Agreement immediately, or terminate the Notice Period immediately in any of the circumstances set forth herein: (A) the Consultant’s death or Disability (as defined below); or (B) for Cause (as defined below).

For the purpose of this Section 4.3, “Disability” shall mean the physical or mental illness or injury as a result of which Consultant remains unable to perform his duties to the Company for a period of four (4) successive months, or for a period of 120 days in the aggregate during a 12 months period irrespective of whether such days are consecutive. Disability shall be deemed to occur upon the end of such four (4) month period (or 120-day period, as applicable); “Cause” means (A) committing or participating in an injurious act of fraud or embezzlement against the Company; (B) committing or participating, willfully, in an injurious act or omission in a manner which was materially damaging to the Company; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction for a felony under the laws of the State of Israel, the United States or any state thereof; (E) ) conviction of, or plea of guilty or nolo contendere to, violation of any U.S. Federal or state securities laws, rules or regulations, or any rules or regulations of any stock exchange or other market on which Bright Mountain Media’s securities may be listed or quoted for trading; (F) violation of Bright Mountain’s insider trading policies in a manner which was materially damaging to the Company; or (G) any assignment of this Agreement in violation of this Agreement..

4.4	Effect of Termination. Upon any expiration or termination of this Agreement, the following will apply: (i) the Company will pay the Consultant the amounts due in accordance with Section 2 for all Services actually performed in accordance with this Agreement prior to the expiration or termination of this Agreement; (ii) the Consultant shall immediately deliver to the Company all Inventions, Company Inventions, Confidential Information (as such terms are defined in the PIIA (as defined in Section 6)), work products, reports and any other materials related to the Company or its business in its possession or control; (iii) the Company will not be obligated to pay the Consultant for any Services performed after the end of the Term; and (iv) the parties’ respective rights and obligations under Sections 2.4, 3, 4.4, 5, 6 and 7 will survive the expiration or termination of this Agreement as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement (however so terminated).

Section 5. Representations; Warranties; Covenants

5.1	The Consultant represents and warrants that this Agreement and the performance of the Services and the Consultant’s other obligations under this Agreement (i) will not constitute or cause any breach, default or violation of any other consulting, nondisclosure, confidentiality or other agreement to which the Consultant is a party; (ii) do not require the consent of any person or entity; (iii) do not and will not violate any policies or procedures of any other person or entity for which it performs services concurrently with those performed herein; (iv) will be performed with promptness and diligence in a workmanlike manner, in accordance with the practices and standards used in professional well-managed operations performing similar services; and (v) do not and will not infringe, misappropriate or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party. The Consultant further represents and warrants that it has the power and authority necessary to enter into this Agreement, and that it has the necessary experience, expertise, skills and know-how needed to perform its obligations under this Agreement fully and completely, in a professional and diligent manner.

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5.2	The Consultant agrees to the transfer of any information related to it and held by the Company to a database (including a database located abroad) and to any other person or entity, as the Company shall deem necessary and reasonable for business purposes or to pursue the Company’s business interests.

Section 6. Confidential Information, Proprietary Rights, Assignment of Inventions; Non-Compete

6.1	Consultant shall, simultaneously herewith, execute the non-competition, proprietary information and inventions agreement, attached hereto as Exhibit B and incorporated herein by reference as part of this Agreement (the “PIIA”). For the removal of doubt, execution of the PIIA by Consultant is a condition precedent to this Agreement becoming effective. Consultant agrees to comply with all insider trading policies of Bright Mountain as may be adopted or amended from time to time and brought to his attention during the Term and any Renewal Term.

6.2	Consultant agrees that any breach of this Section 6 or any of the provisions of the PIIA by Consultant would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of Consultant’s obligations hereunder.

Section 7. Miscellaneous

7.1	Notices. Any notice to be given under this Agreement shall be in writing and may be sent by email or by post. The preferred method of communication is email. The Parties shall notify each other of any change in their contact details for notices. Emails will be deemed to have been received one hour after being sent or, if this falls after close of business, at 9.00 a.m. on the following working day provided that an undeliverable message has not been generated by then.

7.2	Non-waiver. The failure of the Company to insist upon or enforce strict performance of any provision of this Agreement or to exercise any of its rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment to any extent of the Company’s rights to assert or rely on any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect. All waivers by the Company shall be in writing.

7.3	Severability. In the event any provision of this Agreement shall be determined to be unenforceable, because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision(s) held to be unenforceable.

7.4	Assignment. The Consultant will not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement without the prior written consent of the Company. The Company shall have the right to assign its rights and obligations under this Agreement to a party which assumes the Company’s obligations hereunder. Subject to the foregoing restriction on assignments by the Consultant, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, assigns and legal representatives.

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7.5	Governing Law; Venue and Jurisdiction. This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof); provided however, that all matters relating specifically to compliance with employment laws of the State of Israel shall be governed by and construed in accordance with the internal substantive laws of the State of Israel. Each of the parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, Palm Beach County, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, Palm Beach County, Florida in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, Palm Beach County, Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

7.6	Amendments. This Agreement may be amended or modified, in whole or in part, only by an instrument in writing signed by all parties hereto.

7.7

Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, of the parties with respect to the Services performed or to be performed by the Consultant hereunder, including the Services Agreement by and between the parties herein, dated March 1, 2019. All actions to be taken by the Company hereby shall be taken upon the instruction of the Chief Executive Officer of Bright Mountain.

7.8	Public Disclosures. The Consultant is hereby granting the Company and Bright Mountain permission to mention the Consultant’s name as a consultant to the Company. Other than specifically agreed in writing between the Company and the Consultant or required by applicable law or court order, the Consultant shall not disclose the terms of this Agreement.

7.9	Headings; Interpretation. Headings and subheadings are for convenience only and shall not be deemed to be a part of this Agreement. The preamble, exhibits and schedules to this Agreement constitute an integral part hereof. Words in the singular shall include the plural and vice versa; words in the masculine shall include the feminine and vice versa; and reference to a person shall also include corporate bodies and other legal entities.

7.10	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Eli Desanik
Title:

Bright Mountain Media, Inc.

Signature: ___________________

W. Kip Speyer, Chief Executive Officer

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Exhibit A

to the Consulting Agreement by and between Bright Mountain Media, Inc., Slutzky & Winshman Ltd. and Eli Desanik (the “Agreement”)

A.	Name of Company’s Supervisor: The Board of Directors and the Chief Executive Officer of Bright Mountain.

B.	Description and Scope of Services: The Consultant shall provide services in the field of online marketing (the “Services”).

C.	Compensation: In consideration of the provision of the Services in accordance with the terms and conditions of the Agreement, the Consultant shall be entitled to receive from the Company the following consideration (collectively, the “Compensation”):

(1)	Fee: a monthly gross fee of NIS 57,308 + VAT

(2)	Annual Cash Bonus: In addition to his monthly fee, Consultant shall be entitled to an annual cash bonus in accordance with, and subject to, all the terms and conditions of the applicable plan to be adopted by the Company (the “Annual Bonus”). The Parties agree that no later than ___ days from the Effective Date, the terms and conditions under which the Consultant shall be entitled to receive the Annual Bonus will be agreed upon in writing.

(3)	Reimbursement of Expenses: The Company shall reimbursement the Consultant for any reasonable expenses incurred by Consultants during the provision of the Services, including reimbursement of mobile phone expenses, car expenses, etc, provided that such expenses have been pre-approved by the Company. Reimbursement of any out of pocket expenses shall be done against receipts and/or other appropriate documentation as may be required by Company from time to time. All in accordance with the Company’s policies and guidelines on this subject.

(4)	Reimbursement of Travel Expenses: The Company shall reimbursement the Consultant for travel expenses incurred on by Consultants during the provision of the Services, provided that the Consultant has received the Company’s prior written consent before booking any such travel. For the purpose of such reimbursement, the Consultant shall be required to present the relevant receipts to the Company and to fill an expense report in accordance with the Company’s policy.

The Company will pay the amount properly due and payable under each of the Consultant’s invoices issued in accordance with applicable law, within seven (7) days after receiving an invoice.

BY THEIR SIGNATURE BELOW, THE PARTIES ACKNOWLEDGE THAT THE FOREGOING EXHIBIT REFLECTS THE PARTIES’ AGREEMENT:

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Eli Desanik
Title:	Date:

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Exhibit B

NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

THIS NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT (“Agreement”) is made effective as of ____, 2019 (“Effective Date”) by and between Slutzky & Winshman Ltd., a corporation organized under the laws of the State of Israel (the “Company”) and the undersigned (the “Consultant”). Unless the context otherwise requires, the term “Company” shall also include all direct and indirect existing and future subsidiary, parent or related corporations of the Company, including but not limited Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain”).

AGREEMENT

Consultant acknowledges that Consultant’s engagement with the Company, whether before or after the date of this Agreement (the “Engagement”) pursuant to the terms and conditions of the consulting agreement to which this Agreement is attached (the “Consulting Agreement”) creates a relationship of confidence and trust between Consultant and the Company with respect to all Confidential Information and Inventions (as such terms are defined below) of the Company.

In consideration and as a condition of Consultant’s engagement with the Company, the compensation paid therefore, and the benefits received therefore, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Confidential Information

(a) Confidentiality. Except as herein provided, Consultant agrees that during and after termination of Consultant’s Engagement with the Company, Consultant (i) shall keep all Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without the Company’s prior written consent; (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and (iii) shall follow recommendations made by the Board of Directors, officers or supervisors of the Company from time to time regarding Confidential Information. “Confidential Information” includes but is not limited to Inventions and Company Inventions (as defined in section 2(b)), Assignable Inventions (as defined in section 2(c)), trade secrets, confidential information, knowledge or data of the Company, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Consultant may produce, obtain or otherwise acquire or have access to during the course of Consultant’s Engagement with the Company (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; special customer matters; sales practices; methods and techniques; merchandising concepts, strategies and plans; sources of supply and vendors; special business relationships with vendors, agents, and brokers; promotional materials and information; financial matters; mergers; acquisitions; equipment, technologies and processes; selective personnel matters; inventions; developments; product specifications; procedures; pricing information; intellectual property; know-how; technical data; software programs; algorithms; operations and production costs; processes; designs; formulas; ideas; plans; devices; materials; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of the Company.

(b) Limitation. Consultant shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure; (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Consultant’s obligations hereunder or by breach of another person’s or entity’s confidentiality obligations; or (iii) is shown by documentary evidence to have been known by Consultant prior to disclosure to Consultant by the Company.

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(c) Information of Consultant’s Former Employers/Recipients of Services. Consultant agrees that Consultant has not and will not, during the term of the Engagement with the Company, (i) improperly use or disclose any proprietary information or trade secrets of any former employer/recipient of services or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, or (ii) bring onto the premises of the Company any document or confidential or proprietary information belonging to such employer/recipient of services, person or entity unless consented to in writing by such employer, person or entity and by the Company. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d) Third Party Information. Consultant recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during Consultant’s Engagement with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party.

(e) Insider Trading. Consultant agrees to comply with all insider trading policies of Bright Mountain as may be adopted or amended from time to time, and brought to his attention, during the Term and any Renewal Term.

2. Inventions

(a) Inventions Retained and Licensed. Consultant has attached hereto, as Exhibit B1, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to Consultant (whether made solely by Consultant or jointly with others) that (i) were developed by Consultant prior to Consultant’s Engagement with Company; (ii) relate to Company’s actual or proposed business, products or research and development; and (iii) are not assigned to Company hereunder (collectively, “Prior Inventions”); or, if Exhibit B1 is incomplete or if no such list is attached, Consultant represents that there are no such Prior Inventions. Consultant hereby acknowledges that it shall not incorporate into or with the Company’s products or otherwise use in the scope of its Engagement with the Company, any Prior Inventions or any third party intellectual property without first receiving Company’s prior written approval therefor. If in the course of Consultant’s service for Company, Consultant incorporates into a Company’s product, process or machine a Prior Invention owned by Consultant or in which Consultant’s has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

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(b) Assignment of Inventions. Consultant hereby agrees and acknowledged that Company is and shall remain the sole and exclusive owner, and/or to the extent necessary hereby assigns and transfers to Company, to the fullest extent under applicable law, Consultant’s entire right, title and interest in and to all inventions, ideas, improvements, designs, developments, works, know-how, original works of authorship, formulae, concepts, techniques, methods, systems, processes, compositions of matter, algorithms, computer software programs (including, but not limited to, any code, modules, tools, and libraries), databases, trade secrets and discoveries and any other intellectual creations of any nature whatsoever (the “Inventions”), whether or not patentable and whether or not reduced to practice, made or conceived by Consultant, whether solely by Consultant or jointly with others, during the period of Consultant’s Engagement with Company that either (i) relate in any manner to the actual or demonstrably anticipated business, work, Confidential Information or research and development of Company, its affiliates or subsidiaries; or (ii) are developed in whole or in part on Company’s time or using Company’s equipment, supplies, facilities or Confidential Information; or (iii) result from or are suggested by any task assigned to Consultant or any work or service performed by Consultant for or on behalf of Company, its affiliates or subsidiaries, or by the scope of Consultant’s Engagement or any other duties and responsibilities with Company, its affiliates or subsidiaries (the “Company Inventions”). Without derogating from the aforementioned Consultant further acknowledges that all original works of authorship that are made by Consultant, solely or jointly with others, within the scope of and during the period of Consultant’s Engagement with the Company and that are protectible by copyright are “works made for hire,” as defined in the U.S. Copyright Act and shall be owned solely by the Company. Further, without derogating from the aforementioned, Consultant hereby explicitly waives any interest, claim or demand that the Consultant may have for, or may be entitled to, with respect to any consideration, compensation or royalty in connection with the Inventions, including but not limited to, any claims for consideration, compensation or royalty under any law of any applicable jurisdiction (including, to the extent applicable or found by any competent court or tribunal despite the Parties’ agreement hereunder irrevocably waives any right to receive remuneration or royalty for “Service Inventions” under Section 134 of Patents Law 1967). Consultant hereby acknowledges and declares that the Compensation provided under the Consulting Agreement constitutes the entire compensation to which Consultant is entitled to and includes any and all consideration with respect to the Company Inventions developed by Consultant. Consultant further waives the right to bring any claims, demands or allegations to receive compensation, consideration or royalty with respect to the Moral Rights (as further defined) and the Company Inventions. “Moral Rights” as used herein means the rights of an author under Section 45 of the Israeli Copyright Law, 2007, or any other similar provision under any law of any applicable jurisdiction, including the right of the author to be known as the author of his/her work; to prevent others from being named as the author of his/her work; to prevent others from making deforming changes in his/her work in a manner that reflects negatively on his/her professional standing, his/her goodwill or dignity.

(c) Disclosure of Inventions. Consultant agrees that in connection with any Invention: (i) Consultant shall promptly disclose such Invention in writing to Consultant’s immediate supervisor at Company (which shall be received in confidence by Company), regardless of whether Consultant believes the Invention is a Company Invention or not, in order to permit Company to claim rights to which it may be entitled under this Agreement; and (ii) Consultant shall, at Company’s request, promptly execute a written assignment of title to Company for any Inventions including Company Invention required to be assigned by Section 2(b), (an “Assignable Invention”), and Consultant will preserve any such Assignable Invention as Confidential Information of Company.

(d) Patent and Copyright Registrations. Consultant agrees to assist Company, or its designee, at Company’s expense, in every proper way to secure Company’s rights in the Assignable Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and other instruments that Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Assignable Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of Consultant’s Engagement with Company. If Company is unable because of Consultant’s mental or physical incapacity or for any other reason to secure Consultant’s signature to apply for or to pursue any application for any Israel, U.S. or other patents or copyright registrations covering Assignable Inventions or original works of authorship assigned to Company as above, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant.

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(e) Other Obligations. Consultant acknowledges that Company from time to time may have agreements with other persons or with the Israeli, U.S. or other governments, or agencies thereof, that impose obligations or restrictions on Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. Consultant agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Company thereunder.

3. Return of Confidential Material. Upon Company’s request or in the event of Consultant’s termination of Engagement with Company for any reason whatsoever, Consultant agrees to promptly surrender and deliver to Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to Consultant’s Engagement, and Consultant will not retain or take any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Consultant may produce, acquire or obtain access to during the course of Consultant’s Engagement.

4. Notification of New Employer/Recipient of Services. If the Engagement hereunder is terminated, Consultant hereby consents to the Company notifying Consultant’s new employer/recipient of services about Consultant’s rights and obligations under this Agreement.

5. Non-Solicitation and Non-Competition.

(a) Restrictions. Consultant agrees that during the period of Consultant’s Engagement with the Company and for twenty four (24) months after the date of termination of Consultant’s Engagement with Company (for any reason or no reason, whether voluntary or involuntary), Consultant’s will not, either directly or indirectly, either alone or jointly with others or as an employee, agent, consultant owner, partner, joint venturer, stockholder, broker, principal, corporate officer, director, licensor or in any other capacity or as an employee of any person, firm or company, anywhere in the world:

(i) induce, solicit, recruit or encourage (or endeavor to induce, solicit, recruit or encourage) any employee or consultant of the Company to leave the Company;

(ii) solicit the business of any client or customer of Company (other than on behalf of Company);

(iii) solicit or approach in competition with the Company, any person or entity which was provided with goods or services by the Company, provided goods or services to the Company or who invested or contemplated investment in the Company at any time during the 24 months immediately prior to the date of termination of the Engagement, for the purpose of offering or receiving goods or services of the same type as or similar to the goods or services supplied or received by the Company at the date of termination of the Engagement or for the purpose of soliciting investment in an entity other than the Company;

(iv) engage in any activity that is direct completion with the business or demonstrably anticipated business of Company;

(v) carry on or hold an interest in any corporation, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the products or services of the Company: or

(vi) assist any other person or organization in competing or in preparing to compete with the business or demonstrably anticipated business of the Company or act as an employee, officer consultant or in any managerial capacity in a business in competition with the Company.

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(b) Enforcement. If at any time any of the provisions of Section 5(a) are deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. The provisions of Section 5(a), as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.

6. Representations. Consultant agrees to execute any proper oath or verify any proper document required to carry out or evidence compliance with the terms of this Agreement. Consultant represents that Consultant’s performance of all the terms of this Agreement, and as a Consultant to the Company, will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to Consultant’s retention by Company. Consultant has not entered into, and Consultant agrees that Consultant’s will not enter into, any oral or written agreement in conflict herewith.

7. Equitable Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement. Accordingly, Consultant agrees that if Consultant breaches this Agreement, including without limitation the provisions of Section 5(a), hereunder, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction’s issuance and to the ordering of specific performance. In any legal proceeding commenced under this Section 7, the losing party shall pay the prevailing party’s actual attorneys’ fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

8. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof); provided however, that all matters relating specifically to compliance with employment laws of the State of Israel shall be governed by and construed in accordance with the internal substantive laws of the State of Israel. Each of the parties hereto expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, Palm Beach County, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, Palm Beach County, Florida in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, Palm Beach County, Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

9. Entire Agreement. This Agreement and the Consulting Agreement sets forth the entire agreement and understanding between Company and Consultant relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Company and Consultant. Any subsequent change or changes in Consultant’s duties, salary or compensation will not affect the validity or scope of this Agreement.

10. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11. Successors and Assigns. This Agreement will be binding upon Consultant’s heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

13. No Employment Contract. Nothing in this Agreement shall be construed to create a contract of employment, either express or implied-in-fact, for any fixed term or requiring cause for termination.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:

Slutzky & Winshman Ltd.

Signature:	Signature:
Name:	Name:	Eli Desanik
Title:	Date:

Bright Mountain Media, Inc.

Signature: ___________________

W. Kip Speyer, Chief Executive Officer

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Exhibit B1

TO THE PROPRIETARY INFORMATION, NON-COMPETITION AND INVENTIONS AGREEMENT

Prior Inventions

Following a list of Prior Inventions of the Consultant:

1. __________________________________________________________

2. __________________________________________________________

3. __________________________________________________________

4. __________________________________________________________

If nothing is listed, I will be regarded as having declared that I have no Prior Inventions.

______________________	____________________
Consultant (Signature)	Date

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EXHIBIT B

FORM OF LOCK UP LEAK OUT AGREEMENT

THIS LOCK UP LEAK OUT AGREEMENT (the “Agreement”) is entered into as of this ____ day of __________ 2019 (the “Effective Date”) by and between _____________, an individual with his principal address at _____________ (the “Shareholder”) and Bright Mountain Media, Inc., a Florida corporation with its principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 (“Bright Mountain”).

WHEREAS, pursuant to the terms of the Share Exchange Agreement and Plan of Merger (the “Share Exchange and Merger Agreement”) dated __________, 2019, by and among Bright Mountain, Bright Mountain Israel Acquisition, Ltd., a wholly owned subsidiary of Bright Mountain, Slutzky & Winshman, Ltd., an Israeli company (“S&W”), and the shareholder of S&W (collectively, the “S&W Shareholders”), the Shareholder received an aggregate of ________________ (________) shares (the “Shares”) of the common stock (the “Common Stock”) of Bright Mountain.

WHEREAS, as a condition of the issuance of the Shares, the Shareholder and certain affiliates of Bright Mountain agreed to enter into an agreement restricting the transfer or resale of the Shares.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCK UP OF SHARES; PERMITTED LEAK OUTS.

(a) The Shareholder acknowledges that as of the date of the Closing (as defined in Share Exchange and Merger Agreement), (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are considered “restricted securities,” and (ii) such Shares may only be sold, transferred, hypothecated or otherwise disposed of by the Shareholder in accordance with the holding periods and other provisions of Rule 144 promulgated under the Securities Act.

(b) The Shareholder hereby agrees that during the period commencing on the Effective Date and ending twenty four (24) months from the Effective Date (the “Lock Up Period”) the Shareholder will not without the prior written consent of Bright Mountain, which such consent may not be unreasonably withheld, delayed or conditioned, (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise ((i) and (ii) being hereinafter collectively referred to as the “Lock Up”), in each case other than (A) transfers to immediate family members of the undersigned, trusts for the benefit of the undersigned or immediate family members of the undersigned, and (B) transfers by will or intestacy upon the death of the undersigned.

(c) During the Lock Up Period the Shareholder authorizes Bright Mountain to cause any transfer agent for the Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Shares subject to the Lock Up.

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(d) Following the expiration of the Lock Up Period any resales of Shares by the Shareholder in NYSE American, or such other market or stock exchange which is the primary trading market for the Common Stock (the “Primary Market”) shall be subject to compliance with Bright Mountain’s insider trading policies as may be in effect from time to time. At any time following the Effective Date, if the Shareholder reasonably determines that any resales of the Shares by the Shareholder shall cause, in and of themselves (i.e. disregarding any sales made by other shareholders of Bright Mountain), the trading price of Bright Mountain’s Common Stock in the Primary Market to decline in value, the Shareholder shall reduce the number of Shares he resells in the Primary Market at such time, it being the intent of the parties hereto that the market price of the Common Stock shall not be adversely impacted solely by resales of the Shares by the Shareholder.

(e) The number of Shares which may be resold pursuant to Section 1(d) hereof are subject to proportional adjustment in the event of stock splits, combinations, stock dividends and similar corporate events.

(f) In the event of a “Change of Control” (as defined below) of Bright Mountain Media, Inc., this Agreement shall terminate. For purposes hereof, a “Change of Control” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Bright Mountain is in fact required to comply with that regulation, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Bright Mountain or a corporation owned, directly or indirectly, by the shareholders of Bright Mountain in substantially the same proportions as their ownership of stock of Bright Mountain, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bright Mountain representing more than 50% of the combined voting power of Bright Mountain’s then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Bright Mountain to effect a transaction described in clauses (A) or (D) of this Section) whose election by the Board of Directors or nomination for election by Bright Mountain’s shareholder’s was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority; (C) Bright Mountain enters into an agreement, the consummation of which would result in the occurrence of a change in control of Bright Mountain; or (D) the shareholders of Bright Mountain approve a merger or consolidation of Bright Mountain with any other corporation, other than a merger or consolidation which would result in the voting securities of Bright Mountain outstanding immediately prior to its continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) of more than 50% of the combined voting power of the voting securities of Bright Mountain or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Bright Mountain approve a plan of complete liquidation of Bright Mountain or an agreement for the sale or disposition by Bright Mountain of all or substantially all Bright Mountain’s assets.

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2. LEGENDS.

(a) The Shareholder hereby agrees that each outstanding certificate representing the Shares shall during the Lock Up Period, in addition to any other legends as may be required in compliance with Federal securities laws, bear legends reading substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP AGREEMENT DATED ________________, 2019 BY AND BETWEEN BRIGHT MOUNTAIN MEDIA, INC. AND THE SHAREHOLDER LISTED ON THE FACE HEREOF. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF BRIGHT MOUNTAIN MEDIA, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.”

(b) A copy of this Agreement shall be filed with Bright Mountain’s transfer agent of record.

3. SPECIFIC PERFORMANCE. The Shareholder acknowledges that there would be no adequate remedy at law if the Shareholder fails to perform any of his obligations hereunder, and, accordingly, agrees that Bright Mountain, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Shareholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 3 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

4. NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the respective party as its address set forth earlier in this Agreement.

5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any suit, action or proceeding with respect to this Agreement shall be brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of such court for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in U.S. District Court for the Southern District of Florida, West Palm Beach, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida, has been brought in an inconvenient form.

6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of Bright Mountain and the Shareholder. No delay or failure on the part of Bright Mountain in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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10. CONSTRUCTION. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

11. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRIGHT MOUNTAIN MEDIA, INC.

By:
W. Kip Speyer, Chief Executive Officer

[Shareholder]

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EXHIBIT C

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into effective as of ___, 2019, by and between Bright Mountain Media, Inc., a Florida corporation (the “Company”), and Joey Winshman (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

WHEREAS, Indemnitee is a member of the Company’s Board;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors of corporations and that highly competent persons have become more reluctant to serve corporations as directors and officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, companies;

WHEREAS, the Amended and Restated Articles of Incorporation, as amended (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) of the Company require the Company to indemnify, advance expenses and provide for insurance to its members of the Board to the fullest extent permitted under Florida law; and

WHEREAS, the Company has determined that (i) the increased difficulty in attracting and retaining competent persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future, and (ii) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified

WHEREAS, in recognition of Indemnitee’s need for: (i) substantial protection against personal liability based on Indemnitee’s reliance on the Articles and Bylaws; (ii) specific contractual assurance that the protection promised by the Articles and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles and Bylaws or any change in the composition of the Company’s Board or acquisition transaction relating to the Company); and (iii) an inducement to provide effective services to the Company as a director, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Florida law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Affiliate” shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

(c) “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, and other than any person holding shares of the Company on the date that the Company first registers under the Exchange Act or any transferee of such individual if such transferee is a spouse or lineal descendant of the transferee or a trust for the benefit of the individual, his spouse or lineal descendants), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(d) “Expenses” shall mean any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses shall be considered incurred by Indemnitee at such time as Indemnitee is required to pay or incur such cost or expenses, including upon receipt of an invoice or payment demand.

(e) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director of the Company or an Affiliate of the Company, or while a director is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company or an Affiliate of the Company, as described above.

(f) “Independent Counsel” shall mean the person or body appointed in connection with Section 3.

(g) “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or an Affiliate of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(h) “Reviewing Party” shall mean the person or body appointed in accordance with Section 3.

(i) “Voting Securities” shall mean any securities of the Company that vote generally in the election of the Board.

2. Agreement to Indemnify.

(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Articles, the Bylaws, vote of its shareholders or disinterested directors, or applicable law.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement, or any other agreement or insurance policy or the Articles or Bylaws to indemnification or advancement of expenses; (iii) as otherwise required under Section 607.0831 of the Florida Business Corporation Act; (iv) by way of defense or by way of third party notice to the Company in connection with a Proceeding arising out of an Indemnifiable Event brought against the Indemnitee; or (v) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c) Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten (10) business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or Section 2(f).

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws or for which payment is prohibited by law.

3. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; provided that if all members of the Board are parties to the particular Proceeding with respect to which Indemnitee is seeking indemnification, the Independent Counsel refereed to below shall become the Reviewing Party; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising before a Change in Control for which Independent Counsel shall become the Reviewing Party and all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Articles or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable but in any event no later than thirty (30) days after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

(b) Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Florida having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c) Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its shareholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for:

(i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Articles or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(ii) recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding or shall not continue to retain counsel to defend such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles, Bylaws, any agreement, any vote of shareholders or directors, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Articles, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director. The Company hereby undertakes to notify the Indemnitee 30 days prior to the expiration or termination of such insurance policy or policies. The Company undertakes to give written notice of the commencement of any claim hereunder to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter diligently take all actions reasonably necessary under the circumstances to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies. The above shall not derogate from Company’s authority to freely negotiate or reach any compromise with the insurer which is reasonable at the Company’s sole discretion provided that the Company shall act in good faith and in a diligent manner. In the event of Change in Control, the Indemnitee shall be entitled to the same indemnification and insurance provisions as the most favorable indemnification and insurance provisions afforded to the then-serving directors of the Company. In the event that in connection with such Change in Control the Company purchases a directors and officers’ “tail” or “run-off” policy for the benefit of its then serving directors, then such policy shall cover Indemnitee and such coverage shall be deemed to be in satisfaction of the insurance requirements under this Agreement.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

10. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

13. Duration of Agreement. The Company’s obligation to indemnify Indemnitee and advance Expenses in accordance with this Agreement shall be for such period as Indemnitee shall be subject to any actual, possible or threatened Proceedings, arising out of the Indemnitee’s service as director, whether or not Indemnitee is still serving in such position.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding. The Company represents and warrants that this Agreement is valid, binding and enforceable in accordance with its terms and was duly adopted and approved by the Company, and shall be in full force and effect immediately upon its execution.

15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida, (ii) consent to submit to the jurisdiction of the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue or any such action or proceeding in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida and (iv) waive, and agree not to please or to make, any claim that any such action or proceeding brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida had been brought in an improper or inconvenient forum.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day but only if sent concurrently in the manner set forth in clause (d) below, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent:

(a)	To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b)	To the Company at:

6400 Congress Avenue

Suite 2050

Boca Raton, FL 33431

Attention: W. Kip Speyer, Chief Executive Officer

E-mail: kip@brightmountainmedia.com

with a copy (which shall not constitute notice) to:

Pearlman Law Group LLP

200 S. Andrews Avenue

Suite 901

Fort Lauderdale, FL 33301

Attention: Brian A. Pearlman, Esq.

E-mail: brian@pslawgroup.net

Notice of change of address shall be effective only when given in accordance with this Section 17.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

BRIGHT MOUNTAIN MEDIA, INC.

By:
W. Kip Speyer, Chief Executive Officer

INDEMNITEE

Joey Winshman
Address:

EXHIBIT D

FORM OF PROMISSORY NOTE

Boca Raton, FL

_____________, 2019	$270,937.5

FOR VALUE RECEIVED, the undersigned, Bright Mountain Media, Inc., a Florida corporation (the “Maker”), having a business address at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487 hereby promises to pay to the order of Joey Winshman, an individual (the “Payee” or the “Holder”) having a business address at 74 Hamelachim St. Ramat Hasharon, Israel 47100, in lawful money of the United States of America the principal amount of Two Hundred and Seventy Thousand, Nine Hundred and Thirty Seven dollars and Fifty cents ($270,937.5). This Promissory Note (the “Note”) is one of a series of notes issued pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated ___, 2019 by and among the Maker, Merger Sub, Slutzky & Winshman, Ltd. (“S&W”), and the shareholders of S&W (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

1. Interest. Subject to the provisions of Section 6 hereof, this Note shall be interest free.

2. Principal; Payment. Subject to the provisions of Section 4 hereof, the principal amount of this Note shall be payable by Maker in lawful tender of the United States as follows:

a. $135,469 shall be paid on or before __________, 2020 (the “Milestone Date”); and

b. the remaining $135,468.5 shall be paid on or before __________, 2021.

All payments of principal shall be made in U.S. Dollars to the Payee at the address set forth in the Agreement.

3. Prepayment. From and after the date hereof, Maker shall have the option to prepay, in whole or in part, the principal balance of this Note. There is no prepayment penalty.

4. Forgiveness of Note. In the event: (a) the Payee cease to provide continuous services to S&W, or any affiliate thereof employing or retaining the Payee, in the capacity of an employee, consultant or other service provider following termination of the Employment Agreement of even date herewith by and between S&W and the Payee, as amended or restated from time to time (the “Engagement Agreement”) (i) for Cause, as such term is defined in Section 7.4 thereof, or (ii) voluntary termination by the Payee pursuant to Section 7 thereof, other than termination for Good Reason, as such term is defined below, and other than for death or Entitling Event (as such term is defined in Section 7.3 thereof), and (b) S&W fails to achieve the following milestones on or before the Milestone Date: (i) develop a minimum of two Smart TV applications, and (ii) API integration with a minimum of ten platforms, then all outstanding principal amounts due by Maker under this Note shall be cancelled and forgiven without any further action by either party.

For purposes of this Note, the term “Good Reason” shall mean (i) a reduction of 10% or more in the compensation or benefits of the Payee, not otherwise agreed to in writing by Payee; (ii) a reduction or diminution of the Payee’s title or position or reduction of Payee duties or responsibilities, or the removal of the Payee from such duties, title, position and responsibilities; (iii) a relocation of the Payee’s principle place of employment, without the Payee’s consent, by more than 50 kilometers; (iv) a material breach by S&W of the Engagement Agreement, which is not cured (if curable) within 10 days after receipt of written notice thereof from the Payee; (v) a delay in any payment due by S&W under the Engagement Agreement, which is not cured (if curable) within ten (10) days after receipt of written notice thereof from the Payee; or (vi) other circumstances which under Israeli law would entitle the Payee to resign and deem such resignation as termination by S&W for the purpose of severance pay.

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5. Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a.	Failure to Pay. Maker fails to pay, when due, any of the obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Payee;

b.	Denominated Events. The occurrence of any event expressly denominated as an Event of Default in this Note;

c.	Failure to Perform. Maker fails to perform or observe any material covenant, term or condition of this Note, the Agreement or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such failure; or the Note and/or Agreement shall cease to be, or shall be asserted by Maker not to be a, legal, valid and binding obligation of Maker, enforceable in accordance with its terms;

d.	Breach of Representation. Any representation, warranty or certificate made or furnished by or on behalf of Maker in writing pursuant to this Note or the Agreement, including, but not limited to, the representations or warranties made by Maker in Section 5 of the Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and such breach continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such breach;

e.	Petition By or Against Maker. (a) There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including, without limitation, a petition or reorganization, arrangement or extension of debts) or under any other similar or insolvency laws providing for the relief of debtors; (b) Maker is unable, or admits in writing its inability, to pay its debts generally as they mature; (c) Maker makes a general assignment for the benefit of its creditors; or (g) takes any action for the purpose of effecting any of the foregoing; or

f.	Appointment of Receiver. A receiver, trustee, conservator or liquidator is appointed for Maker, or for all or a substantial part of its assets, or Maker shall be adjudicated bankrupt or in need of any relief provided to debtors by any court.

6.	Remedies.

a.	Acceleration. Upon the occurrence of an Event of Default and for so long as such default is continuing:

i.	The total amount of (a) this Note and all other sums owing to Payee which are (i) then due and unpaid or (ii) thereafter to become due and payable; and (b) interest on the foregoing sums, at the rate of one and one-half percent (1 ½%) per month, but not greater than the highest rate permitted by law, from said occurrence until paid in full (collectively, the “Default Amount”) shall, when such Default Amounts is declared due and payable by Payee, become immediately due and payable without presentment, protest, demand, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding; and

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ii.	Payee may exercise any of the other remedies provided under applicable laws.

7.	Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity. No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Payee in exercising any rights granted it hereunder or under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

8.	Costs and Expenses. Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default, an action is institute to collect this Note, or the exercise of Payee’s remedies with respect thereto, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with respect thereto, and Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.	Other Remedies. The remedies granted to Payee herein upon an Event of Default are not restrictive of any and all other rights and remedies of Payee provided for by this Note, the Agreement, or any of the relevant documents and applicable law, either by suit in equity or by action at law, or both.

10.	Offset. The parties acknowledge that this Note is subject to further offset and adjustment as provided under the Agreement.

11.	Miscellaneous.

a.	Waivers. No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.	Invalid Terms. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.	Successors. This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

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d.	Controlling Law. This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Florida. The Payee expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in United States District Court for the Southern District of Florida, West Palm Beach, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, West Palm Beach, Florida in any such suit, action or proceeding. The Payee further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, West Palm Beach, Florida and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

e.	Amendments. This Note and the Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and the terms set forth in this Note and the Agreement supersede all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may be amended only by an instrument in writing and executed by Maker and Payee.

f.	This Note may be executed in any number of counterparts, each of which will be deemed to be original and all of which together will constitute a single agreement.

g.	Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will make and deliver in lieu of such Note a new Note of like tenor.

12.	Notices. All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the addresses as set forth in the Agreement, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

13.	Headings. All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

Bright Mountain Media, Inc.

By:
W. Kip Speyer, Chief Executive Officer

Acknowledged and agreed to:

Payee

5

EXHIBIT D

FORM OF PROMISSORY NOTE

Boca Raton, FL

_____________, 2019	$293,437.5

FOR VALUE RECEIVED, the undersigned, Bright Mountain Media, Inc., a Florida corporation (the “Maker”), having a business address at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487 hereby promises to pay to the order of Nadav Slutzky, an individual (the “Payee” or the “Holder”) having a business address at HaShahar 54, Raanana, Israel in lawful money of the United States of America the principal amount of Two Hundred and Ninety Three Thousand, Four Hundred and Thirty Seven dollars and Fifty cents ($293,437.5). This Promissory Note (the “Note”) is one of a series of notes issued pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated _____, 2019 by and among the Maker, Merger Sub, Slutzky & Winshman, Ltd. (“S&W”), and the shareholders of S&W (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

1. Interest. Subject to the provisions of Section 6 hereof, this Note shall be interest free.

2. Principal; Payment. Subject to the provisions of Section 4 hereof, the principal amount of this Note shall be payable by Maker in lawful tender of the United States as follows:

a. $146,719 shall be paid on or before __________, 2020 (the “Milestone Date”); and

b. the remaining $146,718.5 shall be paid on or before __________, 2021.

All payments of principal shall be made in U.S. Dollars to the Payee at the address set forth in the Agreement.

3. Prepayment. From and after the date hereof, Maker shall have the option to prepay, in whole or in part, the principal balance of this Note. There is no prepayment penalty.

4. Forgiveness of Note. In the event: (a) the Payee cease to provide continuous services to S&W, or any affiliate thereof employing or retaining the Payee, in the capacity of an employee, consultant or other service provider following termination of the Services Agreement of even date herewith by and between S&W and the Payee, as amended or restated from time to time (the “Engagement Agreement”) (i) for Cause, as such term is defined in Section 4.3.1 thereof, or (ii) voluntary termination by the Payee pursuant to Section 4 thereof, other than termination for Good Reason, as such term is defined below, and other than for death or Disability (as such term is defined in Section 4.3.1 thereof), and (b) S&W fails to achieve the following milestones on or before the Milestone Date: (i) develop a minimum of two Smart TV applications, and (ii) API integration with a minimum of ten platforms, then all outstanding principal amounts due by Maker under this Note shall be cancelled and forgiven without any further action by either party.

For purposes of this Note, the term “Good Reason” shall mean (i) a reduction of 10% or more in the compensation or benefits of the Payee, not otherwise agreed to in writing by Payee; (ii) a reduction or diminution of the Payee’s title or position or reduction of Payee duties or responsibilities, or the removal of the Payee from such duties, title, position and responsibilities; (iii) a relocation of the Payee’s principle place of employment, without the Payee’s consent, by more than 50 kilometers; (iv) a material breach by S&W of the Engagement Agreement, which is not cured (if curable) within 10 days after receipt of written notice thereof from the Payee; (v) a delay in any payment due by S&W under the Engagement Agreement, which is not cured (if curable) within ten (10) days after receipt of written notice thereof from the Payee; or (vi) other circumstances which under Israeli law would entitle the Payee to resign and deem such resignation as termination by S&W for the purpose of severance pay.

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5. Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a.	Failure to Pay. Maker fails to pay, when due, any of the obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Payee;

b.	Denominated Events. The occurrence of any event expressly denominated as an Event of Default in this Note;

c.	Failure to Perform. Maker fails to perform or observe any material covenant, term or condition of this Note, the Agreement or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such failure; or the Note and/or Agreement shall cease to be, or shall be asserted by Maker not to be a, legal, valid and binding obligation of Maker, enforceable in accordance with its terms;

d.	Breach of Representation. Any representation, warranty or certificate made or furnished by or on behalf of Maker in writing pursuant to this Note or the Agreement, including, but not limited to, the representations or warranties made by Maker in Section 5 of the Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and such breach continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such breach;

e.	Petition By or Against Maker. (a) There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including, without limitation, a petition or reorganization, arrangement or extension of debts) or under any other similar or insolvency laws providing for the relief of debtors; (b) Maker is unable, or admits in writing its inability, to pay its debts generally as they mature; (c) Maker makes a general assignment for the benefit of its creditors; or (g) takes any action for the purpose of effecting any of the foregoing; or

f.	Appointment of Receiver. A receiver, trustee, conservator or liquidator is appointed for Maker, or for all or a substantial part of its assets, or Maker shall be adjudicated bankrupt or in need of any relief provided to debtors by any court.

6	Remedies.

a.	Acceleration. Upon the occurrence of an Event of Default and for so long as such default is continuing:

i.	The total amount of (a) this Note and all other sums owing to Payee which are (i) then due and unpaid or (ii) thereafter to become due and payable; and (b) interest on the foregoing sums, at the rate of one and one-half percent (1 ½%) per month, but not greater than the highest rate permitted by law, from said occurrence until paid in full (collectively, the “Default Amount”) shall, when such Default Amounts is declared due and payable by Payee, become immediately due and payable without presentment, protest, demand, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding; and

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ii.	Payee may exercise any of the other remedies provided under applicable laws.

7.	Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity. No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Payee in exercising any rights granted it hereunder or under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

8.	Costs and Expenses. Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default, an action is institute to collect this Note, or the exercise of Payee’s remedies with respect thereto, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with respect thereto, and Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.	Other Remedies. The remedies granted to Payee herein upon an Event of Default are not restrictive of any and all other rights and remedies of Payee provided for by this Note, the Agreement, or any of the relevant documents and applicable law, either by suit in equity or by action at law, or both.

10.	Offset. The parties acknowledge that this Note is subject to further offset and adjustment as provided under the Agreement.

11.	Miscellaneous.

a.	Waivers. No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.	Invalid Terms. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.	Successors. This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

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d.	Controlling Law. This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Florida. The Payee expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in United States District Court for the Southern District of Florida, West Palm Beach, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, West Palm Beach, Florida in any such suit, action or proceeding. The Payee further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, West Palm Beach, Florida and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

e.	Amendments. This Note and the Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and the terms set forth in this Note and the Agreement supersede all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may be amended only by an instrument in writing and executed by Maker and Payee.

f.	This Note may be executed in any number of counterparts, each of which will be deemed to be original and all of which together will constitute a single agreement.

g.	Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will make and deliver in lieu of such Note a new Note of like tenor.

12.	Notices. All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the addresses as set forth in the Agreement, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

13.	Headings. All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

Bright Mountain Media, Inc.

By:
W. Kip Speyer, Chief Executive Officer

Acknowledged and agreed to:

Payee

10

EXHIBIT D

FORM OF PROMISSORY NOTE

Boca Raton, FL

_____________, 2019	$185,625

FOR VALUE RECEIVED, the undersigned, Bright Mountain Media, Inc., a Florida corporation (the “Maker”), having a business address at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487 hereby promises to pay to the order of Eli Desatnik, an individual (the “Payee” or the “Holder”) having a business address at Yitskhak Rabin St 20 A , holon, 5845120, israel in lawful money of the United States of America the principal amount of One Hundred and Eighty Five Thousand, Six Hundred and Twenty Five dollars ($185,625). This Promissory Note (the “Note”) is one of a series of notes issued pursuant to the terms and conditions of that certain Share Exchange Agreement and Plan of Merger dated 31, 2019 by and among the Maker, Merger Sub, Slutzky & Winshman, Ltd. (“S&W”), and the shareholders of S&W (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

1. Interest. Subject to the provisions of Section 6 hereof, this Note shall be interest free.

2. Principal; Payment. Subject to the provisions of Section 4 hereof, the principal amount of this Note shall be payable by Maker in lawful tender of the United States as follows:

a. $92,813 shall be paid on or before __________, 2020 (the “Milestone Date”); and

b. the remaining $92,812 shall be paid on or before __________, 2021.

All payments of principal shall be made in U.S. Dollars to the Payee at the address set forth in the Agreement.

3. Prepayment. From and after the date hereof, Maker shall have the option to prepay, in whole or in part, the principal balance of this Note. There is no prepayment penalty.

4. Forgiveness of Note. In the event: S&W fails to achieve the following milestones on or before the Milestone Date: (i) develop a minimum of two Smart TV applications, and (ii) API integration with a minimum of ten platforms, then all outstanding principal amounts due by Maker under this Note shall be cancelled and forgiven without any further action by either party.

For purposes of this Note, the term “Good Reason” shall mean (i) a reduction of 10% or more in the compensation or benefits of the Payee, not otherwise agreed to in writing by Payee; (ii) a reduction or diminution of the Payee’s title or position or reduction of Payee duties or responsibilities, or the removal of the Payee from such duties, title, position and responsibilities; (iii) a relocation of the Payee’s principle place of employment, without the Payee’s consent, by more than 50 kilometers; (iv) a material breach by S&W of the Engagement Agreement, which is not cured (if curable) within 10 days after receipt of written notice thereof from the Payee; (v) a delay in any payment due by S&W under the Engagement Agreement, which is not cured (if curable) within ten (10) days after receipt of written notice thereof from the Payee; or (vi) other circumstances which under Israeli law would entitle the Payee to resign and deem such resignation as termination by S&W for the purpose of severance pay.

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5. Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a.	Failure to Pay. Maker fails to pay, when due, any of the obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Payee;

b.	Denominated Events. The occurrence of any event expressly denominated as an Event of Default in this Note;

c.	Failure to Perform. Maker fails to perform or observe any material covenant, term or condition of this Note, the Agreement or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such failure; or the Note and/or Agreement shall cease to be, or shall be asserted by Maker not to be a, legal, valid and binding obligation of Maker, enforceable in accordance with its terms;

d.	Breach of Representation. Any representation, warranty or certificate made or furnished by or on behalf of Maker in writing pursuant to this Note or the Agreement, including, but not limited to, the representations or warranties made by Maker in Section 5 of the Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and such breach continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such breach;

e.	Petition By or Against Maker. (a) There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including, without limitation, a petition or reorganization, arrangement or extension of debts) or under any other similar or insolvency laws providing for the relief of debtors; (b) Maker is unable, or admits in writing its inability, to pay its debts generally as they mature; (c) Maker makes a general assignment for the benefit of its creditors; or (g) takes any action for the purpose of effecting any of the foregoing; or

f.	Appointment of Receiver. A receiver, trustee, conservator or liquidator is appointed for Maker, or for all or a substantial part of its assets, or Maker shall be adjudicated bankrupt or in need of any relief provided to debtors by any court.

6.	Remedies.

a.	Acceleration. Upon the occurrence of an Event of Default and for so long as such default is continuing:

i.	The total amount of (a) this Note and all other sums owing to Payee which are (i) then due and unpaid or (ii) thereafter to become due and payable; and (b) interest on the foregoing sums, at the rate of one and one-half percent (1 ½%) per month, but not greater than the highest rate permitted by law, from said occurrence until paid in full (collectively, the “Default Amount”) shall, when such Default Amounts is declared due and payable by Payee, become immediately due and payable without presentment, protest, demand, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding; and

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ii.	Payee may exercise any of the other remedies provided under applicable laws.

7.	Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity. No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Payee in exercising any rights granted it hereunder or under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

8.	Costs and Expenses. Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default, an action is institute to collect this Note, or the exercise of Payee’s remedies with respect thereto, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with respect thereto, and Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.	Other Remedies. The remedies granted to Payee herein upon an Event of Default are not restrictive of any and all other rights and remedies of Payee provided for by this Note, the Agreement, or any of the relevant documents and applicable law, either by suit in equity or by action at law, or both.

10.	Offset. The parties acknowledge that this Note is subject to further offset and adjustment as provided under the Agreement.

11.	Miscellaneous.

a.	Waivers. No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.	Invalid Terms. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.	Successors. This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

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d.	Controlling Law. This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Florida. The Payee expressly and irrevocably: (1) agree that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in United States District Court for the Southern District of Florida, West Palm Beach, Florida; (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida, West Palm Beach, Florida in any such suit, action or proceeding. The Payee further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida, West Palm Beach, Florida and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

e.	Amendments. This Note and the Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and the terms set forth in this Note and the Agreement supersede all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may be amended only by an instrument in writing and executed by Maker and Payee.

f.	This Note may be executed in any number of counterparts, each of which will be deemed to be original and all of which together will constitute a single agreement.

g.	Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will make and deliver in lieu of such Note a new Note of like tenor.

12.	Notices. All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the addresses as set forth in the Agreement, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

13.	Headings. All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

Bright Mountain Media, Inc.

By:
W. Kip Speyer, Chief Executive Officer

Acknowledged and agreed to:

Payee

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EXHIBIT E

FORM OF affiliate LOCK UP LEAK OUT AGREEMENT

THIS LOCK UP LEAK OUT AGREEMENT (the “Agreement”) is entered into as of this ____ day of __________ 2019 (the “Effective Date”) by and between _____________, an individual with his principal address at _____________ (the “Shareholder”) and Bright Mountain Media, Inc., a Florida corporation with its principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 (“Bright Mountain”).

WHEREAS, pursuant to the terms of the Share Exchange Agreement and Plan of Merger (the “Share Exchange Agreement”) dated __________, 2019, by and among Bright Mountain, Bright Mountain Israeli Acquisition Ltd., Slutzky & Winshman, Ltd., an Israeli company (“S&W”), and the shareholders of S&W (collectively, the “S&W Shareholders”), the S&W Shareholders received an aggregate of Thirteen Million (13,000,000) shares (the “SEA Shares”) of the common stock (the “Common Stock”) of Bright Mountain.

WHEREAS, as a condition of the issuance of the SEA Shares, certain affiliates of Bright Mountain agreed to enter into an agreement restricting the transfer or resale of an aggregate of _____________________ (________) shares of Common Stock held by such affiliates as of the Effective Date (the “Shares”), such shares constituting together with the SEA Shares, Twenty Five Percent (25%) of the issued and outstanding shares of Common Stock of Bright Mountain as of the Effective Date.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCK UP OF SHARES; PERMITTED LEAK OUTS.

(a) The Shareholder acknowledges that as of the date of the Closing (as defined in Share Exchange Agreement), (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are considered “restricted securities,” and (ii) such Shares may only be sold, transferred, hypothecated or otherwise disposed of by the Shareholder in accordance with the holding periods and other provisions of Rule 144 promulgated under the Securities Act.

(b) The Shareholder hereby agrees that during the period commencing on the Effective Date and ending twenty four (24) months from the Effective Date (the “Lock Up Period”) the Shareholder will not without the prior written consent of Bright Mountain, which such consent may not be unreasonably withheld, delayed or conditioned, (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise ((i) and (ii) being hereinafter collectively referred to as the “Lock Up”), in each case other than (A) transfers to immediate family members of the undersigned, trusts for the benefit of the undersigned or immediate family members of the undersigned, and (B) transfers by will or intestacy upon the death of the undersigned.

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(c) During the Lock Up Period the Shareholder authorizes Bright Mountain to cause any transfer agent for the Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Shares subject to the Lock Up.

(d) Following the expiration of the Lock Up Period any resales of Shares by the Shareholder in NYSE American, or such other market or stock exchange which is the primary trading market for the Common Stock (the “Primary Market”) shall be subject to compliance with Bright Mountain’s insider trading policies as may be in effect from time to time. At any time following the Effective Date, if the Shareholder reasonably determines that any resales of the Shares by the Shareholder shall cause, in and of themselves (i.e. disregarding any sales made by other shareholders of Bright Mountain), the trading price of Bright Mountain’s Common Stock in the Primary Market to decline in value, the Shareholder shall reduce the number of Shares he resells in the Primary Market at such time, it being the intent of the parties hereto that the market price of the Common Stock shall not be adversely impacted solely by resales of the Shares by the Shareholder.

(e) The number of Shares which may be resold pursuant to Section 1(d) hereof are subject to proportional adjustment in the event of stock splits, combinations, stock dividends and similar corporate events.

(f) In the event of a “Change of Control” (as defined below) of Bright Mountain Media, Inc., this Agreement shall terminate. For purposes hereof, a “Change of Control” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Bright Mountain is in fact required to comply with that regulation, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Bright Mountain or a corporation owned, directly or indirectly, by the shareholders of Bright Mountain in substantially the same proportions as their ownership of stock of Bright Mountain, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bright Mountain representing more than 50% of the combined voting power of Bright Mountain’s then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Bright Mountain to effect a transaction described in clauses (A) or (D) of this Section) whose election by the Board of Directors or nomination for election by Bright Mountain’s shareholder’s was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority; (C) Bright Mountain enters into an agreement, the consummation of which would result in the occurrence of a change in control of Bright Mountain; or (D) the shareholders of Bright Mountain approve a merger or consolidation of Bright Mountain with any other corporation, other than a merger or consolidation which would result in the voting securities of Bright Mountain outstanding immediately prior to its continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) of more than 50% of the combined voting power of the voting securities of Bright Mountain or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Bright Mountain approve a plan of complete liquidation of Bright Mountain or an agreement for the sale or disposition by Bright Mountain of all or substantially all Bright Mountain’s assets.

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2. LEGENDS.

(a) The Shareholder hereby agrees that each outstanding certificate representing the Shares shall during the Lock Up Period, in addition to any other legends as may be required in compliance with Federal securities laws, bear legends reading substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP AGREEMENT DATED ________________, 2019 BY AND BETWEEN BRIGHT MOUNTAIN MEDIA, INC. AND THE SHAREHOLDER LISTED ON THE FACE HEREOF. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF BRIGHT MOUNTAIN MEDIA, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.”

(b) A copy of this Agreement shall be filed with Bright Mountain’s transfer agent of record.

3. SPECIFIC PERFORMANCE. The Shareholder acknowledges that there would be no adequate remedy at law if the Shareholder fails to perform any of his obligations hereunder, and, accordingly, agrees that Bright Mountain, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Shareholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 3 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

4. NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the respective party as its address set forth earlier in this Agreement.

5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any suit, action or proceeding with respect to this Agreement shall be brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of such court for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in U.S. District Court for the Southern District of Florida, West Palm Beach, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in the U.S. District Court for the Southern District of Florida, West Palm Beach, Florida, has been brought in an inconvenient form.

6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of Bright Mountain and the Shareholder. No delay or failure on the part of Bright Mountain in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

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9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10. CONSTRUCTION. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

11. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRIGHT MOUNTAIN MEDIA, INC.

By:
Alan B. Bergman, Chief Financial Officer

W. Kip Speyer

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EXHIBIT F

REGULATION S REPRESENTATION LETTER

TO:	Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, FL 33487

The Undersigned employee or consultant of Slutzky & Winshman, Ltd., an Israel company (S&W) agrees to accept 3,000 shares of restricted common stock (the “Shares”) of Bright Mountain Media, Inc. (the “Company”), issuable pursuant to, and following the closing of that certain Share Exchange Agreement and Plan of Merger by and among the Company, Bright Mountain Israel Acquisition Ltd., S&W, and the shareholders of S&W dated July 31, 2019 (the “Merger Agreement”).

THE SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS HEREINAFTER DEFINED) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE. HEDGING TRANSACTIONS IN THESE SECURITIES MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

1. Who May Invest.

The Shares may only be acquired under this Regulation S Representation Letter (the “Representation Letter Agreement”) by non “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Securities Act (“Qualified Investors”). The Shares are offered under the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S, promulgated thereunder.

2. Subscription. The Company shall issue the Shares to the undersigned pursuant to the Merger Agreement.

3. Conditions to Offer.

The issuance of the Shares is made subject to the following conditions:

A. the Company shall close the Merger Agreement;

B. that the Undersigned agrees to comply with the terms of this Representation Letter Agreement and to execute and deliver any and all further documents necessary to complete the transaction; and

C. acceptance of this Representation Letter Agreement shall be deemed effective by the countersigning of this Representation Letter Agreement by the Company.

4. Undersigned's Representations and Warranties.

The Undersigned makes the following agreements, representations, declarations, acknowledgments and warranties to the Company with the intent that they be relied upon in determining the Undersigned’s suitability as a purchaser of the Shares:

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A. The Undersigned is an (i) individual resident of Israel and Qualified Investor and (ii) employee or consultant of S&W. Neither the Undersigned nor any person or entity for whom the Undersigned is acting as fiduciary is a U.S. Person. A U.S. Person means any one of the following:

1) any natural person resident in the United States of America;

2) any partnership or corporation organized or incorporated under the laws of the United States;

3) any estate of which any executor or administrator is a U.S. Person;

4) any trust of which any trustee is a U.S. Person;

5) any agency or branch of a foreign entity located in the United States;

6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

8) any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction; and (2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

B. At the time the agreement to acquire the Shares was originated, the Undersigned was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement. No offer to acquire the Shares was made in the United States.

C. The Undersigned is acquiring the Shares for its own account or for the account of beneficiaries for whom the Undersigned has full investment discretion with respect to the Shares and from whom the Undersigned has full authority to bind so that each such beneficiary is bound hereby as if such beneficiary were a direct investor hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. The Undersigned is not acquiring the Shares on behalf of any U.S. Person and the sale has not been prearranged with a purchaser in the United States.

D. All subsequent offers and sales of the Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Shares under the Securities Act, or (c) pursuant to an exemption from such registration.

E. The Undersigned represents that it has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Representation Letter Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Undersigned’s subscription and consideration for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Undersigned’s jurisdiction.

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F. The Undersigned has been provided access via the public website of the U.S. Securities and Exchange Commission (the “Commission”) at www.sec.gov/EDGAR to copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other filings with the Commission, and represents and warrants that he or she has read and reviewed these reports and filings with the Commission. The Undersigned is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Shares and this Representation Letter Agreement. The Undersigned, either alone or together with his advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto. The Undersigned understands that its acquisition of the Shares is a speculative investment. The Undersigned represents that he or she is able to bear the risk of such investment for an indefinite period and can afford a complete loss thereof.

G. The Undersigned understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective, or (ii) in the opinion of counsel for the Company, such securities may be sold without registration under the Securities Act as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Indemnification.

The Undersigned understands that the Shares acquired as a result of the subscription right provided in Section 2 are being offered without registration under the Securities Act and applicable securities laws and in reliance upon the exemption for transactions by the Company not involving any public offering; that the availability of such exemption is, in part, dependent upon the truthfulness and accuracy of the representations made by the Undersigned herein; that the Company will rely on such representations in accepting any subscriptions for the Shares and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the Undersigned's subscription. The undersigned agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part.

6. Revocation.

The Undersigned agrees that the Undersigned shall not cancel, terminate or revoke this Representation Letter Agreement and that this Representation Letter Agreement shall survive the death or disability of the Undersigned.

7. Notices.

All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the Undersigned at the Undersigned's address as set forth on the signature page to this Representation Letter Agreement and to the Company at the Company’s address as set forth above.

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8. Entire Agreement.

This Representation Letter Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended only by a writing executed by all parties. The provisions of this Representation Letter Agreement shall survive the execution thereof.

9. No Employment Contract.

Nothing in this Agreement shall be construed to create a contract of employment, either expressed or implied-in-fact, for any fixed term or requiring cause for termination.

10. Certification.

The Undersigned certifies that he or she has read this entire Representation Letter Agreement and that every statement on the Undersigned's part made and set forth herein is true and complete.

The Undersigned, by signing below, further represents and warrants that he or she has reviewed this Representation Letter Agreement, and acknowledges agreement to, and acceptance of, all of the terms, conditions and representations and warranties contained in the Representation Letter Agreement.

Dated: __________________
Signature of Employee/Consultant

Print Name of Employee/Consultant

Address

__________________________________
_______________________________

AGREED AND ACCEPTED:
BRIGHT MOUNTAIN MEDIA, INC.

By:
Name:
Its:
Dated:

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